FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-261279-03

BANK 2023-BNK45

Free Writing Prospectus

Structural and Collateral Term Sheet

$705,212,280

(Approximate Total Mortgage Pool Balance)

$599,606,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2023-BNK45

February 6, 2023

BofA SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-261279) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$12,454,000		30.000%	(7)	2.72	1 – 59	19.4%	35.7%
Class A-2	AAAsf/Aaa(sf)/AAA(sf)	$128,509,000		30.000%	(7)	4.93	59 – 60	19.4%	35.7%
Class A-SB	AAAsf/Aaa(sf)/AAA(sf)	$15,769,000		30.000%	(7)	7.14	60 – 110	19.4%	35.7%
Class A-3	AAAsf/Aaa(sf)/AAA(sf)	$3,008,000		30.000%	(7)	6.89	83 – 83	19.4%	35.7%
Class A-4(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)		30.000%	(7)(8)	(9)	(9)	19.4%	35.7%
Class A-5(8)	AAAsf/Aaa(sf)/AAA(sf)	(8)(9)		30.000%	(7)(8)	(9)	(9)	19.4%	35.7%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$468,966,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/AAA(sf)	$130,640,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/Aa2(sf)/AAA(sf)	$71,182,000	(8)	19.375%	(7)(8)	9.89	119 – 119	16.9%	41.2%
Class B(8)	AA-sf/NR/AA-(sf)	$34,335,000	(8)	14.250%	(7)(8)	9.95	119 – 120	15.9%	43.8%
Class C(8)	A-sf/NR/A-(sf)	$25,123,000	(8)	10.500%	(7)(8)	9.98	120 – 120	15.2%	45.7%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$22,611,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/NR/BB+(sf)	$14,237,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/NR/B(sf)	$10,049,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$23,448,666	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/NR/BBB(sf)	$15,074,000		8.250%	(7)	9.98	120 – 120	14.8%	46.8%
Class E	BBB-sf/NR/BBB(sf)	$7,537,000		7.125%	(7)	9.98	120 – 120	14.6%	47.4%
Class F	BB-sf/NR/BB+(sf)	$14,237,000		5.000%	(7)	9.98	120 – 120	14.3%	48.5%
Class G	B-sf/NR/B(sf)	$10,049,000		3.500%	(7)	9.98	120 – 120	14.1%	49.3%
Class H	NR/NR/NR	$23,448,666		0.000%	(7)	9.98	120 – 120	13.6%	51.1%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/Moody’s/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
RR Interest	NR/NR/NR	$35,260,614.01	N/A	(13)	8.67	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Non-Retained Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the aggregate initial certificate or principal balance of all the principal balance certificates, and the denominator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “RR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the sum of the aggregate initial certificate or principal balance of all the principal balance certificates (other than the RR Interest).
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate or principal balance of the subject class of principal balance certificates (or, with respect to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, the trust component with the same alphanumeric designation) and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class and (y) the outstanding certificate balance of the RR Interest, multiplied by the applicable RR Interest Computation Percentage, and the denominator of which is the aggregate initial certificate or principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class D, Class E, Class F, Class G and Class H certificates, together with the RR Interest and the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-4, Class A-5, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-4” or “A-5” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-4 and Class A-5 trust components is expected to be approximately $309,226,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-5 trust component. In the event that the Class A-5 trust component is issued with an initial certificate balance of $309,226,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Components	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 – $150,000,000	NAP – 9.61	NAP / 110 – 118
Class A-5	$159,226,000 – $309,226,000	9.73 – 9.85	110 – 119 / 118 – 119
(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of each class of the Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1, and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

Issue Characteristics

Offered Certificates:	$599,606,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 19 principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	LNR Partners, LLC
Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	LD III Sub XI, LLC or an affiliate thereof
Risk Retention Consultation Party:	Bank of America, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Bank of America, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2023 (or, in the case of any mortgage loan that has its first due date after February 2023, the date that would have been its due date in February 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of February 6, 2023
Expected Closing Date:	February 23, 2023
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in March 2023.
Rated Final Distribution Date:	The distribution date in February 2056
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2023-BNK45<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates (other than the Class V and Class R Certificates), referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on the Class A-1 certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 trust component, the Class A-5 trust component and the Class A-SB certificates, in that order, in each case until the certificate or principal balance of such class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1, Class A-2, Class A-SB and Class A-3 certificates, the Class A-4 and Class A-5 trust components and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview
Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (9) to the first table above under “Structural Overview”	Class A-4 certificate pass-through rate minus 1.00%
Class A-4-X1	Equal to Class A-4 trust component principal balance	0.50%
Class A-4-X2	Equal to Class A-4 trust component principal balance	0.50%
Class A-5	See footnote (9) to the first table above under “Structural Overview”	Class A-5 certificate pass-through rate minus 1.00%
Class A-5-X1	Equal to Class A-5 trust component principal balance	0.50%
Class A-5-X2	Equal to Class A-5 trust component principal balance	0.50%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

Class A-S	$71,182,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$34,335,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$25,123,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursement of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 trust component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
The maximum certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed in footnote (9) to the first table above

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-4, Class A-5, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25000% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of Non-Retained Certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-SB,  Class A-3, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-4-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-4-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2023-BNK45	Structural Overview

fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-5-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1,  Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-5-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,   Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB,  Class A-3, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and (2) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.  All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass‑through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass‑through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Conair Glendale, 100 & 150 South Wacker Drive and Orlando Office Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). As of the Closing Date, the CX – 250 Water Street mortgage loan and the Brandywine Strategic Office Portfolio mortgage loan will be servicing shift mortgage loans.

Non-Serviced Whole Loans:

Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Concord Mills, Millennium Boston Retail, Norfolk Premium Outlets, The Boulders Resort and Green Acres. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.”  Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement.  Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates and the Class A-4 and Class A-5 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2023-BNK45 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party or the holder of the majority of the RR Interest, the risk retention consultation party will be entitled to consult with the special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.
Appointment and Replacement of the Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the special servicer with respect to such whole

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

BANK 2023-BNK45	Structural Overview

loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK 2023-BNK45 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to the special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of the Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

BANK 2023-BNK45	Structural Overview
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

BANK 2023-BNK45	Structural Overview
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

BANK 2023-BNK45	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	12	15	$264,072,834	37.4%
Wells Fargo Bank, National Association	8	10	$261,256,307	37.0%
Bank of America, National Association/Wells Fargo Bank, National Association(2)	2	8	$105,000,000	14.9%
Bank of America, National Association	2	2	$74,883,139	10.6%
Total:	24	35	$705,212,280	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$705,212,280
Number of Mortgage Loans:	24
Average Cut-off Date Balance per Mortgage Loan:	$29,383,845
Number of Mortgaged Properties:	35
Average Cut-off Date Balance per Mortgaged Property:	$20,148,922
Weighted Average Mortgage Rate:	6.3008%
% of Pool Secured by 5 Largest Mortgage Loans:	43.2%
% of Pool Secured by 10 Largest Mortgage Loans:	75.2%
% of Pool Secured by ARD Loans(3):	7.8%
Weighted Average Original Term to Maturity (months)(3):	108
Weighted Average Remaining Term to Maturity (months)(3):	107
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	19.8%
% of Pool Secured by Refinance Loans:	70.2%
% of Pool Secured by Recapitalization Loans:	17.7%
% of Pool Secured by Acquisition Loans:	12.1%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	64.5%
% of Pool with Subordinate Debt:	0.0%
% of Pool with Mezzanine Mortgage Debt:	0.0%

Credit Statistics(4)
Weighted Average UW NOI DSCR:	2.02x
Weighted Average UW NOI Debt Yield:	13.6%
Weighted Average UW NCF DSCR:	1.88x
Weighted Average UW NCF Debt Yield:	12.6%
Weighted Average Cut-off Date LTV Ratio(5):	51.1%
Weighted Average Maturity Date LTV Ratio(3)(5):	48.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

BANK 2023-BNK45	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	360
Weighted Average Remaining Amortization Term (months)(6):	358
% of Pool Interest Only through Maturity:	55.2%
% of Pool Amortizing Balloon:	26.9%
% of Pool Interest Only, Amortizing Balloon:	10.0%
% of Pool Interest Only - ARD:	7.8%

Lockboxes
% of Pool with Hard Lockboxes:	94.9%
% of Pool with Soft Lockboxes:	3.1%
% of Pool with Springing Lockboxes:	1.2%
% of Pool with No Lockboxes:	0.8%

Reserves
% of Pool Requiring Tax Reserves:	66.3%
% of Pool Requiring Insurance Reserves:	9.7%
% of Pool Requiring Replacement Reserves:	59.8%
% of Pool Requiring TI/LC Reserves(7):	63.9%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	72.3%
% of Pool with lockout period, followed by greater of a prepayment premium and yield maintenance until open period:	19.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2023.
(2)	The CX - 250 Water Street mortgage loan (7.8%) is part of a whole loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-4, with an outstanding principal balance as of the cut-off date of $34,375,000.00. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-12, with an outstanding principal balance as of the cut-off date of $20,625,000. The Brandywine Strategic Office Portfolio mortgage loan (7.1%) is part of a whole loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-3, with an outstanding principal balance as of the cut-off date of $25,000,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-6, with an outstanding principal balance as of the cut-off date of $25,000,000.
(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(7)	Excludes multifamily, self storage and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

BANK 2023-BNK45	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB	Conair Glendale	Glendale	AZ	Industrial	$70,000,000	9.9%	1,416,000	$71	1.55x	10.8%	51.0%	51.0%
2	WFB	100 & 150 South Wacker Drive	Chicago	IL	Office	$65,000,000	9.2%	1,174,534	$85	2.60x	18.0%	37.3%	37.3%
3	WFB	Orlando Office Portfolio	Orlando	FL	Office	$65,000,000	9.2%	1,029,761	$131	1.42x	10.4%	56.7%	56.7%
4	BANA/WFB	CX - 250 Water Street	Cambridge	MA	Mixed Use	$55,000,000	7.8%	479,004	$1,110	1.66x	9.3%	48.8%	48.8%
5	BANA/WFB	Brandywine Strategic Office Portfolio	Various	Various	Office	$50,000,000	7.1%	1,443,002	$170	2.80x	18.0%	39.7%	39.7%
6	MSMCH	Tice's Corner	Woodcliff Lake	NJ	Retail	$50,000,000	7.1%	119,197	$419	1.55x	10.7%	58.8%	58.8%
7	MSMCH	Anchorage Hiltons Portfolio	Anchorage	AK	Hospitality	$49,932,456	7.1%	348	$143,484	1.96x	16.8%	56.7%	49.3%
8	BANA	Concord Mills	Concord	NC	Retail	$49,883,139	7.1%	1,318,651	$178	2.02x	16.1%	39.7%	34.3%
9	MSMCH	The Shoppes at East Chase	Montgomery	AL	Retail	$45,675,000	6.5%	388,517	$118	1.51x	12.8%	69.0%	64.2%
10	MSMCH	Millennium Boston Retail	Boston	MA	Retail	$29,903,876	4.2%	272,652	$329	1.47x	11.7%	44.4%	38.3%
		Total/Wtd. Avg.				$530,394,471	75.2%			1.87x	13.4%	50.1%	48.2%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

BANK 2023-BNK45	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	WFB	Conair Glendale	$70,000,000	$30,000,000	$100,000,000	BANK 2023-BNK45	Wells Fargo	LNR	BANK 2023-BNK45	1.55x	10.8%	51.0%
2	WFB	100 & 150 South Wacker Drive	$65,000,000	$35,000,000	$100,000,000	BANK 2023-BNK45	Wells Fargo	LNR	BANK 2023-BNK45	2.60x	18.0%	37.3%
3	WFB	Orlando Office Portfolio	$65,000,000	$70,000,000	$135,000,000	BANK 2023-BNK45	Wells Fargo	LNR	BANK 2023-BNK45	1.42x	10.4%	56.7%
4	BANA/WFB	CX - 250 Water Street	$55,000,000	$476,500,000	$531,500,000	BANK 2023-BNK45(2)	Wells Fargo(2)	LNR(2)	(2)	1.66x	9.3%	48.8%
5	BANA/WFB	Brandywine Strategic Office Portfolio	$50,000,000	$195,000,000	$245,000,000	BANK 2023-BNK45(3)	Wells Fargo(3)	LNR(3)	(3)	2.80x	18.0%	39.7%
8	BANA	Concord Mills	$49,883,139	$184,567,615	$234,450,754	BANK 2022-BNK44	Wells Fargo	LNR	BANK 2022-BNK44	2.02x	16.1%	39.7%
10	MSMCH	Millennium Boston Retail	$29,903,876	$59,807,752	$89,711,627	BANK 2022-BNK44	Wells Fargo	LNR	BANK 2022-BNK44	1.47x	11.7%	44.4%
11	BANA	Norfolk Premium Outlets	$25,000,000	$50,000,000	$75,000,000	BANK 2022-BNK41	Wells Fargo	Rialto	BANK 2022-BNK41	2.02x	13.2%	58.1%
12	WFB	The Boulders Resort	$24,827,588	$74,482,765	$99,310,353	BANK 2022-BNK43	Wells Fargo	Greystone	BANK 2022-BNK43	2.31x	18.0%	42.7%
14	MSMCH	Green Acres	$20,000,000	$350,000,000	$370,000,000	(4)	(4)	(4)	(4)	2.10x	13.0%	54.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The CX - 250 Water Street controlling companion loan is currently held by BANA. The CX - 250 Water Street whole loan will be serviced pursuant to the BANK 2023-BNK45 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(3)	The Brandywine Strategic Office Portfolio controlling companion loan is currently held by Barclays Capital Real Estate Inc. The Brandywine Strategic Office Portfolio whole loan will be serviced pursuant to the BANK 2023-BNK45 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(4)	The Green Acres controlling companion loan is currently held by Goldman Sachs Bank USA. The Green Acres whole loan is expected to be serviced pursuant to the BMO 2023-C4 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

BANK 2023-BNK45	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($128,509,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	WFB	Orlando Office Portfolio	FL	Office	$65,000,000	9.2%	$65,000,000	50.6%	1,029,761	$131	1.42x	10.4%	56.7%	56.7%	59	59
5	BANA/WFB	Brandywine Strategic Office Portfolio	Various	Office	$50,000,000	7.1%	$50,000,000	38.9%	1,443,002	$170	2.80x	18.0%	39.7%	39.7%	60	60
14	MSMCH	Green Acres	NY	Retail	$20,000,000	2.8%	$20,000,000	15.6%	2,081,286	$178	2.10x	13.0%	54.5%	54.5%	59	59
		Total/Wtd. Avg.			$135,000,000	19.1%	$135,000,000	105.1%			2.03x	13.6%	50.1%	50.1%	59	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

BANK 2023-BNK45	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-3 ($3,008,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF	Cut-off Date Balance per SF	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
24	WFB	Walgreens Little Rock	AR	Retail	$3,447,744	0.5%	$3,170,763	105.4%	14,820	$233	1.83x	14.5%	38.1%	35.0%	0	83
		Total/Wtd. Avg.			$3,447,744	0.5%	$3,170,763	105.4%			1.83x	14.5%	38.1%	35.0%	0	83

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

BANK 2023-BNK45	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance per SF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
2	WFB	100 & 150 South Wacker Drive	Chicago	IL	Office	$65,000,000	9.2%	1,174,534	$85	2.60x	18.0%	37.3%	37.3%	WFCM 2013-LC12, WFRBS 2013-C14
6	MSMCH	Tice's Corner	Woodcliff Lake	NJ	Retail	$50,000,000	7.1%	119,197	$419	1.55x	10.7%	58.8%	58.8%	JPMCC 2013-C10
8	BANA	Concord Mills	Concord	NC	Retail	$49,883,139	7.1%	1,318,651	$178	2.02x	16.1%	39.7%	34.3%	WFRBS 2012-C10, WFRBS 2013-C11
10	MSMCH	Millennium Boston Retail	Boston	MA	Retail	$29,903,876	4.2%	272,652	$329	1.47x	11.7%	44.4%	38.3%	MSBAM 2013-C7
12	WFB	The Boulders Resort	Scottsdale	AZ	Hospitality	$24,827,588	3.5%	160	$620,690	2.31x	18.0%	42.7%	36.0%	CSAIL 2017-CX10
13	WFB	Birmingham Marriott	Birmingham	AL	Hospitality	$23,485,758	3.3%	302	$77,767	1.93x	17.7%	47.4%	41.5%	JPMCC 2015-MAR7
20	WFB	Abingdon Storage	Abingdon	MD	Self Storage	$5,500,000	0.8%	57,200	$96	1.75x	11.5%	57.1%	57.1%	GSMS 2014-GC26
23	WFB	Cross Pointe Centre - NC	Fayetteville	NC	Retail	$3,995,217	0.6%	104,155	$38	1.37x	12.9%	56.3%	49.4%	UBSCM 2018-C11
		Total				$252,595,578	35.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

BANK 2023-BNK45	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	12	$254,751,478	36.1%	6.2389%	1.76x	13.1%	54.1%	50.4%
Anchored	5	$95,277,793	13.5%	6.5006%	1.56x	12.5%	58.7%	54.2%
Lifestyle Center	1	$50,000,000	7.1%	6.4200%	1.55x	10.7%	58.8%	58.8%
Super Regional Mall	1	$49,883,139	7.1%	6.5480%	2.02x	16.1%	39.7%	34.3%
Outlet Center	1	$25,000,000	3.5%	4.5000%	2.02x	13.2%	58.1%	49.8%
Regional Mall	1	$20,000,000	2.8%	5.8990%	2.10x	13.0%	54.5%	54.5%
Shadow Anchored	2	$11,142,802	1.6%	6.1267%	2.12x	15.3%	52.6%	50.2%
Single Tenant	1	$3,447,744	0.5%	6.8500%	1.83x	14.5%	38.1%	35.0%
Office	12	$198,145,000	28.1%	6.3326%	2.16x	14.9%	46.8%	46.8%
CBD	7	$165,473,469	23.5%	6.3259%	2.18x	15.0%	45.4%	45.4%
Suburban	5	$32,671,531	4.6%	6.3665%	2.08x	14.1%	53.5%	53.5%
Hospitality	5	$98,245,802	13.9%	6.5342%	2.04x	17.3%	50.9%	44.1%
Full Service	2	$48,313,346	6.9%	6.3111%	2.13x	17.9%	45.0%	38.7%
Extended Stay	1	$18,440,965	2.6%	6.7500%	1.96x	16.8%	56.7%	49.3%
Select Service	1	$17,873,552	2.5%	6.7500%	1.96x	16.8%	56.7%	49.3%
Limited Service	1	$13,617,939	1.9%	6.7500%	1.96x	16.8%	56.7%	49.3%
Industrial	2	$78,970,000	11.2%	6.6706%	1.55x	10.8%	52.4%	52.4%
Warehouse Distribution	1	$70,000,000	9.9%	6.7450%	1.55x	10.8%	51.0%	51.0%
Light Industrial	1	$8,970,000	1.3%	6.0900%	1.58x	10.7%	63.6%	63.6%
Mixed Use	3	$69,600,000	9.9%	5.6757%	1.66x	9.9%	50.4%	50.4%
Lab/Office	1	$55,000,000	7.8%	5.5095%	1.66x	9.3%	48.8%	48.8%
Retail/Office	1	$10,350,000	1.5%	6.2000%	1.83x	13.8%	59.1%	59.1%
Multifamily/Retail	1	$4,250,000	0.6%	6.5500%	1.30x	8.8%	50.0%	50.0%
Self Storage	1	$5,500,000	0.8%	6.4580%	1.75x	11.5%	57.1%	57.1%
Self Storage	1	$5,500,000	0.8%	6.4580%	1.75x	11.5%	57.1%	57.1%
Total/Wtd. Avg.	35	$705,212,280	100.0%	6.3008%	1.88x	13.6%	51.1%	48.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

BANK 2023-BNK45	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Arizona	2	$94,827,588	13.4%	6.4355%	1.75x	12.7%	48.8%	47.1%
Massachusetts	2	$84,903,876	12.0%	5.8126%	1.59x	10.1%	47.3%	45.1%
Florida	4	$83,145,000	11.8%	6.7983%	1.44x	10.5%	58.4%	58.4%
Illinois	2	$75,350,000	10.7%	6.1042%	2.49x	17.4%	40.3%	40.3%
North Carolina	4	$69,494,656	9.9%	6.4762%	1.94x	15.0%	45.8%	41.5%
Alabama	2	$69,160,758	9.8%	6.7705%	1.65x	14.5%	61.7%	56.5%
New Jersey	1	$50,000,000	7.1%	6.4200%	1.55x	10.7%	58.8%	58.8%
Alaska	3	$49,932,456	7.1%	6.7500%	1.96x	16.8%	56.7%	49.3%
Pennsylvania	5	$32,503,673	4.6%	5.8750%	2.80x	18.0%	39.7%	39.7%
Virginia	1	$25,000,000	3.5%	4.5000%	2.02x	13.2%	58.1%	49.8%
New York	2	$24,250,000	3.4%	6.0131%	1.96x	12.3%	53.7%	53.7%
Texas	2	$17,496,327	2.5%	5.8750%	2.80x	18.0%	39.7%	39.7%
South Carolina	1	$8,353,700	1.2%	6.0500%	2.15x	14.1%	61.0%	61.0%
Georgia	1	$7,350,000	1.0%	6.5700%	1.67x	12.0%	51.8%	51.8%
Maryland	1	$5,500,000	0.8%	6.4580%	1.75x	11.5%	57.1%	57.1%
Nevada	1	$4,496,502	0.6%	6.2400%	2.07x	17.1%	40.1%	34.3%
Arkansas	1	$3,447,744	0.5%	6.8500%	1.83x	14.5%	38.1%	35.0%
Total/Wtd. Avg.	35	$705,212,280	100.0%	6.3008%	1.88x	13.6%	51.1%	48.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

BANK 2023-BNK45	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,447,744 - 5,000,000	4	$16,189,463	2.3%
5,000,001 - 15,000,000	5	$47,170,000	6.7%
15,000,001 - 25,000,000	5	$111,458,346	15.8%
25,000,001 - 35,000,000	1	$29,903,876	4.2%
35,000,001 - 55,000,000	6	$300,490,595	42.6%
55,000,001 - 70,000,000	3	$200,000,000	28.4%
Total:	24	$705,212,280	100.0%
Min: $3,447,744	Max: $70,000,000	Avg: $29,383,845

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Arizona	2	$94,827,588	13.4%
Massachusetts	2	$84,903,876	12.0%
Florida	4	$83,145,000	11.8%
Illinois	2	$75,350,000	10.7%
North Carolina	4	$69,494,656	9.9%
Alabama	2	$69,160,758	9.8%
New Jersey	1	$50,000,000	7.1%
Alaska	3	$49,932,456	7.1%
Pennsylvania	5	$32,503,673	4.6%
Virginia	1	$25,000,000	3.5%
New York	2	$24,250,000	3.4%
Texas	2	$17,496,327	2.5%
South Carolina	1	$8,353,700	1.2%
Georgia	1	$7,350,000	1.0%
Maryland	1	$5,500,000	0.8%
Nevada	1	$4,496,502	0.6%
Arkansas	1	$3,447,744	0.5%
Total:	35	$705,212,280	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	12	$254,751,478	36.1%
Anchored	5	$95,277,793	13.5%
Lifestyle Center	1	$50,000,000	7.1%
Super Regional Mall	1	$49,883,139	7.1%
Outlet Center	1	$25,000,000	3.5%
Regional Mall	1	$20,000,000	2.8%
Shadow Anchored	2	$11,142,802	1.6%
Single Tenant	1	$3,447,744	0.5%
Office	12	$198,145,000	28.1%
CBD	7	$165,473,469	23.5%
Suburban	5	$32,671,531	4.6%
Hospitality	5	$98,245,802	13.9%
Full Service	2	$48,313,346	6.9%
Extended Stay	1	$18,440,965	2.6%
Select Service	1	$17,873,552	2.5%
Limited Service	1	$13,617,939	1.9%
Industrial	2	$78,970,000	11.2%
Warehouse Distribution	1	$70,000,000	9.9%
Light Industrial	1	$8,970,000	1.3%
Mixed Use	3	$69,600,000	9.9%
Lab/Office	1	$55,000,000	7.8%
Retail/Office	1	$10,350,000	1.5%
Multifamily/Retail	1	$4,250,000	0.6%
Self Storage	1	$5,500,000	0.8%
Self Storage	1	$5,500,000	0.8%
Total:	35	$705,212,280	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.5000 - 4.9999	1	$25,000,000	3.5%
5.0000 - 5.9999	4	$149,827,588	21.2%
6.0000 - 6.9999	17	$502,903,717	71.3%
7.0000 - 7.1560	2	$27,480,975	3.9%
Total:	24	$705,212,280	100.0%
Min: 4.5000%	Max: 7.1560%	Wtd Avg: 6.3008%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	$135,000,000	19.1%
84	1	$3,447,744	0.5%
120	20	$566,764,536	80.4%
Total:	24	$705,212,280	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 108 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	3	$135,000,000	19.1%
61 - 84	1	$3,447,744	0.5%
85 - 120	20	$566,764,536	80.4%
Total:	24	$705,212,280	100.0%
Min: 59 mos.	Max: 120 mos.	Wtd Avg: 107 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	$444,565,000	63.0%
360	10	$260,647,280	37.0%
Total:	24	$705,212,280	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	14	$444,565,000	63.0%
353 – 360	10	$260,647,280	37.0%
Total:	24	$705,212,280	100.0%
Min: 353 mos.	Max: 360 mos.	Wtd Avg: 358 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	12	$264,072,834	37.4%
WFB	8	$261,256,307	37.0%
BANA/WFB	2	$105,000,000	14.9%
BANA	2	$74,883,139	10.6%
Total:	24	$705,212,280	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	13	$389,565,000	55.2%
Amortizing Balloon	8	$189,972,280	26.9%
Interest Only, Amortizing Balloon	2	$70,675,000	10.0%
Interest Only - ARD	1	$55,000,000	7.8%
Total:	24	$705,212,280	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
37.3 - 40.0	4	$168,330,883	23.9%
40.1 - 50.0	6	$141,963,724	20.1%
50.1 - 60.0	10	$307,127,673	43.6%
60.1 - 65.0	3	$42,115,000	6.0%
65.1 - 69.0	1	$45,675,000	6.5%
Total:	24	$705,212,280	100.0%
Min: 37.3%	Max: 69.0%	Wtd Avg: 51.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
34.3 - 40.0	7	$227,558,849	32.3%
40.1 - 45.0	1	$23,485,758	3.3%
45.1 - 55.0	8	$235,527,673	33.4%
55.1 - 60.0	4	$130,850,000	18.6%
60.1 - 64.6	4	$87,790,000	12.4%
Total:	24	$705,212,280	100.0%
Min: 34.3%	Max: 64.6%	Wtd Avg: 48.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.30 - 1.70	11	$358,289,093	50.8%
1.71 - 2.10	9	$192,095,599	27.2%
2.11 - 2.50	2	$39,827,588	5.6%
2.51 - 2.80	2	$115,000,000	16.3%
Total:	24	$705,212,280	100.0%
Min: 1.30x	Max: 2.80x	Wtd Avg: 1.88x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.8 - 9.0	1	$4,250,000	0.6%
9.1 - 10.0	1	$55,000,000	7.8%
10.1 - 11.0	5	$212,115,000	30.1%
11.1 - 14.0	8	$147,774,093	21.0%
14.1 - 18.0	9	$286,073,187	40.6%
Total:	24	$705,212,280	100.0%
Min: 8.8%	Max: 18.0%	Wtd Avg: 13.6%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

Industrial – Warehouse Distribution	Loan #1	Cut-off Date Balance:	$70,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

Industrial – Warehouse Distribution	Loan #1	Cut-off Date Balance:	$70,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

Conair Glendale
7311 & 7475 North Glen Harbor Boulevard,
10669 & 10691 West Vista Avenue
Glendale, AZ 85307
Sun City
Arrowhead Shores
Peoria
Fairwood
El Mirage
Glendale
MARICOPA COUNTY
Rovey Farm Estates
DOWNTOWN GLENDALE
Downtown Phoenix 10 miles
PHOENIX
Avondale
Westridge Shadows
Goodyear
Tolleson
Glendale Northwest
Arrowhead Towne Center
Abrazo Creekside Medical Center
Gateway Village
Glendale Market Square
Talavi Towne Center
W. Bell Rd
Arrowhead Crossing
Sun City Promenade
Arrowhead Commercial Center
Peoria Sports Complex
W. Greenway Rd
Stonegate Office Park
Thunderbird Office Park
W. Thunderbird Rd
Banner Thunderbird Medical Ctr.
Banner Boswell Med. Ctr.
N. 83rd Ave
N. 75th Ave
N. 67th Ave
N. 59th Ave
W. Cactus Rd
Pueblo El Mirage Golf
Sun City South GC
Aqua Fria Frwy
W. Grand Ave
Peoria Town Center
Glendale Galleria
W. Peoria Ave
Arrowhead Shopping Center
Old Town Peoria
Peoria Station
Glendale Community College
N. Dysart Rd
N. 111th Ave
W. Olive Ave
New River (Dry)
N. 103rd Ave
Coyote Ridge GC
Peoria Industrial Park
Park West
W. Northern Ave
Northern Crossing
Luke Air Force Base
W. Glendale Ave
St. Joseph's Medical Center
Tanger Outlets Phoenix
Westgate Entertainment District
Glendale Municipal Airport
Desert Diamond Arena
State Farm Stadium
W. Bethany Home Rd
Agua Fria Town Center
W. Camelback Rd
Villa de Paz Golf Course
Wigwam Country Club
N. El Mirage Rd
West Star Plaza
W. Indian School Rd
Estrella Mountain Community College
N. 107th Ave
N. 99th Ave
N. 91st Ave
Agua Fria River (Dry)
W. Thomas Rd
Desert Sky Mall
Banner Estrella Medical Ctr.
Palm Valley Golf Club
Gateway Pavilions
W. McDowell Rd
Papago Frwy
Amazon Fulfillment Center
99th Avenue Business Park
W. Van Buren St
60
101
10
202
Surprise
Peoria
Glendale
PHOENIX
WHITE TANK MOUNTAINS
MARICOPA COUNTY
Goodyear
Avondale
Tolleson
Buckeye
Liberty
Laveen
SOUTH MOUNTAINS
El Mirage
Anthem
Wittmann
Morristown

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

Mortgage Loan No. 1 – Conair Glendale

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Glendale, AZ 85307
Original Balance(1):		$70,000,000		General Property Type:	Industrial
Cut-off Date Balance(1):		$70,000,000		Detailed Property Type:	Warehouse Distribution
% of Initial Pool Balance:		9.9%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1995; 2017/NAP
Borrower Sponsor:		Conair Holdings LLC		Size:	1,416,000 SF
Guarantor:		CRE Holding LLC		Cut-off Date Balance PSF(1):	$71
Mortgage Rate:		6.7450%		Maturity Balance PSF(1):	$71
Note Date:		12/21/2022		Property Manager:	Self-managed
First Payment Date:		2/6/2023
Maturity Date:		1/6/2033
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$10,809,262
IO Period:		120 months		UW NOI Debt Yield(1):	10.8%
Seasoning:		1 month		UW NOI Debt Yield at Maturity(1):	10.8%
Prepayment Provisions(2):		L(25),YM1(91),O(4)		UW NCF DSCR(1):	1.55x
Lockbox/Cash Mgmt Status:		Hard/In Place		Most Recent NOI(4):	NAV
Additional Debt Type(1):		Pari Passu		2nd Most Recent NOI(4):	NAV
Additional Debt Balance(1):		$30,000,000		3rd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	100.0% (2/1/2023)
Reserves(3)				2nd Most Recent Occupancy:	100.0% (12/31/2022)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2021)
RE Taxes:	$81,141	$27,047	NAP	Appraised Value (as of):	$195,900,000 (11/15/2022)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$138
Replacement Reserve:	$0	$14,999	$539,964	Cut-off Date LTV Ratio(1):	51.0%
TI/LC Reserve:	$0	Springing	(3)	Maturity Date LTV Ratio(1):	51.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	100.0%	Return of Equity:	$98,590,324	98.6%
			Closing Costs:	$1,328,535	1.3%
			Reserves:	$81,141	0.1%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Conair Glendale Mortgage Loan (defined below) is part of the Conair Glendale Whole Loan (defined below), which is evidenced by two pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Conair Glendale Whole Loan.
(2)	Prepayment of the Conair Glendale Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Conair Glendale Whole Loan to be securitized and (b) February 6, 2026. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in February 2023.
(3)	See “Escrows and Reserves” section below.
(4)	Historical financial information is not available due to the property being owner-occupied since construction and, therefore, did not operate under a lease.

The Mortgage Loan. The largest mortgage loan (the “Conair Glendale Mortgage Loan”) is part of a whole loan (the “Conair Glendale Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and secured by a first priority fee mortgage encumbering an industrial property located in Glendale, Arizona (the “Conair Glendale Property”). The controlling Note A-1, in the original principal amount of $70,000,000, represents the Conair Glendale Mortgage Loan and will be included in the BANK 2023-BNK45 securitization trust. The non-controlling Note A-2, in the original principal amount of $30,000,000, is expected to be contributed to one or more future securitizations (the “Conair Glendale Serviced Pari Passu Companion Loan”). The Conair Glendale Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Conair Glendale Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	BANK 2023-BNK45	Yes
A-2	$30,000,000	$30,000,000	WFB	No
Total	$100,000,000	$100,000,000

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

Industrial – Warehouse Distribution	Loan #1	Cut-off Date Balance:	$70,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

The Borrower and the Borrower Sponsor. The borrower is CRE Holding of Arizona LLC, a Delaware limited liability company with two independent directors. The non-recourse carveout guarantor of the Conair Glendale Whole Loan is CRE Holding LLC, which is a subsidiary of the borrower sponsor, Conair Holdings LLC (“Conair”).

Founded in 1959 by Leandro Rizzuto, Conair is a global leader in premium kitchen appliances, non-electric kitchenware, personal care, grooming, health and beauty products. Based in Stamford, Connecticut, Conair sells its products in more than 120 countries across six continents. In May 2021, Conair was purchased by American Securities LLC (“American Securities”) with members of the Rizzuto family maintaining minority ownership. American Securities is a U.S. private equity firm that invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or $50 million to $250 million of EBITDA. As of December 2022, American Securities and its affiliates had more than $26 billion under management.

The Property. The Conair Glendale Property comprises two, one-story industrial buildings totaling 1,416,000 rentable SF situated on 82.3 acres. The property includes the building located at 7475 North Glen Harbor Drive (the “Central Building”) comprises 604,000 SF and the building located at 7311 North Glen Harbor Drive (the “South Building”) comprises 812,000 SF. Conair, which has been the sole user of the property, constructed the Central Building in 1995 and subsequently constructed the South Building in 2017. The property includes 6 drive-in and 114 dock-high doors with 37’ to 45’ clear heights. There are 812 parking spaces, including a truck trailer parking area with 84 spaces, representing a parking ratio of 0.57 spaces / 1,000 SF.

Sole Tenant.

Conair. (1,416,000 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Founded in 1959, Leandro Rizzuto started Conair (Fitch/Moody’s/S&P: NR/B3/B-) by selling hair rollers and dryers. Today, the company develops, manufactures and markets an array of products across a list of categories including kitchen appliances, hair care, men’s grooming, personal health, beauty and skincare, home solutions and travel. Based in Stamford, Connecticut, Conair sells its products in more than 120 countries across six continents with iconic brands including Cuisinart®, Conair®, Babyliss®, Scunci® and Waring®.

At loan origination, the borrower sponsor commenced an absolute triple net lease with Conair LLC, a subsidiary of Conair, which guarantees the lease. The lease has an initial term of 15 years, expiring November 30, 2037, and contains no termination options. The initial base rent is $7.99 PSF and the lease provides for 2.0% annual escalations.

The following table presents certain information relating to the tenancy at the Conair Glendale Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Term. Option (Y/N)	Renewal Option
Conair	NR/B3/B-	1,416,000	100.0%	$11,543,299	100.0%	$8.15	11/30/2037	N	None
Subtotal/Wtd. Avg.		1,416,000	100.0%	$11,543,299	100.0%	$8.15

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,416,000	100.0%	$11,543,299	100.0%	$8.15

(1)	The Annual UW Rent and Annual UW Rent PSF shown above includes a rent step in December 2023 totaling $226,339.

The following table presents certain information relating to the lease rollover schedule at the Conair Glendale Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Beyond	1	1,416,000	$8.15	100.0%	100.0%	$11,543,299	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,416,000	$8.15	100.0%		$11,543,299	100.0%

(1)	Information is based on the underwritten rent roll.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

Industrial – Warehouse Distribution	Loan #1	Cut-off Date Balance:	$70,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

The Market. The Conair Glendale Property is located in Glendale, Arizona, approximately 20.3 miles northwest of the Phoenix central business district. The property is located approximately 2.0 miles from Arizona State Route 101, which provides primary access to the area as well as to 1-10, and approximately 22.8 miles northwest of the Phoenix Sky Harbor International Airport. The property is less than five miles north of the 1-10 corridor, which contains several significant employers, including the Abrazo Healthcare’s West Campus Hospital, Wal-Mart Supercenter, Cavco modular housing, and an Amazon fulfillment center, along with numerous hotels, restaurants, shopping centers, and automobile dealerships. According to the appraisal, the estimated 2022 population within a one, three and five-mile radius was approximately 2,710, 69,141 and 262,430, respectively and the estimated 2022 average household income within the same radii was approximately $88,120, $88,075 and $84,449, respectively.

According to a third party market research report, the property is situated within the Glendale industrial submarket and the greater Phoenix industrial market. As of January 2023, the submarket reported a total inventory of approximately 31.8 million SF with a 16.7% vacancy rate and an average asking rent of $10.36 PSF. The appraiser identified six comparable buildings with rents ranging from $6.48 to $8.76 PSF triple net and a weighted average of $7.10 PSF. The appraiser concluded a market rent for the Conair Glendale Property of $7.50 PSF triple net.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Conair Glendale Property:

Market Rent Summary
Industrial Space
Market Rent (PSF)	$7.50
Lease Term (Years)	10
Lease Type	NNN
Rent Increase Projection	2% per annum
Tenant Improvements (New/Renewal)	$5 / $2.50
Leasing Commissions (New/Renewal)	6.0% / 2.0%
Free Rent (Months)	3

The table below presents certain information relating to comparable sales pertaining to Conair Glendale Property identified by the appraiser:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Walmart @ Park 303 6600 North Sarival Road	Glendale, AZ	2021 / NAP	1,257,838	100%	Sep-2021	$148
101 Distribution Center 7811 North Glen Harbor Boulevard	Glendale, AZ	1994 / 2000	620,000	100%	Feb-2022	$84
Lakin Park 17315 West Highway 85	Goodyear, AZ	2022 / NAP	730,339	100%	Jul-2022	$150
10 West Commerce Park 2600 South Miller Road	Buckeye, AZ	2022 / NAP	862,622	100%	Jun-2022	$149

Source: Appraisal.

The following table presents certain information relating to comparable industrial leases for the Conair Glendale Property:

Comparable Industrial Leases
Property Name/Location	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (months)	Size (SF)	Annual Base Rent PSF	Lease Type
Conair Glendale Property 7311 & 7475 North Glen Harbor Boulevard, 10669 & 10691 West Vista Avenue Glendale, AZ	1995; 2017 / NAP	1,416,000(1)	Conair(1)	Dec-22(1)	179(1)	1,416,000(1)	$7.99(1)	NNN(1)
Merit PLC Two 1515 South 91st Avenue Phoenix, AZ	2022 / NAP	487,500	National Tenant	Jun-22	84	334,222	$7.44	NNN
Fairway 10 750, 850 & 950 North 119th Avenue Avondale, AZ	2021 / NAP	720,317	National Tenant	Apr-22	84	389,197	$7.20	NNN
G303 6605 North Sarival Road Glendale, AZ	2021 / NAP	1,253,382	Healthcare Arizona	Jun-21	149	1,253,382	$6.48	NNN
Walmart @ Park 303 6600 North Sarival Road Glendale, AZ	2021 / NAP	1,257,838	Walmart	Mar-21	89	1,257,750	$6.48	NNN
I-10 Innovation Center 9400 West Latham Street, Building A Tolleson, AZ	2022 / NAP	402,015	HD Supply	Apr-23(2)	85	402,015	$8.76	NNN
101 @ Van Buren 10210 West Van Buren Street Avondale, AZ	2022 / NAP	408,581	Allen Distribution	Feb-23(2)	61	408,581	$8.64	NNN

Source: Appraisal.

(1) Information obtained from the underwritten rent roll.

(2) Lease is pending.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

Industrial – Warehouse Distribution	Loan #1	Cut-off Date Balance:	$70,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Conair Glendale Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$11,543,299	$8.15
Total Recoveries	$2,980,571	$2.10
Less Vacancy & Credit Loss	($577,165)	($0.41)
Effective Gross Income	$13,946,705	$9.85

Real Estate Taxes	$309,106	$0.22
Insurance	$150,748	$0.11
Management Fee	$418,401	$0.30
Other Operating Expenses	$2,259,188	$1.60
Total Expenses	$3,137,443	$2.22

Net Operating Income	$10,809,262	$7.63
CapEx	$179,983	$0.13
TI/LC	$0	$0.00
Net Cash Flow	$10,629,279	$7.51

Occupancy %	95.0%(3)
NOI DSCR(4)	1.58x
NCF DSCR(4)	1.55x
NOI Debt Yield(4)	10.8%
NCF Debt Yield(4)	10.6%

(1)	Historical financial information and occupancy is not available due to the property being owner-occupied since construction and, therefore, did not operate under a lease.
(2)	The UW Gross Potential Rent includes rent steps through December 2023 totaling $226,339.
(3)	Represents UW economic vacancy of 5.0%. The Conair Glendale Property was 100.0% occupied as of February 1, 2023.
(4)	Debt service coverage ratios and debt yields are based on the Conair Glendale Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront reserve of approximately $81,141 and ongoing monthly deposits for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the property (initially approximately $27,047 per month).

Insurance – The loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, the borrower maintains insurance coverage for the Conair Glendale Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserve deposits equal to $14,999, subject to a cap of $539,964 ($0.38 PSF).

TI/LC Reserve – Upon the occurrence of a Cash Trap Event Period (as defined below), the loan documents require ongoing reserves for tenant improvements and leasing commissions equal to $41,300, subject to a cap of $1,486,800 ($1.05 PSF).

Lockbox and Cash Management. The Conair Glendale Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, to be applied in accordance with the loan documents. If no Cash Trap Event Period exists, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents;
(ii)	the net cash flow debt service coverage ratio is below 1.15x (assuming 30-year amortization), tested quarterly;
(iii)	the occurrence of a Major Tenant Event Period (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

Industrial – Warehouse Distribution	Loan #1	Cut-off Date Balance:	$70,000,000
7311 & 7475 North Glen Harbor Boulevard,	Conair Glendale	Cut-off Date LTV:	51.0%
10669 & 10691 West Vista Avenue		UW NCF DSCR:	1.55x
Glendale, AZ 85307		UW NOI Debt Yield:	10.8%

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the net cash flow debt service coverage ratio being greater than 1.20x for two consecutive quarters;
•	with regard to clause (iii), a Major Tenant Event Period ends.

A “Major Tenant Event Period” will commence upon the occurrence of Conair or any replacement tenant (any such tenant, a “Major Tenant”):

(i)	defaulting under the lease,
(ii)	going dark, vacating, or otherwise failing to occupy at least 50% of their space (other than a temporary cessation of normal business operations in connection with renovation of the space in accordance with the terms of the loan documents and the lease), or giving notice of its intent to commence any of the foregoing,
(iii)	filing for bankruptcy or similar insolvency proceeding,
(iv)	terminating or canceling its lease (or giving notice to do as such), or
(v)	Conair’s long term unsecured debt rating being downgraded below “B-” by Fitch, “B-” by S&P, or “B3” by Moody’s provided, however, with regard to clause (v), if, within 10 days of the occurrence, the borrower makes a deposit (in the form of cash or a letter of credit) in an amount equal to the base rent payable by Conair under the lease for the 12 month period following the date of occurrence, no Major Tenant Event Period will be deemed to have commenced.

A “Major Tenant Event Period” will end upon the occurrence of any of the following:

•	with respect to clauses (i)-(v), the lender has received reasonably satisfactory evidence that the entirety of the applicable Major Tenant space has been leased to one or more acceptable replacement tenants, each pursuant to a reasonably satisfactory replacement lease, and that each tenant is in occupancy, open for business and is paying full, unabated rent pursuant, and that all tenant improvement costs and leasing commissions have been paid, and lender receives a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing;
•	with regard solely to clause (i), the lease default has been cured and no other default under the lease is occurring;
•	if caused solely by clause (ii), the date when the Major Tenant has resumed its normal business operations in at least 70% of its space for a period of two consecutive quarters;
•	if caused solely by clause (iii), the bankruptcy or insolvency proceeding has terminated and the related lease and lease guaranty has been affirmed, assigned or assumed in a manner satisfactory to the lender;
•	if caused solely by clause (iv), the Major Tenant withdrawing, in writing, such termination or cancellation and has resumed or continued normal business operations in at least 70% of its space for two consecutive quarters; or

if caused solely by clause (v), the long-term unsecured debt rating of such Major Tenant or major tenant lease guarantor is raised so that it is no lower than “B-” by Fitch, “B-” by S&P, or “B3” by Moody’s.

Additional Secured Indebtedness (not including trade debts). The Conair Glendale Property also secures the Conair Glendale Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $30,000,000. The Conair Glendale Serviced Pari Passu Companion Loan accrues interest at the same rate as the Conair Glendale Mortgage Loan. The Conair Glendale Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Conair Glendale Serviced Pari Passu Companion Loan. The holders of the Conair Glendale Mortgage Loan and the Conair Glendale Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Conair Glendale Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Refusal/Right of First Offer. None.

Ground Lease. None.

Terrorism Insurance. The Conair Glendale Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Conair Glendale Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

100 SOUTH WACKER

Floor	Spaces (left to right)
21	Focus Development 9,113 SF 7/2027
20	Vacant 24,631 SF; SS&C Technologies 3,686 SF 3/2023
19	SS&C Technologies 25,704 SF 5/2031; Vacant 2,703 SF
18	Golub Capital LLC 26,497 SF 11/2028
17	Golub Capital LLC 26,497 SF 11/2028
16	HIGI HS, LLC 13,359 SF 10/2028; Caremerge Inc (Office) - Sublease to Cohesion IB 6,703 SF 3/2023; Mirata Software LLC 6,989 SF 1/2026
15	Vacant 11,416 SF; Medline Industries Inc 16,404 SF 12/2023
14	Greeley & Hansen 37,784 SF 5/2025
12	Vacant 8,147 SF; Schindler Elevator Corporation (Office) - Sublease to DirecTech 6,318 SF 6/2024; Greeley & Hansen (Storage) 150 SF 5/2025
11	Vacant 21,914 SF; Interface Engineering Inc 2,600 SF MTM; Fisher & LaMonica 3,100 SF 11/2023
10	Vacant 27,828 SF
9	Resolute Systems - Affiliate of Pipal 2,780 SF 9/2024; Vacant 1,752 SF; Cotter Consulting 6,276 SF 4/2027; Focus Development (Storage) 94 SF 7/2027; HSA Commercial 15,148 SF 2/2024
8	Family Office Exchange LLC 14,979 SF 11/2024; Vacant 7,338 SF; Balmoral Advisors LLC 4,368 SF 10/2024
7	Vacant 27,821 SF
6	G2 Crowd Inc 27,821 SF 6/2028
5	G2 Crowd Inc 28,369 SF 6/2028
4	Transmart Inc. 11,207 SF 8/2029; Vacant 7,680 SF; G2 Crowd Inc (Office) - Sublease to Threekit 8,387 SF 6/2028
3	Hudson River Trading LLC 20,200 SF 6/2026; Directions Research (Office) - Sublease to O'Connor Law Firm, Ltd. 3,780 SF 6/2028; Vacant 1,934 SF
2	Mutual of Omaha 4,417 SF 6/2027; Vacant 10,904 SF; Apollo Management Holdings 625 SF 11/2023; MidCap Financial Services 8,055 SF 12/2026; Building Conference Center 3,149 SF
1	Vacant 9,269 SF; Vacant-BOMA 15,825 SF; Bottleneck/South Branch 9,315 SF 8/2029
LL1	LifeStart Health 9,147 SF; Bottleneck/South Branch (Storage) 3,501 SF 8/2029; Vacant 256 SF; MCC/Wacker DF 24,385 SF 7/2032
LL2	SS&C Technologies (Storage) 2,143 SF 5/2031; Greeley & Hansen (Storage) 660 SF 5/2025; Comcast Cable (Telecom) 362 SF; Verizon (MCI) (Telecom) 478 SF; Vacant 18,200 SF

Vacant | Building | MTM | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

150 SOUTH WACKER

Floor							
32	Vacant 18,541 SF						
31	M3 Capital Partners LLC 8,495 SF 4/2026	Armory Group LLC 2,374 SF 9/2023	GoodSmith Gregg & Unruh LLC 6,685 SF 2/2028	Vacant 206 SF			
30	Demidchik Law Firm LLC 4,199 SF 8/2027	Vacant 2,574 SF	Rothschild, Barry & Myers 4,368 SF 8/2023	Bartlett Wealth Management 6,772 SF 6/2025			
29	Scott & Kraus LLC 8,109 SF 6/2028	Rothschild, Barry & Myers (Storage) 190 SF 8/2023	Vacant 2,640 SF	IIGF - Illinois Insurance Guaranty Fund 6,285 SF 8/2036			
28	Challenger Gray 3,000 SF 10/2025	Vacant 15,455 SF					
27	Harmer Associates Inc 7,090 SF 12/2025	Kennedy Wilson Properties 4,292 SF 2/2023	Vacant 6,447 SF				
26	Cirignani Heller & Harman LP 9,662 SF 8/2025	Rothschild, Barry & Myers (Storage) 59 SF 8/2023	Vacant 205 SF	GI Manager LP 7,263 SF 7/2028			
25	Gunty & McCarthy 9,879 SF 3/2026	VELA (Storage) 75 SF 8/2025	Vacant 7,655 SF				
24	Amata, LLC 16,950 SF 5/2030						
23	VELA 6,650 SF 8/2025	Steven Spector LLC 3,813 SF 11/2024	Law Offices of Saulius V Ku (Storage) 122 SF 1/2023	Zaner & Company 3,437 SF 11/2024	Vacant 3,693 SF		
22	Hanley, Flight & Zimmerman 16,760 SF 1/2024	Vacant 190 SF					
21	Vacant 12,279 SF	LaMonica & Sprague 2,871 SF 5/2029	Resolute Systems - Affiliate of Pipal (Storage) 74 SF 5/2029	Office of The Building (Amenity) 3,084 SF			
20	Catholic Church Extension 16,818 SF 11/2028						
19	Klein & Hoffman 16,752 SF 11/2028						
18	Mechanical						
17	Vacant 17,619 SF						
16	Vacant 13,696 SF	Valauskas Corder LLC 3,977 SF 8/2024					
15	Charles Schwab & Co 17,609 SF 12/2027						
14	Charles Schwab & Co 16,288 SF 12/2027						
13	Charles Schwab & Co 16,231 SF 12/2027						
12	Charles Schwab & Co 16,337 SF 12/2027						
11	Charles Schwab & Co 16,531 SF 12/2027						
10	Charles Schwab & Co 16,545 SF 12/2027						
9	Charles Schwab & Co 16,531 SF 12/2027						
8	Golub Capital LLC 16,270 SF 11/2028						
7	Golub Capital LLC 16,259 SF 11/2028	Vacant 271 SF					
6	Golub Capital LLC 16,531 SF 11/2028						
5	Golub Capital LLC 16,531 SF 11/2028						
4	Golub Capital LLC 9,611 SF 11/2028	Rothschild, Barry & Myers (Storage) 317 SF 8/2023					
3	Nuestro Queso 3,835 SF 10/2027	Vacant 2,086 SF	Anderson, Rasor & Partners 11,978 SF 12/2030				
2	Charles Schwab & Co 12,487 SF 12/2027						
1	Charles Schwab & Co 5,711 SF 12/2027	Shivani Food Inc 725 SF 12/2023	Potbelly Sandwich Works 2,510 SF 6/2027	Vacant-BOMA 28,929 SF	Vacant 658 SF		
LL1	Securitas Security Services 15,111 SF 7/2029	Vacant 5,462 SF					
LL2	Potbelly Sandwich Works (Storage) 216 SF 6/2027	Charles Schwab & Co (Storage) [illegible] SF 12/2027	Anderson, Rasor & Partners (Storage) [illegible] SF 12/2027	AT&T Das (Telecom) 362 SF	Verizon (XO) (Telecom) 438 SF	ZAYO (Telecom) 130 SF	Vacant 4,312 SF

Vacant	Building	MTM	2023 – 2024	2025 – 2026	2027 – 2028	2029+

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

W. Hubbard St.
E. Hubbard St.
351 West Hubbard
400 N. LaSalle
Kinzie Chicago
W. Kinzie St.
E. Kinzie St.
River North
Merchandise Mart
House of Blues Hotel
Reid Murdoch Center
The Westin Chicago River North
Marina City
Wolf Point
FRANKLIN STREET BRIDGE
Chicago River
N. Dearborn St.
N. State St.
W. Wacker Dr.
333 Wacker Drive
211 W. Wacker
Builders Building
LaSalle-Wacker Building
77 West Wacker
Leo Burnett Building
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
CTA BLUE LINE
150 North Wacker
155 N. Wacker
James R. Thompson Ctr./Atrium Mall
Chicago Title & Trust Center
Gene Siskel Film Center
Lake/State
W. Randolph St.
Hampton Inn
River Center
Boeing HQ
110 N. Wacker
101 N. Wacker
N. Wacker Dr.
N. Wells St.
Kimpton Hotel Allegro
N. LaSalle St.
Cook County Building
N. Clark St.
Richard J. Daley Ctr.
DALEY PLAZA
108 N. State Street
W. Washington St.
OGILVIE
N. Canal St.
METRA COMMUTER RAIL
Washington/Dearborn
Wash./State
Batcolumn
540 West Madison
Citigroup Center
South Branch Chicago River
Lyric Opera of Chicago
Washington/Wells
Madison Plaza
Burnham Center
One North LaSalle
Three First National Plaza
W. Madison St.
CTA LOOP
181 W. Madison
Chase Tower
Presidential Towers
GE Transportation
Chicago Mercantile Exchange
71 South Wacker Drive
200 West Monroe
Chicago Loop
W. Monroe St.
Monroe/Dearborn
Monroe/State
Kennedy Expwy
Chicago-Kent College of Law
111 South Wacker Drive
Franklin Center
120 South LaSalle
Heritage Green Park
CHICAGO
Fashion Trades Building
LaSalle Bank Building
S. Clark St.
S. Dearborn St.
CTA BLUE LINE
CTA RED LINE
W. Adams St.
S. Des Plaines St.
Union Station
S. Canal St.
UNION STATION
Willis (Sears) Tower
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. LaSalle St.
The Rookery Building
Quincy/Wells
Federal Reserve Bank of Chicago
Bank of America Building
W. Jackson Blvd.
Jackson/Dearborn
Jackson/State
100 & 150 South Wacker Drive
100 & 150 South Wacker Drive
Chicago, IL 60606
West Loop
Chicago Board of Trade
Pritzker Park
311 South Wacker
LaSalle/Van Buren
W. Van Buren St.
CTA LOOP
Tyson Foods Corp. Office
Cisco Meraki
Chicago Stock Exchange
Harold Washington Library Ctr.
Eisenhower Expwy
290
CTA BLUE LINE
Clinton
LaSalle
D'Angelo Park
LA SALLE ST. METRA
Greyhound Terminal
Holiday Inn & Suites
W. Harrison St.
W. Harrison St.
Harrison
Cook Co. Courthouse
COOK COUNTY
METRO COMMUTER RAIL
USPS
Printers Row
Dan Ryan Expwy
S. Jefferson St.
S. Clinton St.
METRA COMMUTER RAIL
S. State St.
W. Polk St.
W. Polk St.
University of Illinois - Chicago
Northern Trust Building
River City Condominiums
Dearborn Station
90
94
Des Plaines
Niles
Park Ridge
Skokie
Evanston
Lincolnwood
Northbrook
Elmhurst
Melrose Park
Maywood
Oak Park
COOK COUNTY
CHICAGO
Loop
Lake Michigan
Berwyn
Cicero
Riverside
Brookfield
La Grange
Hinsdale
Downers Grove
DU PAGE COUNTY
Darien
Burr Ridge
Bedford Park
Burbank
Oak Lawn
Evergreen Park
Roseland
Alsip
Blue Island
Riverdale
Orland Park
Crestwood
Lemont
INDIANA
South Chicago

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

Mortgage Loan No. 2 – 100 & 150 South Wacker Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	Aa2/NR/A-			Location:	Chicago, IL 60606
Original Balance(1):	$65,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961; 1971/2015
Borrower Sponsor:	MJH Realty LLC			Size:	1,174,534 SF
Guarantor:	MJH Realty LLC			Cut-off Date Balance PSF(1):	$85
Mortgage Rate:	6.0890%			Maturity Balance PSF(1):	$85
Note Date:	1/24/2023			Property Manager:	Lincoln Property Company Commercial, Inc.
First Payment Date:	3/1/2023
Maturity Date:	2/1/2033
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions(2):	L(24),D(89),O(7)			UW NOI:	$18,048,394
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	18.0%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	18.0%
Additional Debt Balance(1)(3):	$35,000,000			UW NCF DSCR(1):	2.60x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$16,859,945 (11/30/2022 TTM)
Reserves(4)				2nd Most Recent NOI(5):	$17,462,634 (12/31/2021)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	$22,078,722 (12/31/2020)
RE Taxes:	$3,786,464	$694,157	NAP	Most Recent Occupancy(6)(7):	74.6% (12/1/2022)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy(6):	82.9% (12/31/2021)
Replacement Reserve:	$0	$19,576	NAP	3rd Most Recent Occupancy(6):	85.1% (12/31/2020)
TI/LC Reserve:	$0	$293,634	$5,285,403	Appraised Value (as of):	$267,800,000 (1/3/2023)
Lease Termination Rollover Reserve:	$0	Springing	NAP	Appraised Value PSF:	$228
Existing TI/LC Reserve:	$358,659	$0	NAP	Cut-off Date LTV Ratio(1):	37.3%
Outstanding Rent Concessions:	$2,702,773	$0	NAP	Maturity Date LTV Ratio(1):	37.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	73.5%	Loan Payoff:	$128,288,899	94.3%
Sponsor Equity(8):	$36,009,159	26.5%	Reserves:	$6,847,896	5.0%
			Closing Costs:	$872,363	0.6%
Total Sources:	$136,009,159	100.0%	Total Uses:	$136,009,159	100.0%

(1)	The 100 & 150 South Wacker Drive Mortgage Loan (as defined below) is part of the 100 & 150 South Wacker Drive Whole Loan (as defined below) with an original aggregate principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 100 & 150 South Wacker Drive Whole Loan.
(2)	Prepayment of the 100 & 150 South Wacker Drive Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 100 & 150 South Wacker Whole Loan to be securitized and (b) March 1, 2027. The assumed prepayment lockout period of 24 payments is based on the closing date of this transaction in February 2023.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional mortgage debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	The decrease in NOI between 12/31/2020 and 12/31/2021 was primarily due to a decrease in occupancy and an increase in real estate tax expenses. See “Cash Flow Analysis” below.
(6)	Represents occupancy for office and retail space totaling 1,069,295 SF and excludes BOMA, storage, telecom, and amenity space, representing 105,239 SF, which is included in the total SF.
(7)	The 100 & 150 South Wacker Drive Property was 70.7% leased as of December 1, 2022.
(8)	The prior loan will return $5.1 million in reserve deposits to the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

The Mortgage Loan. The second largest mortgage loan (the “100 & 150 South Wacker Drive Mortgage Loan”) is part of a whole loan (the “100 & 150 South Wacker Drive Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and secured by a first priority fee mortgage encumbering an office property located in Chicago, Illinois (the “100 & 150 South Wacker Drive Property”). The controlling Note A-1, in the original principal amount of $65,000,000, represents the 100 & 150 South Wacker Drive Mortgage Loan and will be included in the BANK 2023-BNK45 securitization trust. The non-controlling Note A-2, in the original principal amount of $35,000,000, is expected to be contributed to one or more future securitizations (the “100 & 150 South Wacker Drive Serviced Pari Passu Companion Loan”). The 100 & 150 South Wacker Drive Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

100 & 150 South Wacker Drive Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2023-BNK45	Yes
A-2	$35,000,000	$35,000,000	WFB	No
Total	$100,000,000	$100,000,000

The Borrower and the Borrower Sponsor. The borrower is MJH Wacker LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower is 95% owned by MJH Realty LLC, which is 100% owned by Marvin J. Herb. The borrower sponsor is MJH Realty LLC.

Marvin J. Herb was the owner, Chairman and CEO of Coca-Cola Bottling Company of Chicago, which he sold to Coca-Cola Enterprises (NYSE: CCE) for $1.4 billion in 2001. Mr. Herb owns approximately 3.8 million SF of commercial real estate in the Chicago and Milwaukee areas.

The Property. The 100 & 150 South Wacker Drive Property consists of two, Class B/B+ interconnected high rise office towers totaling 1,174,534 SF, which includes 1,036,368 SF of office space, 32,927 SF of ground floor retail space and 105,239 SF of BOMA, storage, telecom, and amenity space, located in Chicago, Illinois. The property is situated on two parcels totaling approximately 1.9 acres. The 100 & 150 South Wacker Drive Property was constructed in 1961 and 1971, respectively. According to the appraisal, the borrower has invested approximately $11.5 million in capital expenditures since 2016. Amenities at the property include a fitness center, on-site retail, a full-service restaurant, an outdoor plaza along the Chicago River, and immediate proximity to Chicago’s major rail transit hubs including Union Station, Ogilvie Station and the Loop Elevated trains. As of December 1, 2022, the property was 70.7% leased to 65 tenants, the office and retail component was 74.6% leased and has averaged 85.5% occupancy since 2003.

Major Tenants.

Charles Schwab & Co (145,543 SF, 12.4% of NRA; 18.8% of underwritten base rent). Founded in 1975 as a small discount brokerage, Charles Schwab & Co (“Charles Schwab”) (NYSE: SCHW, Fitch/Moody’s/S&P: A/A2/A) is an investment services firm, a custodian for independent advisors and a leader in asset management and retirement planning. The firm provides investment-related products, services, and financial planning and currently has $7.05 trillion in client assets, 33.8 million brokerage accounts, and 35,300 employees. Charles Schwab has been at the property since 1989, has expanded multiple times and currently occupies 137,956 SF of office space and 5,711 SF of retail space under a lease expiring December 31, 2027. The tenant has two, 7-year renewal options and no termination options.

Golub Capital LLC (128,467 SF, 10.9% of NRA; 16.4% of underwritten base rent). Golub Capital LLC (“Golub Capital”) (NASDAQ: GBDC, Fitch/Moody’s/S&P: BBB-/Baa3/BBB-) is a direct lender and credit asset manager specializing in delivering financing solutions to companies backed by private equity sponsors. As of October 1, 2022, Golub Capital had over $55 billion of capital under management and 725 employees in offices in Chicago, New York, San Francisco, London and North Carolina. Golub Capital has been at the property since 2006 and has expanded multiple times. The tenant’s current lease expires November 30, 2026 with one, 5-year renewal option and no termination options.

G2 Crowd Inc (64,577 SF, 5.5% of NRA; 8.1% of underwritten base rent). G2 Crowd Inc (“G2”) is a software marketplace with over 80 million users annually. Founded in 2012, business professionals, buyers, investors, and analysts use the site to compare and select the best software and services based on peer reviews and synthesized social data.  The property has served as G2’s headquarters since 2019. The tenant’s current lease expires June 30, 2028 with no renewal options or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

The following table presents certain information relating to the tenancy at the 100 & 150 South Wacker Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Charles Schwab	A/A2/A	145,543	12.4%	$3,942,637	18.8%	$27.09	12/31/2027	N	2 x 7 yr
Golub Capital	BBB-/Baa3/BBB-	128,467	10.9%	$3,430,154	16.4%	$26.70	11/30/2028	N	1 x 5 yr
G2	NR/NR/NR	64,577	5.5%	$1,700,001	8.1%	$26.33	6/30/2028	N	None
Greeley & Hansen	NR/NR/NR	38,594	3.3%	$1,022,363	4.9%	$26.49	5/31/2025	N	1 x 5 yr
SS&C Technologies	NR/Ba3/BB	28,278	2.4%	$780,572	3.7%	$27.60	5/31/2031	N	1 x 5 yr
Subtotal/Wtd. Avg.		405,459	34.5%	$10,875,727	51.9%	$26.82

Other Tenants		424,424	36.1%	$10,067,692	48.1%	$23.72
Occupied Collateral Total		829,883	70.7%(4)	$20,943,419	100.0%	$25.24
Vacant Space		344,651	29.3%(4)
Total/Wtd. Avg.		1,174,534	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include straight-line rent averaging for certain investment grade tenants (Charles Schwab and Golub Capital) through lease maturity totaling $466,834 and contractual rent steps through March 2024 totaling $361,030. See “Underwritten Net Cash Flow” below.
(4)	Based on the total SF. Occupancy for the office and retail space totaling 1,069,295 SF (excluding BOMA, storage, telecom, and amenity space, representing 105,239 SF) was 74.6% as of December 1, 2022.

The following table presents certain information relating to the lease rollover schedule at the 100 & 150 South Wacker Drive Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent Rolling(3)	% of Annual Rent Rolling	Cumulative % of Annual Rent Rolling
MTM(4)	63	34,101	$31.21	2.9%	2.9%	$88,200	0.4%	0.4%
2023	7	37,702	$22.33	3.2%	6.1%	$841,890	4.0%	4.4%
2024	9	70,991	$24.20	6.0%	12.2%	$1,718,202	8.2%	12.6%
2025	8	72,409	$26.49	6.2%	18.3%	$1,918,463	9.2%	21.8%
2026	8	53,151	$25.23	4.5%	22.8%	$1,340,908	6.4%	28.2%
2027	15	174,017	$27.61	14.8%	37.7%	$4,804,317	22.9%	51.1%
2028	21	265,269	$26.36	22.6%	60.2%	$6,991,443	33.4%	84.5%
2029	5	37,906	$31.74	3.2%	63.5%	$1,203,139	5.7%	90.3%
2030	2	28,578	$26.66	2.4%	65.9%	$762,012	3.6%	93.9%
2031	2	25,089	$31.11	2.1%	68.0%	$780,572	3.7%	97.6%
2032	2	24,385	$13.50	2.1%	70.1%	$329,198	1.6%	99.2%
2033	0	0	$0.00	0.0%	70.1%	$0	0.0%	99.2%
2034 & Beyond	1	6,285	$26.26	0.5%	70.7%	$165,075	0.8%	100.0%
Vacant	0	344,651	$0.00	29.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	143	1,174,534	$25.24(5)	100.0%		$20,943,419	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Annual UW Rent and Annual UW Rent PSF shown above include straight-line rent averaging for certain investment grade tenants (Charles Schwab and Golub Capital) through lease maturity totaling $466,834 and contractual rent steps through March 2024 totaling $361,030. See “Underwritten Net Cash Flow” below.
(4)	MTM space includes 31,275 SF (60 leases) of storage space, amenity space and telecom space. There is no rent attributed to this space and therefore is not included in the Annual UW Rent PSF Rolling or the Annual UW Rent Rolling.
(5)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 100 & 150 South Wacker Drive Property is situated in the Chicago central business district between Monroe Street and Adams Street along Wacker Drive, a major thoroughfare that provides access to US Highway 41, IL Route 110, and I-90/I-94 Expressways. The property, which is located adjacent to Willis Tower, is within blocks of major rail transit hubs, including Ogilvie Station & Union Station, and is walking distance to the Loop Elevated trains, including the Quincy Brown, Orange, Purple and Pink lines. The property is 16.7 miles southeast of O’Hare International Airport and 10.5 miles northeast of Midway International Airport.

According to a third party market research report, the property is located in the West Loop office submarket of the Chicago market. As of January 2023, the West Loop submarket reported total inventory of approximately 62.8 million SF with a 17.0% vacancy rate and average asking rent of $43.40 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 100 & 150 South Wacker Drive Property:

Market Rent Summary
	Office	Retail	Storage	Telecom
Market Rent (PSF)	$26.00	$65.00	$17.00	$100
Lease Term (Years)	7	10	10	10
Lease Type	Net	Net	None	None
Rent Increase Projection	2.5%/annually	2.5%/annually	2.5%/annually	None
Tenant Improvements (New/Renewal)	$40 / $20	$20 / $10	$0 / $0	$0 / $0
Leasing Commissions (New/Renewal)	$13.13 / $13.13	6.0% / $3.0%	0% / 0%	0% / 0%
Free Rent (Months) (New/Renewal)	7 / 2	0 / 0	0 / 0	0 / 0

The following table presents information relating to comparable office property sales for the 100 & 150 South Wacker Drive Property:

Comparable Sales Summary
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
35 West Upper Wacker Drive Chicago, IL	1989/NAP	1,118,042	99.0%	Feb-2022	$415,000,000	$371.18
200 West Jackson Boulevard Chicago, IL	1971/2016	480,638	90.0%	Dec-2021	$130,000,000	$270.47
333 South Wabash Avenue Chicago, IL	1972/2019	1,205,457	88.0%	Aug-2020	$376,000,000	$311.91
225 West Wacker Drive Chicago, IL	1989/NAP	650,812	96.0%	May-2020	$210,000,000	$322.67
190 South LaSalle Street Chicago, IL	1985/2005	798,782	95.0%	Dec-2019	$230,000,000	$287.94
500 West Monroe Street Chicago, IL	1992/NAP	1,223,268	100.0%	Oct-2019	$412,000,000	$336.80

Source: Appraisal, unless otherwise indicated.

The following table presents information relating to comparable office leases for the 100 & 150 South Wacker Drive Property:

Comparable Office Lease Summary
Property Name/Location	Total SF	Year Built/Renovated	% Occupied	Tenant	Tenant SF	Lease Start Date	Term (Months)	Annual Base Rent (PSF) (NNN)
100 & 150 South Wacker Drive Chicago, IL	1,036,368(1)(2)	1961; 1971/2015	75.3%(1)(3)	N/A	N/A	N/A	N/A	$25.45(1)(4)
Hyatt Center 71 South Upper Wacker Drive Chicago, IL	1,472,460	2005/NAP	96.1%	Benesch, Friedlander	31,719	Sep-2022	102	$28.37
200 South Wacker Drive Chicago, IL	754,751	1981/2011	84.0%	RSM	11,449	Jul-2022	120	$24.50
333 West Upper Wacker Drive Chicago, IL	867,821	1983/NAP	89.0%	Chicago Law Partners	6,299	Jul-2022	60	$26.00
The Franklin 222 West Adams Street Chicago, IL	928,141	1989/NAP	79.0%	Cabrera Capital Markets	15,147	Jun-2022	144	$27.00
CME Center 10 South Wacker Drive Chicago, IL	1,200,000	1983/NAP	97.0%	Apex Services	5,691	Feb-2022	60	$28.50
Riverside Plaza 300 South Riverside Plaza Chicago, IL	1,048,357	1983/NAP	98.0%	Banner Real Estate	7,192	Nov-2021	120	$28.00

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents the Total SF for the office component at the property. The 100 & 150 South Wacker Property total SF is 1,174,534.
(3)	The office component, comprising 1,036,368 SF, was 75.3% leased as of December 1, 2022. Occupancy for the office and retail space totaling 1,069,295 SF (excluding BOMA, storage, telecom, and amenity space, representing 105,239 SF) was 74.6% as of December 1, 2022. The 100 & 150 South Wacker Drive Property was 70.7% leased as of December 1, 2022.
(4)	Represents Annual UW Base Rent PSF for the occupied portion of the office component.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 100 & 150 South Wacker Drive Property:

Cash Flow Analysis
	2020	2021	TTM 11/30/2022	UW	UW PSF
Base Rent	$22,919,037	$21,707,049	$21,523,472	$20,115,555	$17.13
Rent Average Benefit	$0	$0	$0	$466,834(1)	$0.40
Contractual Rent Steps	$0	$0	$0	$361,030(2)	$0.31
Grossed Up Vacant Space	$0	$0	$0	$8,141,128	$6.93
Total Recoveries	$14,566,475	$14,706,230	$15,985,185	$13,732,454	$11.69
Other Income(3)	$885,516	$1,079,655	$993,027	$815,086	$0.69
Less Free Rent Adjustment	($1,242,569)	($1,081,366)	($1,444,586)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($8,141,128)(4)	($6.93)
Effective Gross Income	$37,128,459	$36,411,568	$37,057,098	$35,490,958	$30.22

Real Estate Taxes	$6,811,172	$10,871,395	$11,270,843	$8,390,981	$7.14
Insurance	$266,414	$318,579	$346,091	$354,692	$0.30
Management Fee	$1,472,580	$1,479,480	$1,503,534	$1,419,638	$1.21
Other Operating Expenses	$6,499,570	$6,279,479	$7,076,684	$7,277,253	$6.20
Total Expenses	$15,049,737	$18,948,934	$20,197,153	$17,442,564	$14.85

Net Operating Income	$22,078,722(4)	$17,462,634(4)	$16,859,945	$18,048,394	$15.37
CapEx	$0	$0	$0	$234,907	$0.20
TI/LC	$0	$0	$0	$1,761,801	$1.50
Net Cash Flow	$22,078,722	$17,462,634	$16,859,945	$16,051,686	$13.67

Occupancy %	85.1%(5)	82.9%(5)	74.6%(5)	72.0%(6)
NOI DSCR(7)	3.58x	2.83x	2.73x	2.92x
NCF DSCR(7)	3.58x	2.83x	2.73x	2.60x
NOI Debt Yield(7)	22.1%	17.5%	16.9%	18.0%
NCF Debt Yield(7)	22.1%	17.5%	16.9%	16.1%

(1)	Represents straight-line rent averaging through each tenant’s lease expiration due to the investment-grade nature of the tenants (Charles Schwab and Golub Capital).
(2)	Represents contractual rent steps through March 2024.
(3)	Other Income includes Storage Rent, Telecom Rent, Percentage Rent, Miscellaneous Income, and other fees.
(4)	The decrease in NOI between 2020 and 12021 was primarily due to a decrease in occupancy and an increase in real estate tax expense.
(5)	Represents occupancy for office and retail space totaling 1,069,295 SF and excludes BOMA, storage, telecom, and amenity space, representing 105,239 SF and is included in the total SF.
(6)	The underwritten economic vacancy is 28.0%. The office and retail components, comprising 1,069,295 SF, were 74.6% leased as of December 1, 2022. The 100 & 150 South Wacker Drive Property was 70.7% leased as of December 1, 2022.
(7)	Debt service coverage ratios and debt yields are based on the 100 & 150 South Wacker Drive Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $3,786,464 and ongoing monthly deposits of $694,157 for real estate taxes.

Insurance – The loan documents do not require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided no event of default is continuing, the borrower maintains insurance coverage for the 100 & 150 South Wacker Drive Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The loan documents require ongoing monthly deposits of $19,576 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $293,634 for tenant improvements and leasing commissions, subject to a cap of $5,285,403 ($4.50 PSF).

Lease Termination Rollover Reserve – Upon the borrower receiving a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant’s lease in an amount greater than $250,000, the borrower must deposit such funds with the lender.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $358,659 for existing tenant improvements and leasing commissions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

Office – CBD	Loan #2	Cut-off Date Balance:	$65,000,000
100 & 150 South Wacker Drive	100 & 150 South Wacker Drive	Cut-off Date LTV:	37.3%
Chicago, IL 60606		UW NCF DSCR:	2.60x
		UW NOI Debt Yield:	18.0%

Outstanding Rent Concession Reserve – The loan documents require an upfront deposit of $2,702,773 for outstanding free rent, gap rent, and future rent credits.

Lockbox and Cash Management. The 100 & 150 South Wacker Drive Whole Loan is structured with a hard lockbox and in place cash management. The borrower and the property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. On each business day, the lockbox bank is required to transfer amounts on deposit in the lockbox account into the cash management account, which amounts are to be applied in accordance with the loan documents. If no Cash Trap Event Period (as defined below) exists, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the 100 & 150 South Wacker Drive Whole Loan; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the 100 & 150 South Wacker Drive Whole Loan falling below 1.20x (assuming 30 year amortization).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default; and
•	with regard to clause (ii), the NCF DSCR being above 1.20x (for 2 consecutive calendar quarters).

Additional Secured Indebtedness (not including trade debts). The 100 & 150 South Wacker Drive Property also secures the 100 & 150 South Wacker Drive Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $35,000,000. The 100 & 150 South Wacker Drive Serviced Pari Passu Companion Loan accrues interest at the same rate as the 100 & 150 South Wacker Drive Mortgage Loan. The 100 & 150 South Wacker Drive Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 100 & 150 South Wacker Drive Serviced Pari Passu Companion Loan. The holders of the 100 & 150 South Wacker Drive Mortgage Loan and the 100 & 150 South Wacker Drive Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 100 & 150 South Wacker Drive Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The 100 & 150 South Wacker Drive Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 100 & 150 South Wacker Drive Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

390 North Orange

Citrus Center

One Orlando Centre

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

Orlando Office Portfolio
1 390 North Orange Orlando, FL
2 Citrus Center Orlando, FL
3 One Orlando Centre Orlando, FL
Lakeview St.
Lake Concord
DoubleTree by Hilton Orlando Downtown
Gateway Center
AMTRAK
SunRail
Courtyard Orlando Downtown
W. Colonial Dr.
E. Colonial Dr.
17
92
50
Lake Dot
Crowne Plaza Orlando - Downtown
Orlando Sentinel Headquarters
ORANGE COUNTY
W. Concord St.
E. Concord St.
Orange Technical College
N. Orange Ave.
N. Magnolia Ave.
Broadway Ave.
N. Cathcart Ave.
N. Summerlin Ave.
N. Hyer Ave.
Creative Village
Bob Carr Performing Arts Centre
Lynx Central Station
Orange County Courthouse
E. Livingston St.
E. Ridgewood St.
Florida Interactive Entertainment Academy
ORLANDO
E. Robinson St.
St. James School
Florida A&M Univ. College of Law
The VUE at Lake Eola
EO Inn & Spa
Howard Middle School
Regions Bank
Lake Eola
Lake Eola Park
Orange Co. Regional History Ctr.
S. Parramore Ave.
N. Terry Ave.
N. Hughey Ave.
N. Garland Ave.
N. Rosalind Ave.
US District Court
South Eola
E. Central Blvd.
Orlando Public Library
UCF Executive Developmental Center
Embassy Suites-Orlando Downtown
Sanctuary Downtown
Exploria Stadium
W. Pine St.
Orlando Police Department
Downtown Orlando
Church Street Market
Chase Plaza
E. Church St.
200 South Orange
Amway Center
Church St
Star Tower
Lake Olive
E. Jackson St.
S. Summerlin Ave.
Shiloh Baptist Church of Orlando
Grand Bohemian Hotel Orlando
E. South St.
S. Rosalind Ave.
Orlando City Hall
S. Division Ave.
CNL Plaza II
CNL Plaza
Dr. Phillips Center for the Performing Arts
East-West Expwy
TOLL 408
W. Anderson St.
E. Anderson St.
Cherokee School
The Courtyard at Lake Lucerne
Lake Lucerne
Lake Ave.
Palmer St.
Mount Dora
Sanford
Heathrow
Apopka
Winter Springs
Oviedo
Altamonte Springs
Casselberry
Lake Apopka
Ocoee
Maitland
Winter Park
Winter Garden
ORLANDO
ORANGE COUNTY
SEMINOLE COUNTY
Lake Buena Vista
Kissimmee
Celebration
St. Cloud
OSCEOLA COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

Mortgage Loan No. 3 – Orlando Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Orlando, FL Various
Original Balance(1):	$65,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$65,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various / Various
Borrower Sponsor:	Southwest Value Partners Fund XVIII LP			Size:	1,029,761 SF
Guarantor:	Southwest Value Partners Fund XVIII LP			Cut-off Date Balance PSF(1):	$131
Mortgage Rate:	6.8090%			Maturity Balance PSF(1):	$131
Note Date:	12/30/2022			Property Manager:	Jones Lang LaSalle Americas, Inc.
First Payment Date:	2/11/2023
Maturity Date:	1/11/2028
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$13,972,569
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield(1):	10.4%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	10.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.42x
Additional Debt Balance(1):	$70,000,000			Most Recent NOI:	$14,702,747 (9/30/2022 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$14,640,980 (12/31/2021)
Reserves(3)				3rd Most Recent NOI(4):	$12,465,454 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	77.6% (12/9/2022)
RE Taxes:	$613,008	$306,504	NAP	2nd Most Recent Occupancy:	87.3% (12/31/2021)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	87.3% (12/31/2020)
Replacement Reserve:	$0	$21,453	$772,320	Appraised Value (as of):	$238,000,000 (10/18/2022)
TI/LC Reserve:	$5,500,000	$128,720	NAP	Appraised Value PSF:	$231
Rent Concession Reserve:	$893,664	$0	NAP	Cut-off Date LTV Ratio(1):	56.7%
Existing TI/LC Reserve:	$2,815,696	$0	NAP	Maturity Date LTV Ratio(1):	56.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$135,000,000	84.6%	Loan Payoff:	$144,245,212	90.4%
Borrower Equity:	$24,513,780	15.4%	Reserves:	$9,822,368	6.2%
			Closing Costs:	$5,446,200	3.4%
Total Sources:	$159,513,780	100.0%	Total Uses:	$159,513,780	100.0%

(1)	The Orlando Office Portfolio Mortgage Loan (as defined below) is part of the Orlando Office Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $135,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Orlando Office Portfolio Whole Loan.
(2)	At any time after the earlier of (i) February 11, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Office Portfolio Whole Loan to be securitized, the borrower has the right to defease the Orlando Office Portfolio Whole Loan in whole or in part, in connection with the release of any of the three properties in the Orlando Office Portfolio Properties (as defined below) (see “Partial Release” section).
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to COVID.

The Mortgage Loan. The third largest mortgage loan (the “Orlando Office Portfolio Mortgage Loan”) is part of a whole loan (the “Orlando Office Portfolio Whole Loan”) secured by first priority fee interests in three office buildings totaling 1,029,761 SF, located in Orlando, Florida (the “Orlando Office Portfolio Properties”). The Orlando Office Portfolio Whole Loan has an original aggregate principal balance of $135,000,000 and is comprised of two pari passu notes. The Orlando Office Portfolio Mortgage Loan, with an original principal balance of $65,000,000 is evidenced by the controlling Note A-1. The non-controlling Note A-2 in the original principal amount of $70,000,000 (the “Orlando Office Portfolio Serviced Pari Passu Companion Loan”) is currently held by Wells Fargo Bank, National Association and is expected to be contributed to one or more future securitization transactions. The Orlando Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BANK 2023-BNK45 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

Orlando Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2023-BNK45	Yes
A-2	$70,000,000	$70,000,000	WFB	No
Total	$135,000,000	$135,000,000

The Borrower and the Borrower Sponsor. The borrower is SWVP Orlando Office LLC, a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Southwest Value Partners Fund XVIII LP (“Southwest Value Partners”). Southwest Value Partners is a private real estate investment firm based in San Diego and founded in 1990. The company currently owns and manages more than 30 assets across six investment funds totaling over $3.5 billion in value. The portfolio includes office, hospitality, multifamily, retail, and land in more than 20 markets throughout the United States.

The Properties. The Orlando Office Portfolio Properties comprise three, class A office buildings totaling 1,029,761 SF located in Orlando, Florida. As of December 9, 2022, the portfolio is 77.6% leased to 83 tenants, with no tenant representing more than 4.0% of the net portfolio rentable area. The borrower acquired the Orlando Office Portfolio Properties in December 2017 for approximately $208.1 million, and has continually invested in capital expenditures and tenant improvements since acquisition, including lobby renovations, upgrades to corridor and bathrooms, a complete overhaul of case building mechanics, cosmetic enhancements and the addition of new conference facilities.

390 North Orange

The 390 North Orange Property is a 28-story, Class A office building totaling 416,680 SF, located in Orlando, Florida (the “390 North Orange Property”). The 390 North Orange Property was built in 1987 and renovated in 2019, and is situated on a 2.93-acre site. Amenities include a variety of dining options, a renovated courtyard, modern fitness and locker room facilities and new conference and training facilities. The 390 North Orange Property includes a 5-story parking garage with 874 parking spaces (2.1 spaces per 1,000 SF). As of December 9, 2022, the 390 North Orange Property was 74.0% leased to 35 tenants.

One Orlando Centre

The One Orlando Centre Property is a 19-story, Class A office building totaling 353,838 SF, located in Orlando, Florida (the “One Orlando Centre Property”). The One Orlando Centre Property was built in 1987 and is situated on a 5.67-acre site. Amenities include a variety of dining options, 6,500 SF fitness facility, and updated conference center. The One Orlando Centre Property includes an 8-story parking garage with 1,420 parking spaces (4.01 spaces per 1,000 SF). As of December 9, 2022, the One Orlando Centre Property was 78.5% leased to 26 tenants.

Citrus Center

The Citrus Center Property is an 18-story, Class A office building totaling 259,243 SF, located in Orlando, Florida (the “Citrus Center Property”). The Citrus Center Property was built in 1971 and renovated in 2019, and is situated on a 2.27-acre site. Amenities include a modern lobby with LED lighting, multiple dining options and The Citrus Club, which offers dining, event, and conference center spaces for its members. The Citrus Club Property includes a built in parking garage on floors 2 through 5 of the building totaling 748 parking spaces (2.89 spaces per 1,000 SF). As of December 9, 2022, the Citrus Center Property was 82.2% leased to 22 tenants.

The following table presents certain information relating to the Orlando Office Portfolio Properties:

Orlando Office Property Summary
Property Name / Location	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy(1)	Year Built/ Renovated(2)	Net Rentable Area (SF) (1)	As-Is Appraised Value(2)	Allocated Cut-off Date LTV	% of UW NOI
390 North Orange Orlando, FL	$46,357,690	34.3%	74.0%	1987/2019	416,680	$92,000,000	50.4%	34.9%
One Orlando Centre Orlando, FL	$42,647,625	31.6%	78.5%	1987/NAP	353,838	$73,000,000	58.4%	31.8%
Citrus Center Orlando, FL	$45,994,685	34.1%	82.2%	1971/2019	259,243	$73,000,000	63.0%	33.3%
Total/Weighted Average	$135,000,000	100.0%	77.6%		1,029,761	$238,000,000	56.7%	100.0%

(1)	Information based on the underwritten rent roll.
(2)	Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

Major Tenants.

Quintairos, Prieto, Wood & Boyer, PA (41,106 SF; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent). Quintarios, Prieto, Woody & Boyer, PA (“QPWB”) is a full-service business law firm offering various legal services to public and private companies, professionals, entrepreneurs, and individuals. The tenant has 31 offices nationwide. QPWB has been a tenant at the Citrus Center Property since 2006 and most recently expanded into one additional floor in 2018. The tenant’s lease currently expires December 31, 2025. The tenant is subleasing one suite, approximately 15.4% of its space, co-terminus with its lease to Brennan Manna & Diamond, PL. QPWB has no remaining renewal options.

TLC Engineering for Architecture (41,012 SF; 4.0% of net portfolio rentable area; 5.5% of portfolio underwritten base rent): TLC Engineering for Architecture (“TLC”) is a multifaceted engineering firm with 19 offices across 10 states. The company employs more than 450+ people including professional engineers, LEED-accredited professionals, ACG-registered commissioning authorities, and specialists in acoustics, energy management, and technology. TLC has been a tenant at the Citrus Center Property since 2006 and most recently expanded in 2018 and renewed its existing space in 2019 through October 31, 2029. The tenant has no remaining renewal options.

Nelson Mullins Riley & Scarborough, LLP (40,535 SF; 3.9% of net portfolio rentable area; 5.2% of portfolio underwritten base rent): Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”) is a diversified law firm with more than 1,000 attorneys. The firm has 31 offices across 15 states and serves clients in more than 100 practice areas. Nelson Mullins has been a tenant at the 390 North Orange Property since 1992. The tenant most recently renewed its lease in 2019 through October 31, 2029. The tenant has one, five-year renewal option remaining, and has a one-time right to terminate between 5,000-10,000 SF with 180 days’ notice and payment of a termination fee.

The following table presents certain information relating to the tenancy at the Orlando Office Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Quintairos, Prieto, Wood & Boyer, PA(2)	NR/NR/NR	41,106	4.0%	$1,278,516	5.5%	$31.10	12/31/2025	N	None
TLC Engineering for Architecture	NR/NR/NR	41,012	4.0%	$1,275,883	5.5%	$31.11	10/31/2029	N	None
Nelson Mullins Riley & Scarborough, LLP(3)	NR/NR/NR	40,535	3.9%	$1,209,159	5.2%	$29.83	10/31/2029	Y(3)	1 x 5 yr
Adventist Health System	NR/NR/NR	39,758	3.9%	$1,151,392	4.9%	$28.96	9/30/2025	N	None
GSA(4)	AAA/Aaa/AA+	34,669	3.4%	$1,130,539	4.8%	$32.61	Various(4)	Y(4)	None
Wells Fargo Bank, NA	NR/A1/BBB+	32,391	3.1%	$923,144	4.0%	$28.50	12/31/2027	N	2 x 5 yr
The Citrus Club	NR/NR/NR	28,405	2.8%	$617,578	2.6%	$21.74	10/31/2024	N	None
Dewberry Engineers	NR/NR/NR	24,584	2.4%	$710,066	3.0%	$28.88	6/30/2027	N	None
Wicker Smith O’Hara McCoy & Ford, PA	NR/NR/NR	24,325	2.4%	$765,978	3.3%	$31.49	9/30/2026	N	None
Subtotal/Wtd. Avg.		306,785	29.8%	$9,062,254	38.8%	$29.54

Other Tenants		492,397	47.8%	$14,278,865	61.2%	$29.00
Total Occupied Space		799,182	77.6%	$23,341,120	100.0%	$29.21

Vacant Space		230,579	22.4%
Total/Wtd. Avg.		1,029,761	100.0%

(1)	The Annual UW Rent and Annual UW Rent PSF represents rent steps through January 2024 and the straight-line average rent for credit tenants Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company.
(2)	Tenant is subleasing 6,316 SF through December 31, 2025 to Brennan Manna & Diamond, PL. The subleased space is underwritten at the tenant’s prime rate.
(3)	Tenant has the one-time right to reduce premises by between 5,000 to 10,000 SF with 180 days’ notice and with payment of a termination fee.
(4)	Tenant has three suites, a 16,639 SF space with a lease expiration of June 30, 2038, a 12,341 SF space with a lease expiration of October 31, 2033, and a 5,689 SF space with a lease expiration of June 30, 2028. The tenant may terminate the 16,639 SF after the 10-year firm term, which would be June 30, 2033.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Orlando Office Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,107	$35.28	0.1%	0.1%	$39,053	0.2%	0.2%
2023	11	56,699	$29.87	5.5%	5.6%	$1,693,580	7.3%	7.4%
2024	19	97,051	$28.85	9.4%	15.0%	$2,799,949	12.0%	19.4%
2025	21	153,258	$30.00	14.9%	29.9%	$4,597,359	19.7%	39.1%
2026	13	90,062	$30.65	8.7%	38.7%	$2,759,952	11.8%	50.9%
2027	14	93,281	$29.58	9.1%	47.7%	$2,759,274	11.8%	62.8%
2028	10	59,698	$28.79	5.8%	53.5%	$1,718,931	7.4%	70.1%
2029	14	124,532	$30.47	12.1%	65.6%	$3,794,420	16.3%	86.4%
2030	5	48,119	$29.28	4.7%	70.3%	$1,408,964	6.0%	92.4%
2031	0	0	$0.00	0.0%	70.3%	$0	0.0%	92.4%
2032	1	11,773	$31.96	1.1%	71.4%	$376,265	1.6%	94.0%
2033 & Beyond(2)	13	63,602	$21.91	6.2%	77.6%	$1,393,374	6.0%	100.0%
Vacant	0	230,579	$0.00	22.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	122	1,029,761	$29.21(3)		100.0%	$23,341,120	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Includes 20,665 SF of space attributed to conference center, training facility, fitness center, parking office, management office, and maintenance shop space that has no lease expiration date.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Orlando Office Portfolio Properties are all located in downtown Orlando, Florida, within 1.5 miles of each other. Each property is located directly east of I-4, a major north south thoroughfare providing access throughout the region. Additionally, the Orlando Office Portfolio is located approximately 20.6 miles northwest of the Orlando International Airport. The Orlando Office Portfolio Properties are located within the central business district comprising a mix of residential and commercial uses. Downtown Orlando is home to Creative Village, a 68-acre mixed-use urban innovation district which at full buildout represents more than $2 billion of new developments including 900,000 SF of office/creative space, 800,000 SF of higher education space, 100,000 SF retail, 2,000 units of residential, 1,500 student housing beds and 225 hotel rooms. Additionally, downtown Orlando includes the Amway Center, and the Orlando Magic’s future $200 million mixed-use Sports & Entertainment District. Other major demand generators for Orlando include Walt Disney World Resort and Universal Studios Florida, located approximately 16.6 miles and 10.8 miles from the Orlando Office Portfolio, respectively. Orlando is also home to the Orange County Convention Center, the second-largest convention facility in the United States.

According to the appraisal, the estimated 2022 population within a one, three and five-mile radius of the 390 North Orange Property was approximately 21,920, 100,850, and 300,914, respectively and the estimated 2022 average household income within the same radii was approximately $100,792, $104,003, and $91,727, respectively. Given the close proximity of each property, this is representative of each property in the Orlando Office Portfolio.

According to the appraisal, all three properties in the Orlando Office Portfolio are situated within the Downtown Orlando office submarket within the greater Orlando office market. As of the third quarter of 2022, the submarket reported a total inventory of approximately 13.2 million SF with a 9.4% vacancy rate and an average asking rent of $27.94 PSF, gross.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Orlando Office Portfolio Properties:

Market Rent Summary
	390 North Orange		One Orlando Centre		Citrus Center
	Office	Retail	Office	Retail	Office	Retail
Market Rent (PSF)	$31.50	$27.00	$30.00	$25.00	$31.00	$28.00
Lease Term (Years)	5	5	5	5	5	5
Lease Type	FS w/base stop	NNN	FS w/base stop	NNN	FS w/base stop	NNN
Rent Increase Projection	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum	3% per annum
Tenant Improvements (New)	$30 PSF	$10 PSF	$30 PSF	$10 PSF	$30 PSF	$10 PSF
Leasing Commissions (New)	6.0%	6.0%	6.0%	6.0%	6.0%	6.0%
Free Rent (New)	5 mths	2 mths	5 mths	2 mths	5 mths	2 mths

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

The table below presents certain information relating to comparable sales pertaining to the Orlando Office Portfolio Properties identified by the appraisal:

Comparable Sales
Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price (PSF)
Wells Fargo Center Tampa 100 South Ashley Drive	Tampa, FL	1985 / 1993	393,649	90%	Aug-2022	$305
20 North Orange 20 North Orange Avenue	Orlando, FL	1983 / 2019	279,780	86%	May-2021	$224
GAI Building 618 East South Street	Orlando, FL	2011 / NAP	106,966	100%	Mar-2022	$304
Florida Blue Tower 2203 North Lois Avenue	Tampa, FL	1985 / 2019	241,124	82%	Oct-2021	$231
Two Harbour Place 302 Knights Run Avenue	Tampa, FL	1998 / NAP	188,101	91%	Jun-2021	$300

Source: Appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Orlando Office Portfolio Properties:

Cash Flow Analysis
	2019	2020(1)	2021(1)	TTM 9/30/2022	UW	UW PSF
Base Rent(2)	$22,482,471	$23,866,270	$25,187,817	$24,771,949	$23,341,120	$22.67
Grossed Up Vacant Space	$0	$0	$0	$0	$7,259,750	$7.05
Total Recoveries	$591,070	$1,122,396	$1,267,002	$1,458,390	$1,157,331	$1.12
Other Income(3)	$2,988,760	$2,590,198	$2,809,444	$3,220,269	$3,686,487(4)	$3.58
Percentage Rent	$0	$1,646	$28,436	$12,777	$58,342	$0.06
Less Free Rent Adjustment	($1,766,433)	($2,235,034)	($1,358,549)	($857,001)	$0	$0.00
Less Vacancy & Credit Loss	($0)	($0)	($0)	($0)	($7,259,750)	($7.05)
Effective Gross Income	$24,295,867	$25,345,477	$27,934,149	$28,606,383	$28,243,280	$27.43

Real Estate Taxes	$3,399,966	$3,414,581	$3,347,379	$3,351,192	$3,502,903	$3.40
Insurance	$801,937	$958,945	$1,036,609	$1,131,563	$1,284,153	$1.25
Other Operating Expenses	$8,482,811	$8,506,497	$8,909,181	$9,420,881	$9,483,654	$9.21
Total Expenses	$12,684,714	$12,880,023	$13,293,169	$13,903,637	$14,270,710	$13.86

Net Operating Income	$11,611,154	$12,465,454	$14,640,980	$14,702,747	$13,972,569	$13.57
CapEx	$0	$0	$0	$0	$257,440	$0.25
TI/LC	$0	$0	$0	$0	$1,029,761	$1.00
Non-recurring Items(5)	$0	$0	$0	$0	($550,000)	($0.53)
Net Cash Flow	$11,611,154	$12,465,454	$14,640,980	$14,702,747	$13,235,368	$12.85

Occupancy %(6)	82.3%	87.3%	87.3%	82.9%	76.3%
NOI DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.50x
NCF DSCR(7)	1.25x	1.34x	1.57x	1.58x	1.42x
NOI Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	10.4%
NCF Debt Yield(7)	8.6%	9.2%	10.8%	10.9%	9.8%

(1)	The increase in NOI from 2020 to 2021 was primarily driven by the large free rent adjustment and lower parking income in 2020, due to COVID.
(2)	Base Rent represents rent steps through January 2024 and the straight-line average rent for credit tenants Wells Fargo Bank NA, GSA, and State Farm Mutual Auto Insurance Company.
(3)	Other Income includes primarily parking income, as well as sign rental, antenna, storage, and telecom income.
(4)	UW Other Income includes $300,000 from a 20-year digital billboard lease that has not yet commenced. The lease has an outside start date of March 31, 2023 with no termination options.
(5)	This represents a $550,000 deduction for the upfront TI/LC reserve.
(6)	Occupancy for 2019, 2020, and 2021 represents occupancy as of December 31st of each year. Occupancy for TTM September 30, 2022 represents the occupancy as of September 30, 2022. Occupancy as of December 9, 2022 is 77.6% and UW Occupancy is 76.3%.
(7)	Debt service coverage ratios and debt yields are based on the Orlando Office Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

Office - CBD	Loan #3	Cut-off Date Balance:	$65,000,000
Various	Orlando Office Portfolio	Cut-off Date LTV:	56.7%
Orlando, FL Various		UW NCF DSCR:	1.42x
		UW NOI Debt Yield:	10.4%

Escrows and Reserves.

Real Estate Taxes – The loan documents require an upfront deposit of $613,008 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $306,504 monthly.

Insurance – The loan documents require ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof.

Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than ten business days prior to the expiration dates of said policies.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $21,453, capped at $772,320, as long as there is no event of default and the Orlando Office Portfolio Properties are being adequately maintained.

TI/LC Reserve – The loan documents require an upfront deposit of $5,500,000 and an ongoing monthly TI/LC reserve deposit of $128,720.

Rent Concession Reserve – The loan documents require an upfront deposit of $893,664, which represents the amount of future rent credits or abatements under existing leases at the Orlando Office Portfolio Properties.

Existing TI/LC Reserve – The loan documents require an upfront deposit of $2,815,696, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Orlando Office Portfolio Properties.

Lockbox and Cash Management. The Orlando Office Portfolio Whole Loan is structured with a hard lockbox and in-place cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. Periodically, funds in the lockbox will be transferred into the cash management account, to be applied in accordance with the cash flow waterfall required in the cash management agreement. If no Cash Trap Event Period (as defined below) exists, after satisfaction of the cash flow waterfall, all excess cash flow will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, excess cash flow will be held by the lender as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the loan documents; or
(ii)	the net cash flow debt service coverage ratio is below 1.15x (based on interest only), tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default;
•	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Orlando Office Portfolio Property also secures the Orlando Office Portfolio Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $70,000,000. The Orlando Office Portfolio Serviced Pari Passu Companion Loan accrues interest at the same rate as the Orlando Office Portfolio Mortgage Loan. The Orlando Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Orlando Office Portfolio Serviced Pari Passu Companion Loan. The holders of the Orlando Office Portfolio Mortgage Loan and the Orlando Office Portfolio Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Orlando Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of one of the three properties that make up the Orlando Office Portfolio, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greatest of (a) 100% of the net proceeds of the sale, (b) 110% of the allocated loan amount, (c) an amount that would result in the debt service coverage ratio following the release being no less than the greater of 1.42x and the debt service coverage ratio immediately prior to the release, (d) an amount that would result in the debt yield following the release being no less than the greater of 9.8% and the debt yield immediately prior to the release, (e) an amount that would result in the loan to value ratio being not more than the lesser of 56.7% or the loan to value ratio prior to release, and (f) such greater amount as may be required to maintain REMIC requirements.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

SPILLING COFFEE
IS THE ADULT
EQUIVALENT OF
LOSING YOUR
BALLOON!

Some of the images shown are renderings

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

CX-250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Meadow Glen
Mystic River
Northern Expwy
Harvard St
Magoun Square
Broadway
Main St
Medford St
Cedar St
Lowell St
Foss Park
Assembly Row
Somerville
Highland Ave
Pearl St
Summer St
Beacon St
Somerville Ave
MBTA FITCHBURG MAIN LINE
MIDDLESEX COUNTY
Washington St
American Academy of Arts and Sciences
Harvard Museum of Natural History
Sanders Theatre
Spaulding Hospital Cambridge
Harvard University
War Memorial Recreation Center
Cambridge Health Alliance
GREEN LINE
Twin City Plaza
Philips Research
Sanofi
Cambridge St
CAMBRIDGE
Broadway
Inman Square
Momenta Pharmaceuticals
Binney St
Biogen
Draper Laboratory
Moderna
RED LINE
Western Ave
River St
MIT Plasma Science and Fusion Ctr.
MIT Museum
Great Dome
MIT Wong Auditorium
Massachusetts Institute of Technology
Gallery 263
Magazine St
Albany St
Memorial Plaza
Brookline St
Vassar St
Briggs Field
Charles River
HARVARD BRIDGE
BOSTON UNIV. BR.
Storrow Dr
Mass Turnpike
Boston University
Commonwealth Ave
NORFOLK COUNTY
Brookline
Fenway Park
Wheelock College
YAWKEY
Hynes Conv. Ctr.
Prudential Center
111 Huntington Ave
ORANGE LINE
BOSTON
Back Bay
Fisher College
Boston Common
Emerson College
Tufts Univ. School of Medicine
South End
SUFFOLK COUNTY
Mass Pike
Boston Convention & Exhibition Ctr.
South Boston
Downtown Boston
100 Federal St.
New England Aquarium
Faneuil Hall
BLUE LINE
State House
Beacon Hill
JFK Federal Building
Cambridge St
Mass. General Hospital
TD Garden
NORTH STATION
North End
Sumner Tunnel
Callahan Tunnel
Logan Intl. Airport 1 mile
Boston Harbor
CHARLESTOWN BRIDGE
EF Education First
CambridgeSide
Museum of Science
Community College
Bunker Hill Community College
Bunker Hill
High St
Charlestown
Cambridge College
Hood Business Park
Medford St
Bunker Hill St
Main St
Alford St
Mystic River
Tobin Bridge
USS Constitution Museum
MBTA
Bedford
Burlington
Wakefield
Peabody
Salem
Lynn
Swampscott
Woburn
Stoneham
Saugus
Lexington
Winchester
Melrose
Medford
Malden
Revere
Lincoln
Arlington
Everett
Chelsea
Belmont
Somerville
Waltham
Watertown
CAMBRIDGE
Winthrop
Atlantic Ocean
Newton
Brookline
BOSTON
Boston Harbor
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Weymouth
Hingham
Braintree
Norwood
Randolph
Medfield
PLYMOUTH COUNTY
NORFOLK COUNTY
SUFFOLK COUNTY
MIDDLESEX COUNTY
93
90
28
38
16
99
1
3
2
2A

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

Mortgage Loan No. 4 – CX - 250 Water Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA/WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		Baa2/BBBsf/BBB		Location:	Cambridge, MA 02141
Original Balance(1):		$55,000,000		General Property Type:	Mixed Use
Cut-off Date Balance(1):		$55,000,000		Detailed Property Type:	Lab/Office
% of Initial Pool Balance:		7.8%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2022 / NAP
Borrower Sponsors:		DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System, and Teacher Retirement System of Texas		Size:	479,004 SF
Guarantor(2):		DW Propco EF, LLC		Cut-off Date Balance PSF(1):	$1,110
Mortgage Rate(3):		5.5095%		Maturity Date Balance PSF(1)(3):	$1,110
Note Date:		1/27/2023		Property Manager:	Divco West Real Estate
First Payment Date:		3/10/2023			Services, Inc.
Maturity Date(3):		2/10/2033			(borrower-related)
Original Term to Maturity(3):		120 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$49,283,802
IO Period(3):		120 months		UW NOI Debt Yield(1):	9.3%
Seasoning:		0 months		UW NOI Debt Yield at Maturity(1)(3):	9.3%
Prepayment Provisions(3)(4):		L(24),DorYM1(89),O(7)		UW NCF DSCR(1):	1.66x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI(7):	NAP
Additional Debt Type(1):		Pari Passu		2nd Most Recent NOI(7):	NAP
Additional Debt Balance(1):		$476,500,000		3rd Most Recent NOI(7):	NAP
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy:	98.7% (2/1/2023)
Reserves(5)				2nd Most Recent Occupancy(7):	NAP
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(7):	NAP
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(8):	$1,090,000,000 (1/1/2023)
Insurance:	$0	Springing	NAP	Appraised Value PSF(8):	$2,276
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	48.8%
Other Reserves(6):	$17,593,844	$0	NAP	Maturity Date LTV Ratio(1)(8):	48.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$531,500,000	98.6%	Loan Payoff:	$473,876,626	87.9%
Cash Equity Contribution:	$7,497,903	1.4%	Outstanding TI Payment(9):	$44,192,678	8.2%
			Reserves:	$17,593,844	3.3%
			Closing Costs:	$3,334,755	0.6%
Total Sources:	$538,997,903	100.0%	Total Uses:	$538,997,903	100.0%

(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of the CX - 250 Water Street Whole Loan (as defined below), which is evidenced by twenty pari passu promissory notes with an aggregate principal balance of $531,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the CX - 250 Water Street Whole Loan.
(2)	There is no separate non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The entity identified above under “Guarantor” is the borrower.
(3)	The CX - 250 Water Street Whole Loan is structured with an Anticipated Repayment Date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%. The metrics presented above are calculated based on the ARD.
(4)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(5)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(6)	Other Reserves represents a Base Building Work Reserve ($5,932,952), Outstanding TI/LC Reserve ($7,160,274) and Outstanding Linkage Fees Reserve ($4,500,617).
(7)	Historical financial information and occupancy are not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(8)	Appraised value represents the Prospective Market Value Upon Completion & Stabilization, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.8% for the CX - 250 Water Street Whole Loan.
(9)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsor at loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

The Mortgage Loan. The fourth largest mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a whole loan (the “CX - 250 Water Street Whole Loan”) that is evidenced by twenty pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by a first priority fee mortgage encumbering a 479,004 SF mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The CX - 250 Water Street Mortgage Loan, with an aggregate original principal amount of $55,000,000, is evidenced by the non-controlling Note A-4, originated by BANA, and the non-controlling Note A-12, originated by WFB. The remaining promissory notes comprising the CX - 250 Water Street Whole Loan are summarized in the below table. The controlling Note A-1, originated by BANA, is expected to be contributed to a future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan” in the prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at the rate of 5.5095% per annum.

CX - 250 Water Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,250,000	$56,250,000	BANA	Yes
A-2, A-3, A-5, A-6, A-7, A-8	$175,125,000	$175,125,000	BANA	No
A-4, A-12	$55,000,000	$55,000,000	BANK 2023-BNK45	No
A-9, A-10, A-11, A-13, A-14, A-15, A-16	$138,825,000	$138,825,000	WFB	No
A-17, A-18	$53,150,000	$53,150,000	GS	No
A-19, A-20	$53,150,000	$53,150,000	3650	No
Total	$531,500,000	$531,500,000

The Borrower and the Borrower Sponsors. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 160 employees across six investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of June 30, 2022, Divco had over $17.3 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million SF.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $302.1 billion as of December 31, 2022. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 17.45% (approximately $52.7 billion as of December 31, 2022) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco, who owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over sixteen buildings, 2.1 million SF of science and technology space, 2.4 million SF of residential space, 100,000 SF of dining and retail space and 11 acres of green and open space. 2.5 million SF of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

The 479,004 SF CX – 250 Water Street Property was designed by Jacobs and Ennead and completed construction in 2022. The CX - 250 Water Street Property is a 9-story building with post-COVID design features and includes laboratory space (approx. 60.0% NRA), office space (approx. 40.0% NRA), ground floor retail (6,424 SF), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX - 250 Water Street building has 15’ - 20’ ceiling heights and five passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

Major Tenant.

E.R. Squibb & Sons LLC (472,580 SF, 98.7% of NRA, 100.0% of underwritten base rent). E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/ Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.4 billion in 2021. As of January 27, 2023, BMY had a market capitalization of approximately $154.0 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the loan origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and is anticipated to take occupancy in the third quarter of 2023.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through June 30, 2037, with two ten-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 SF on floor 9. The rent commencement dates of the BMY leases at CX - 250 Water Street were July 1, 2022 and November 1, 2022. The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street building is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its floor 9 space which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee of an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 SF, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is co-terminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

The following table presents certain information relating to the tenancy at the CX - 250 Water Street Property:

Tenant Summary(1)
Tenant Name	Suite	Credit Rating (Fitch/ Moody’s /S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Option
E.R. Squibb & Sons LLC	100 – 800	NR/A2/A+	415,900	86.8%	$36,807,150	86.1%	$88.50	10/31/2037	N	2 x 10 yr
E.R. Squibb & Sons LLC(3)	900	NR/A2/A+	56,680	11.8%	$5,951,400	13.9%	$105.00	10/31/2037	Y	2 x 10 yr
Subtotal/Wtd.Avg.			472,580	98.7%	$42,758,550	100.0%	$90.48

Retail (Vacant)			6,424	1.3%	$0	0.0%	$0.00
Total/Wtd. Avg.			479,004	100.0%	$42,758,550	100.0%	$90.48(4)

(1)	Information is based on the underwritten rent roll dated February 1, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has an option to terminate its lease on floor 9 on the last day of the 10th lease year (June 30, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 SF) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.
(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease rollover schedule at the CX - 250 Water Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034 & Thereafter	2	472,580	$90.48	98.7%	98.7%	$42,758,550	100.0%	100.0%
Vacant	0	6,424	$0.00	1.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	2	479,004	$90.48(3)	100.0%		$42,758,550	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology (MIT). There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The following table presents the submarket statistics for the laboratory space in the Cambridge market:

Submarket Summary
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

The following table summarizes the comparable leases in the surrounding market:

Summary of Comparable Leases
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average.(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 1, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 SF at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 SF at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

The lease comparables range in size from 57,159 SF to 462,000 SF and have lease terms ranging from 5 to 15 years. The lease comparables exhibit a range in rents from $82.30 to $117.00 PSF, with an average of $103.26 PSF on a net basis. Lease comparables offer no free rent concessions, but offer tenant improvement allowances ranging from $0.00 to $250.00 PSF, with an average of $150.00 PSF. The appraiser concluded to a market rent of $115.00 PSF, which is 27.1% over the weighted average in-place rent at the CX - 250 Water Street Property of $90.48 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the CX - 250 Water Street Property:

Market Rent Summary
	Laboratory	Retail
Market Rent PSF (NNN)	$115.00	$50.00
Lease Term (Years)	10	10
Rent Increase Projection	3% per annum	3% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the CX - 250 Water Street Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$43,079,750	$89.94
Straight Line Rent(3)	$5,689,409	$11.88
Expense Reimbursement	$12,827,911	$26.78
Parking Income	$1,596,600	$3.33
(Vacancy)	($631,937)	($1.32)
Effective Gross Income	$62,561,733	$130.61

Real Estate Taxes	$6,619,604	$13.82
Insurance	$355,155	$0.74
Other Operating Expenses	$6,303,172	$13.16
Total Operating Expenses	$13,277,931	$27.72

Net Operating Income	$49,283,802	$102.89
Replacement Reserves	$119,751	$0.25
TI/LC	$0	$0.00
Net Cash Flow	$49,164,051	$102.64

Occupancy %(4)	99.0%
NOI DSCR(5)	1.66x
NCF DSCR(5)	1.66x
NOI Debt Yield(5)	9.3%
NCF Debt Yield(5)	9.3%

(1)	Historical financial information and occupancies are not available because the CX - 250 Water Street Property was built in 2022.
(2)	Based on the in-place rent roll dated February 1, 2023 for contractual leases. The rent commencement date for the CX - 250 Water Street Property was in July 2022.
(3)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.
(4)	Represents economic occupancy.
(5)	Debt service coverage ratios and debt yields are based on the CX - 250 Water Street Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums.

TI/LC Reserve – During a Lease Sweep Period (as defined below), all excess cash will be swept into the rollover reserve.

Base Building Work Reserve – At loan origination, the borrower deposited $5,932,952 into a reserve for the completion of construction of the CX - 250 Water Street Property.

Outstanding TI/LC Reserve – At loan origination, the borrower deposited approximately $7,160,274 into a reserve for outstanding tenant improvements and leasing commissions.

Outstanding Linkage Fees Reserve – At loan origination, the borrower deposited approximately $4,500,617 into a reserve for outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

A “Trigger Period” will occur:

(i) commencing upon the ARD (with no cure or end date);

(ii) commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;

(iii) on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or

(iv) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A) if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;

(B) if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;

(C) if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;

(D) if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;

(E) if triggered in the case of clause (iv) above, the date on which the subject default has been cured;

(F) if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;

(G) if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or

(H) if triggered in in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the BMY leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, its direct or indirect parent company (if any) and/or any guarantor of such tenant’s obligations under the Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable SF of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox and Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

Mixed Use – Lab/Office	Loan #4	Cut-off Date Balance:	$55,000,000
250 Water Street	CX - 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	9.3%

Additional Secured Indebtedness (not including trade debts). None. In addition to the CX - 250 Water Street Mortgage Loan, the CX - 250 Water Street Property also secures Notes A-1, A-2, A-3, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-13, A-14, A-15, A-16, A-17, A-18, A-19 and A-20 (the “CX - 250 Water Street Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $476,500,000. The CX - 250 Water Street Pari Passu Companion Loans accrue interest at the same rate as the CX - 250 Water Street Mortgage Loan. The CX - 250 Water Street Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the CX - 250 Water Street Pari Passu Companion Loans. The holders of the CX - 250 Water Street Mortgage Loan and the CX - 250 Water Street Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the CX - 250 Water Street Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Letter of Credit. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance that covers perils through the loan term and acts of terrorism and is required to obtain and maintain business interruption insurance for 24 months plus a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

401-405 Colorado – Austin, TX

Metroplex, PA – Plymouth Meeting, PA

SCHUYLKILL YARDS

The Bulletin Building – Philadelphia, PA

933 First Avenue – King of Prussia, PA

SailPoint

Four Points Centre 3 – Austin, TX

1900 Market – Philadelphia, PA

500 North Gulph – King of Prussia, PA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

Trooper
Fairview Village
Blue Bell
Audubon
Norristown
MONTGOMERY COUNTY
Norristown Farm Park
Bridgeport
King of Prussia
Plymouth Meeting
Pennsylvania Tpke
Schuylkill Expwy
Conshohocken
Gulph Mills
CHESTER COUNTY
Strafford
Radnor
Devon
Wayne
Gladwyne
Berwyn
DELAWARE COUNTY
Villanova
Philadelphia 14 miles
Phila. Intl. Airport 25 miles
VALLEY FORGE NATIONAL HISTORIC PARK
5
6
7

Powelton Village
FAIRMOUNT PARK
Vine Street Expwy
University City
JFK Blvd
Market St
Center City
PHILADELPHIA
Schuylkill River
Southwest Center City
Rittenhouse Square
Philadelphia Intl. Airport 7 miles
2
3

Great Hills
Balcones Woods
Lake Travis
Jester Point
TRAVIS COUNTY
Quail Creek
Westcliff
Far West
AUSTIN
Emma Long Metropolitan Park
Highland
West Lake Hills
Colorado River
West End
Downtown
Rosewood
MoPac Expwy
4
1

Brandywine Strategic Office Portfolio

1	401-405 Colorado	Austin, TX
2	1900 Market	Philadelphia, PA
3	The Bulletin Building	Philadelphia, PA
4	Four Points Centre 3	Austin, TX
5	500 North Gulph	King of Prussia, PA
6	Metroplex, PA	Plymouth Meeting, PA
7	933 First Avenue	King of Prussia, PA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

Mortgage Loan No. 5 – Brandywine Strategic Office Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA/WFB		Single Asset/Portfolio(4):	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):		Aa2/BBB-sf/A-		Location(4):	Various, Various
Original Balance(1):		$50,000,000		General Property Type:	Office
Cut-off Date Balance(1):		$50,000,000		Detailed Property Type(4):	Various
% of Initial Pool Balance:		7.1%		Title Vesting:	Fee / Leasehold
Loan Purpose:		Recapitalization		Year Built/Renovated(4):	Various / Various
Borrower Sponsor:		Brandywine Operating Partnership, L.P.		Size(4):	1,443,002 SF
Guarantor:		Brandywine Operating Partnership, L.P.		Cut-off Date Balance PSF(1):	$170
Mortgage Rate:		5.8750%		Maturity Date Balance PSF(1):	$170
Note Date:		1/19/2023		Property Manager:	Self-managed
First Payment Date:		3/6/2023
Maturity Date:		2/6/2028
Original Term to Maturity:		60 months
Original Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information
Seasoning:		0 months		UW NOI(5):	$44,105,588
Prepayment Provisions:		L(25),YM1(28),O(7)		UW NOI Debt Yield(1):	18.0%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	18.0%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	2.80x
Additional Debt Balance(1):		$195,000,000		Most Recent NOI(5):	$29,521,698 (11/30/2022 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$27,577,620 (12/31/2021)
Reserves(2)				3rd Most Recent NOI:	$23,449,062 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.1% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy(6):	96.7% (12/31/2021)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	93.7% (12/31/2020)
Deferred Maintenance:	$165,113	$0	NAP	Appraised Value (as of)(4)(7):	$617,200,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$428
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(7):	39.7%
Other(3):	$26,113,792	Springing	NAP	Maturity Date LTV Ratio(1)(7):	39.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$245,000,000	100.0%	Return of Equity(8):	$209,438,221	85.5%
			Reserves:	$26,278,905	10.7%
			Closing Costs:	$9,282,874	3.8%
Total Sources:	$245,000,000	100.0%	Total Uses:	$245,000,000	100.0%

(1)	The Brandywine Strategic Office Portfolio Mortgage Loan (as defined below) is part of the Brandywine Strategic Office Portfolio Whole Loan (as defined below), which is evidenced by thirteen pari passu promissory notes with an aggregate principal balance of $245,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Brandywine Strategic Office Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other initial reserves consist of an Outstanding TI/LC Obligations Reserve ($23,692,032), a portion of which ($11,039,869) was delivered in the form of letters of credit, Outstanding Gap Rent Obligations Reserve ($1,376,789) and Outstanding Free Rent Obligations Reserve ($1,044,971). Other ongoing reserves consist of a springing ground rent reserve.
(4)	See the table entitled “Brandywine Strategic Office Portfolio Summary” below for further information.
(5)	The increase between UW NOI and historical NOI is due in part to the completion of construction of the 401-405 Colorado Property (property names used herein are as defined in the table entitled “Brandywine Strategic Office Portfolio Summary” below) in 2021. The majority of leases at the 401-405 Colorado Property commence either in the second half of 2022 or in 2023.
(6)	Construction of the 401-405 Colorado Property was completed in 2021 and such property has been excluded from 2nd Most Recent Occupancy and 3rd Most Recent Occupancy calculations.
(7)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties (as defined below) which includes a 4.15% premium over the aggregate of the individual property values. According to the individual appraisals dated between November 2, 2022 and November 4, 2022, the aggregate appraised value of the individual properties equals $592,600,000 and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.3%.
(8)	The Brandywine Strategic Office Portfolio Properties were previously unencumbered. The proceeds from the Brandywine Strategic Office Portfolio Whole Loan will be used by the borrower sponsor for corporate purposes. The borrower sponsor’s total cost basis in the Brandywine Strategic Office Portfolio Properties as of September 30, 2022 was approximately $415,499,641.

The Mortgage Loan. The fifth largest mortgage loan (the “Brandywine Strategic Office Portfolio Mortgage Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) that is evidenced by thirteen pari passu promissory notes in the aggregate original principal amount of $245,000,000 and secured by first priority fee or leasehold mortgages encumbering a portfolio of seven office properties totaling approximately 1,443,002 SF, located in the Philadelphia and Austin office markets (each a “Property” and collectively, the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A., Wells Fargo Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”). The Brandywine Strategic Office Portfolio Mortgage Loan is evidenced by the non-controlling Note A-3, originated by Bank of America, N.A., and Note A-6, originated by Wells Fargo Bank, National Association, with an aggregate original principal balance of $50,000,000. The controlling Note A-1-1, originated by Barclays, is expected to be contributed to a future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and the Green Acres Whole Loan” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

Brandywine Strategic Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$47,000,000	$47,000,000	Barclays	Yes
A-1-2	$23,000,000	$23,000,000	Barclays	No
A-2	$15,750,001	$15,750,001	Barclays	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-4	$18,083,333	$18,083,333	BANA	No
A-5	$10,000,000	$10,000,000	BANA	No
A-6	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-7	$18,083,333	$18,083,333	WFB	No
A-8	$10,000,000	$10,000,000	WFB	No
A-9	$20,000,000	$20,000,000	CREFI	No
A-10	$20,000,000	$20,000,000	CREFI	No
A-11-1	$8,000,000	$8,000,000	CREFI	No
A-11-2	$5,083,333	$5,083,333	CREFI	No
Total	$245,000,000	$245,000,000

The Borrowers and the Borrower Sponsor. The borrowers are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and special purpose entity with two independent directors.

The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States, with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million SF as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million SF of ground-up new development in the Philadelphia market, with over 8 million additional SF in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its Austin portfolio to nearly 4 million SF. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

The Properties. The Brandywine Strategic Office Portfolio Properties consist of the five fee properties (66.1% of NRA) and two leasehold properties (33.9% of NRA) totaling 1,443,002 SF located in the Philadelphia, Pennsylvania (five properties, 74.3% of NRA) and Austin, Texas (two properties, 25.7% of NRA) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2020 and five assets (60.0% of NRA) were built or renovated in 2017 or later.

BRT was involved with the construction and development of four of the seven Brandywine Strategic Office Portfolio Properties, the Metroplex, PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2001 and 2021 and had a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three of the seven Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”), were acquired by BRT in 1996, 2012 and 2017, respectively, for a combined cost of $55.9 million. Following the acquisitions, BRT invested heavily in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, BRT’s cost basis of the Acquisition Properties was $201.4 million, implying an investment since acquisition of approximately $145.5 million, equal to 2.6 times BRT’s initial investment.

As of December 21, 2022, the Brandywine Strategic Office Portfolio Properties were 98.1% leased, four of the seven Brandywine Strategic Office Portfolio Properties were 100.0% leased and no property was less than 90.1% leased. The Brandywine Strategic Office Portfolio Properties benefit from a granular rent roll, with no tenant outside of the top three representing more than 7.7% of NRA or 7.8% of underwritten base rent. The Brandywine Strategic Office Portfolio Properties have had strong leasing momentum throughout the COVID-19 pandemic, with 39.7% of leases by underwritten base rent commencing after March 2020 and a weighted average lease start date of June 2019 across the Brandywine Strategic Office Portfolio Properties. This recent leasing results in a weighted average remaining lease term of 9.4 years. Only 5.2% of underwritten base rent and 6.1% of NRA expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of NRA or 3.0% of underwritten base rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 59.5% of underwritten base rent across the Brandywine Strategic Office Portfolio Properties, including five of the top ten tenants accounting for 62.9% of top ten underwritten base rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio Properties are leased to a diverse mix of legal, tech and financial services tenants, including SailPoint Technologies, Inc. (9.0% of underwritten base rent) and Bain & Company, Inc. (4.7% of underwritten base rent).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

The following table presents certain information relating to the Brandywine Strategic Office Portfolio Properties:

Brandywine Strategic Office Portfolio Summary
Property Name Address	Property Sub-Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	SF	UW NOI	% UW NOI	Appraised Value(1)	% of Appraised Value(1)
401-405 Colorado(2) 401-405 Colorado Street Austin, TX 78701	CBD	$12,793,469	25.6%	2021/NAP	205,803	$10,232,483	23.2%	$138,000,000	22.4%
1900 Market 1900 Market Street Philadelphia, PA 19103	CBD	$12,592,449	25.2%	1981/2015	456,922	$11,762,099	26.7%	$159,100,000	25.8%
The Bulletin Building(2) 3025 Market Street Philadelphia, PA 19104	CBD	$10,087,551	20.2%	1953/2018-2020	282,709	$7,970,910	18.1%	$113,100,000	18.3%
Four Points Centre 3 11120 Four Points Drive Austin, TX 78726	Suburban	$4,702,857	9.4%	2019/NAP	164,818	$4,619,849	10.5%	$67,800,000	11.0%
500 North Gulph(3) 500 North Gulph Road King of Prussia, PA 19406	Suburban	$3,290,000	6.6%	1979/2019	100,820	$3,315,752	7.5%	$38,100,000	6.2%
Metroplex, PA 4000 Chemical Road Plymouth Meeting, PA 19462	Suburban	$3,276,531	6.6%	2007/NAP	120,877	$2,976,914	6.7%	$38,600,000	6.3%
933 First Avenue(4) 933 First Avenue King of Prussia, PA 19406	Suburban	$3,257,143	6.5%	2001/2018	111,053	$3,227,580	7.3%	$37,900,000	6.1%
Total		$50,000,000			1,443,002	$44,105,588	100.0%	$617,200,000

(1)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio Properties which includes a 4.15% premium over the aggregate of the individual property values.
(2)	The 401-405 Colorado Property and The Bulletin Building Property are secured by ground leases. See “Ground Lease” below.
(3)	The individual “as-is” appraised value of the 500 North Gulph Property assumes the assignment and extension of the CSL Behring L.L.C. lease is successfully executed. The lender UW reflects the CSL Behring L.L.C lease. See “Major Tenants” below for further information.
(4)	The 933 First Avenue Property is subject to a condominium regime with an adjacent building. Each building comprises a 50% voting interest in the related condominium association. See ”Description of the Mortgaged Property—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

Major Tenants.

Independence Blue Cross, LLC (227,974 SF, 15.8% of NRA, 16.0% of underwritten base rent). Independence Blue Cross, LLC (“Independence Blue Cross”) is a health insurance company headquartered in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 36 independent and locally operated companies that provide health insurance to more than 106 million people. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses, as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street, under a lease that expires in April 2034 with no termination options.

Spark Therapeutics, Inc. (183,208 SF, 12.7% of NRA, 13.7% of underwritten base rent). Spark Therapeutics, Inc. (“Spark”) is a developer of gene therapy treatments for genetic diseases, including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies, with a market capitalization of over $250 billion, and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P, respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 upon 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.

SailPoint Technologies, Inc. (164,818 SF, 11.4% of NRA, 9.0% of underwritten base rent). SailPoint Technologies, Inc. (“SailPoint”) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes artificial intelligence and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world, with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (111,053 SF, 7.7% of NRA, 7.8% of underwritten base rent). Worldwide Insurance Services, LLC (“Worldwide Insurance”) offers a variety of travel medical insurance across the U.S. under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

CSL Behring L.L.C. (100,820 SF, 7.0% of NRA, 7.6% of underwritten base rent). CSL Behring L.L.C. (“CSL Behring”) is a plasma-based biotech company that serves as the biotherapies and rare disease division of CSL Limited (Moody’s / Fitch / S&P: A3 / NR / A-). CSL Behring employs over 1,700 research and development employees around the world across its five therapeutic areas and three scientific platforms. In the last five years, CSL Behring has invested $4.1 billion in research and development to advance its product pipeline. CSL Behring leases the entirety of the 500 North Gulph Property, near its headquarters in King of Prussia, Pennsylvania, under lease that expires in January 2031 with one termination option exercisable on July 31, 2028 upon 24 months’ notice and payment of a termination fee.

CSL Behring is in the process of assigning its lease to UGI Corporation (NYSE: UGI), a natural gas and electric power distribution company headquartered in King of Prussia, Pennsylvania. In connection with the assignment, the borrower and CSL Behring are in the process of negotiating an amendment to CSL Behring’s lease. The proposed amendment would also extend the lease term for an additional 87 months, to April 2038, and remove the termination option. CSL Behrings’s lease has not been assigned and the amendment has not been executed and, as such, these terms were not included in the underwriting analysis. We cannot assure you that the amendment to and assignment of CSL Behring’s lease will be executed as expected or at all.

The following table presents certain information relating to the tenancy at the Brandywine Strategic Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Property	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF		Lease Expiration	Term. Option (Y/N)	Renewal Option
Independence Blue Cross	Baa2 / BBB / A	1900 Market	227,974	15.8%	$8,193,359	16.0%	$35.94		4/16/2034	N	None
Spark	Aa2 / AA / AA	The Bulletin Building	183,208	12.7%	$7,021,239	13.7%	$38.32		12/31/2033	Y(3)	1 x 5 yr
SailPoint	NR / NR / NR	Four Points Centre 3	164,818	11.4%	$4,619,849	9.0%	$28.03		4/30/2029	N	1 x 5 yr
Worldwide Insurance	NR / NR / NR	933 First Avenue	111,053	7.7%	$3,992,355	7.8%	$35.95		5/31/2029	N	1 x 5 yr
CSL Behring(4)	A3 / NR / A-	500 North Gulph	100,820	7.0%	$3,899,970	7.6%	$38.68		1/31/2031	Y	1 x 5 yr
Bill Me Later, Inc.	A3 / A- / A-	Metroplex, PA	99,512	6.9%	$3,808,075	7.4%	$38.27		1/31/2031	Y(5)	2 x 5 yr
Subtotal/Wtd. Avg.			887,385	61.5%	$31,534,848	61.6%	$35.54

Other Tenants(6)			527,978	36.6%	$19,626,990	38.4%	$37.17
Vacant Space			27,639	1.9%	$0	0.0%	$0.00
Total/Wtd. Avg.			1,443,002	100.0%	$51,161,837	100.0%	$36.15	(7)

(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Spark has one termination option exercisable by December 31, 2028, with 30 months’ notice (24 months’ notice if occupying less than three full floors) and payment of the unamortized TI/LC costs with respect to the portion of the space terminated.
(4)	CSL Behring is in the process of assigning its lease to UGI Corporation, as described above. CSL Behring has an early termination option exercisable as of July 31, 2028, with 24 months’ notice and the payment of a termination fee. Such termination option will not apply to the UGI Corporation lease.
(5)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027, with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.
(6)	Includes 5,543 SF of “Variance SF” used by the borrower sponsor to maintain consistent SF at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed.
(7)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Brandywine Strategic Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023 & MTM	10	3,072	$0.00		0.2%	0.2%	$0	0.0%	0.0%
2024	2	1,178	$58.82		0.1%	0.3%	$69,290	0.1%	0.1%
2025	2	3,925	$40.68		0.3%	0.6%	$159,669	0.3%	0.4%
2026	2	15,964	$56.33		1.1%	1.7%	$899,268	1.8%	2.2%
2027	2	63,707	$23.89		4.4%	6.1%	$1,521,647	3.0%	5.2%
2028	2	12,993	$36.19		0.9%	7.0%	$470,179	0.9%	6.1%
2029	3	331,717	$31.37		23.0%	30.0%	$10,405,449	20.3%	26.4%
2030	3	40,269	$36.50		2.8%	32.8%	$1,469,797	2.9%	29.3%
2031	4	231,664	$39.94		16.1%	48.8%	$9,252,842	18.1%	47.4%
2032	3	67,137	$47.84		4.7%	53.5%	$3,211,983	6.3%	53.7%
2033	5	233,043	$40.11		16.1%	69.6%	$9,346,838	18.3%	71.9%
2034 & Beyond(3)	13	410,694	$34.95		28.5%	98.1%	$14,354,876	28.1%	100.0%
Vacant	0	27,639	$0.00		1.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	51	1,443,002	$36.15	(4)	100.0%		$51,161,837	100.0%

(1)	Information is based on the underwritten rent roll dated December 21, 2022 and includes contractual rent steps through January 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes 5,543 SF of “Variance SF” used by the borrower sponsor to maintain consistent SF at the Brandywine Strategic Office Portfolio Properties, for which no underwritten base rent was attributed..
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

The Market. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia, Pennsylvania (five properties, 74.3% of NRA) and Austin, Texas (two properties, 25.7% of NRA) office markets.

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years. In the three-year period from 2012 to 2014, there was a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increased supply, slightly positive absorption, 1.5% increase in vacancy rates and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stood at 9.1% and $26.28 PSF, respectively.

According to the appraisal, five of the seven Brandywine Strategic Office Portfolio Properties are located in the Philadelphia market and spread across the four submarkets summarized in the table below:

Philadelphia Submarket Summary
Property Name	Submarket	SF	% of Total Portfolio NRA(1)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(1)	In-Place Vacancy(1)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6%	5.7%	$26.05	$33.30(2)	$30.99	2.7%
Metroplex, PA	Plymouth Meeting/Blue Bell	120,877	8.4%	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7%	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0%	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%

Source: Third party research report, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.
(2)	Represents weighted average of appraisal concluded market rent for Office – Lab space ($40.00 PSF) and Office – Lower Level space ($15.00 PSF).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The period from 2016 to 2018, again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The period from 2019 to 2021 featured significantly increased supply, positive absorption, 4.6% increases in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stood at 13.7% and $40.60 PSF, respectively.

According to the appraisal, the two of the seven Brandywine Strategic Office Portfolio Properties in the Austin Market are located in the two submarkets summarized in the table below:

Austin Submarket Summary
Property Name	Submarket	SF	% of Total Portfolio NRA(1)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	UW In-Place Base Rent PSF(1)	In-Place Vacancy(1)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4%	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%

Source: Third party research report, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated December 21, 2022. UW In-Place Base Rent PSF includes contractual rent steps through January 31, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brandywine Strategic Office Portfolio Properties:

Cash Flow Analysis
	2019	2020	2021	11/30/2022 TTM	UW	UW PSF
Base Rent(1)	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798	$33.59
Contractual Rent Steps(2)	$0	$0	$0	$0	$1,964,958	$1.36
Straight-Line Rent(3)	$0	$0	$0	$0	$730,081	$0.51
Income from Vacant Units	$0	$0	$0	$0	$826,751	$0.57
Expense Reimbursement	$5,855,685	$6,828,704	$7,867,805	$9,591,402	$15,532,532	$10.76
Net Rental Income	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	$46.79
Miscellaneous Income	$81,801	$126,828	$200,423	$88,972	$89,701	$0.06
Parking Income	$0	$0	$0	$931,443	$1,562,015	$1.08
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,227,944)	($0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	$47.09

Real Estate Taxes	$3,840,198	$4,834,794	$4,364,429	$6,116,125	$8,380,241	$5.81
Insurance	$194,920	$235,867	$268,460	$284,194	$333,641	$0.23
Ground Rent(4)	$0	$0	$328,740	$335,982	$328,740	$0.23
Other Operating Expenses	$9,833,693	$9,326,612	$11,267,794	$13,511,721	$14,796,683	$10.25
Total Operating Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	$16.52

Net Operating Income(5)	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	$30.57
Replacement Reserves	$0	$0	$0	$0	$360,751	$0.25
TI/LC	$0	$0	$0	$0	$2,886,004	$2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	$28.32

Occupancy %	88.5%	93.7%	96.7%	98.1%	98.2%
NOI DSCR(6)	1.35x	1.61x	1.89x	2.02x	3.02x
NCF DSCR(6)	1.35x	1.61x	1.89x	2.02x	2.80x
NOI Debt Yield(6)	8.0%	9.6%	11.3%	12.0%	18.0%
NCF Debt Yield(6)	8.0%	9.6%	11.3%	12.0%	16.7%

(1)	UW Base Rent is based on the underwritten rent roll dated December 21, 2022.
(2)	Contractual Rent Steps were taken through January 31, 2024.
(3)	Straight-Line Rent taken through the lesser of the Brandywine Strategic Office Portfolio Whole Loan term and the lease expiration date.
(4)	The ground rent for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.
(5)	The increase between UW NOI and historical NOI is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence either in the second half of 2022 or in 2023.
(6)	Debt service coverage ratios and debt yields are based on the Brandywine Strategic Office Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrowers are required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes during a Trigger Period (as defined below) or upon the borrowers’ failure to provide the lender evidence of timely payment of taxes.

Insurance – The borrowers are required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve during a Trigger Period or upon the borrowers’ failure to provide the lender evidence of the timely payment of insurance premiums or evidence of the renewal of a blanket policy to the extent the borrowers maintain insurance pursuant to a blanket policy (which is currently the case).

Deferred Maintenance - At origination the borrower deposited $165,113 into a reserve for deferred maintenance.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $30,063 to a reserve for replacements to the Brandywine Strategic Office Portfolio Properties. In lieu of monthly deposits to the replacement reserve, the borrowers are permitted to provide a letter of credit for such amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

TI/LC Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts of $240,500 for future tenant improvements and leasing commissions. Additionally, any lease termination or modification payments will be deposited into the TI/LC Reserve unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal 16.61%.

Outstanding TI/LC Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $23,692,032 for outstanding landlord obligations, $11,039,869 of which was delivered in the form of letters of credit.

Outstanding Gap Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,376,789 for outstanding gap rent obligations.

Outstanding Free Rent Obligations Reserve – The Brandywine Strategic Office Portfolio Whole Loan documents provide for an upfront reserve of $1,044,971 for outstanding free rent obligations.

Ground Rent Reserve – During a Trigger Period, the borrowers are required to deposit monthly amounts for ground rent due and payable for the immediately following calendar month for the 401-405 Colorado Property (subject to a cap of three months’ worth of such ground rent).

Lockbox and Cash Management. The Brandywine Strategic Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. During a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio Properties achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the Brandywine Strategic Office Portfolio Mortgage Loan, the Brandywine Strategic Office Portfolio Properties also secures Notes A-1, A-2, A-4, A-5, A-7, A-8, A-9, A-10 and A-11 (the “Brandywine Strategic Office Portfolio Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $195,000,000. The Brandywine Strategic Office Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Brandywine Strategic Office Portfolio Mortgage Loan. The Brandywine Strategic Office Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Brandywine Strategic Office Portfolio Pari Passu Companion Loans. The holders of the Brandywine Strategic Office Portfolio Mortgage Loan and the Brandywine Strategic Office Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Brandywine Strategic Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrowers to obtain the release of one or more individual Properties (each, a “Release Property”) from the lien of the applicable mortgage upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic Office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Brandywine Strategic Office Portfolio Properties is equal to the greater of (i) the debt yield at loan closing (16.61%) and (ii) the debt yield immediately prior to such release.

Letter of Credit. The borrowers have delivered two letters of credit in lieu of cash for outstanding approved leasing expenses in the form of tenant improvements and leasing commissions, which are as follows: (i) letter of credit in the amount of $9,900,000 for the Food Hall at The Bulletin Building Property and (ii) letter of credit in the amount of $1,139,869 in respect to IBX at the 1900 Market Property.

Right of First Offer/Right of First Refusal. With respect to The Bulletin Building Property, Academic Properties, Inc., the ground lessor (“The Bulletin Building Ground Lessor”), has a right to purchase the Brandywine Strategic Office Portfolio Mortgage Loan in the event the Brandywine Strategic Office Portfolio Mortgage Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure, has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Brandywine Strategic Office Portfolio Mortgage Loan, together with all accrued interest and other amounts due thereon. In addition, The Bulletin Building Ground Lessor has a right of first offer to purchase the leasehold interest in the Bulletin Building Property in the event of a proposed transfer of The Bulletin Building Property.

With respect to the 500 North Gulph Property, the sole tenant, CSL Behring, has a right of first offer to purchase the property in the event of a proposed transfer of the property to an unaffiliated third party. The right of first offer does not apply to a transfer of the property in connection with a foreclosure or the lender otherwise taking title to the property arising from a default by the borrower under the Brandywine Strategic Office Portfolio Whole Loan documents. The right of first offer does not transfer to UGI Corporation with the proposed lease amendment. See “Major Tenants” above.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

Office – Various	Loan #5	Cut-off Date Balance:	$50,000,000
Various	Brandywine Strategic Office Portfolio	Cut-off Date LTV:	39.7%
Various		UW NCF DSCR:	2.80x
		UW NOI Debt Yield:	18.0%

Ground Lease. The borrowers have a leasehold interest in two of the seven Brandywine Strategic Office Portfolio Properties, the 401-405 Colorado Property and The Bulletin Building Property, which are each subject to a ground lease (the “401-405 Colorado Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Ground Lease is between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2084 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground Lease is between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017, and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12 month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

WHITE HOUSE | BLACK MARKET

Madewell

Parlour
TEMPUR-PEDIC

free people

PANERA BREAD

Bath & Body Works

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

Tice's Corner
441 Chestnut Ridge Road
Woodcliff Lake, NJ 07677
NEW YORK
NEW JERSEY
ROCKLAND COUNTY
BERGEN COUNTY
Harriman State Park
Montebello
Suffern
Airmont
Monsey
Spring Valley
Hillcrest
New City
Bardonia
Nanuet
Mahwah
Chestnut Ridge
Upper Saddle River
Ramsey
Montvale
Pearl River
Allendale
Saddle River
Park Ridge
Woodcliff Lake
Franklin Lakes
Waldwick
Wyckoff
Ho-Ho-Kus
Hillsdale
Old Tappan
Harrington Park
Washington Township
Westwood
Ridgewood
Emerson
Closter
Paramus
Haworth
Oradell
New Milford
Dumont
New York State Thruway
Garden State Pkwy
Palisades Interstate Pkwy
Motorola
Eagle Pharmaceutical Inc.
KPMG
Mercedes-Benz USA
Sony
Farmer's Choice Food Brands
BMW of North America
NY City 26 miles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

Mortgage Loan No. 6 – Tice’s Corner

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Woodcliff Lake, NJ 07677
Original Balance:		$50,000,000		General Property Type:	Retail
Cut-off Date Balance:		$50,000,000		Detailed Property Type:	Lifestyle Center
% of Initial Pool Balance:		7.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2001 / 2013-2019
Borrower Sponsor:		David A. Waldman		Size:	119,197 SF
Guarantor:		David A. Waldman		Cut-off Date Balance PSF:	$419
Mortgage Rate:		6.4200%		Maturity Date Balance PSF:	$419
Note Date:		12/1/2022		Property Manager:	David Adam Realty, Inc.
First Payment Date:		1/1/2023			(borrower-related)
Maturity Date:		12/1/2032
Original Term to Maturity/ARD:		120 months
Original Amortization Term:		0 months
IO Period:		120 months		Underwriting and Financial Information
Seasoning:		2 months		UW NOI:	$5,361,928
Prepayment Provisions:		L(26),D(89),O(5)		UW NOI Debt Yield:	10.7%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:		No		UW NCF DSCR:	1.55x
Additional Debt Balance:		NAP		Most Recent NOI:	$5,556,265 (10/31/2022 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$5,209,334 (12/31/2021)
Reserves(1)				3rd Most Recent NOI:	$4,377,521 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.7% (11/29/2022)
RE Taxes:	$0	$108,920	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2021)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2020)
Deferred Maintenance:	$41,764	$0	NAP	Appraised Value (as of):	$85,000,000 (9/30/2022)
Replacement Reserve:	$0	$1,987	NAP	Appraised Value PSF:	$713
TI/LC Reserve:	$695,000	$27,316	$695,000	Cut-off Date LTV Ratio:	58.8%
Roof Replacement Reserve:	$470,000	$0	NAP	Maturity Date LTV Ratio:	58.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$44,643,230	89.3%
			Return of Equity:	$3,037,132	6.1%
			Reserves:	$1,206,764	2.4%
			Closing Costs:	$1,112,874	2.2%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan is evidenced by a promissory note in the original principal amount of $50,000,000 (the “Tice’s Corner Mortgage Loan) and secured by a first priority fee mortgage encumbering a 119,197 SF retail property located in Woodcliff Lake, New Jersey (the “Tice’s Corner Property”).

The Borrower and Borrower Sponsor. The borrower is WS Tice’s Corner Marketplace L.L.C., a single-purpose Connecticut limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is David A. Waldman. The borrower is owned by WS Tice’s Corner Manager LLC (1.0%), a Delaware limited liability company, as its manager, Peter Werth Jr (57.0%), and various other individuals and entities. David A. Waldman directly or indirectly owns an approximately 3.7275% interest in the borrower and is the manager of WS Tice’s Corner Manager LLC. David A. Waldman is the founder and president of David Adam Realty, Inc. Founded in 1991, David Adam Realty Inc. is a real estate investment and management company based in Connecticut, which currently owns 20 properties comprised of over approximately 600,000 SF. David Adam Realty, Inc. has over 25 years of local and regional market experience, investing in office, industrial, retail, and multifamily properties.

The Property. The Tice’s Corner Property is comprised of a fee interest in a 119,197 SF Class A retail lifestyle shopping center on an approximately 13.0 acre site in Woodcliff Lake, New Jersey. The Tice’s Corner Property was built in 2001, and was renovated between 2013 and 2019, with $3,494,700 in property improvements and $2,733,600 in tenant improvements and leasing costs. The Tice’s Corner Property is comprised of two, single story buildings, with 579 parking spaces (4.86 spaces per 1,000 SF). As of November 29, 2022, the Tice’s Corner Property was 98.7% leased to 26 tenants, many of which are national retailers, including The Gap, Anthropologie, Pottery Barn, J Crew, Apple, Banana Republic, Talbots, Athleta, Nike, Bare Burger, Tempur-Pedic and Williams Sonoma. 17 of the tenants, representing approximately 77.3% of the SF, have been in occupancy for at least 10 years, with 11 of such tenants, representing 61.7% of the SF, being original tenants, which have been operating stores at the Tice’s Corner Property for over 20 years. No single tenant leases more than 10% of the Tice’s Corner Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

Major Tenants.

The Gap (11,500 SF, 9.6% of NRA, 9.5% of underwritten rent). The Gap is the namesake brand of The Gap Inc., an American worldwide clothing and accessories retailer. The Gap Inc. operates under four primary brands: Gap, Banana Republic, Old Navy and Athleta. Founded in 1969, The Gap Inc. is headquartered in San Francisco, California, and has business operations across the United States, Asia, the Middle East, Europe, and Africa. The Gap Inc. has approximately 97,000 employees, and operates approximately 3,000 company-operated stores, over 500 franchise stores and e-commerce sites. The Gap has been a tenant at the Tice’s Corner Property since 2001, has a lease expiration date of December 31, 2028 and has no renewal options remaining.

Anthropologie (11,463 SF, 9.6% of NRA, 6.6% of underwritten rent). Anthropologie is a shopping brand, offering an assortment of clothing, shoes, accessories, beauty products, furniture, home décor, garden, bridal, and other items. The brand’s first store opened in 1992, and today the brand operates over 200 stores around the world. Anthropologie is a wholly owned subsidiary of Urban Outfitters, Inc., which also owns Urban Outfitters, Free People, and Terrain. Founded in 1970 and headquartered in Philadelphia, Pennsylvania, Urban Outfitters, Inc. operates 261 Urban Outfitters, 238 Anthropologie, and 173 Free People stores across the United States, Canada and Europe. Anthropologie has been a tenant at the Tice’s Corner Property since 2002, has a lease expiration date of January 31, 2027 and has no renewal options remaining.

Pottery Barn (9,410, 7.9% of NRA, 9.1% of underwritten rent). Pottery Barn is a wholly owned subsidiary of Williams-Sonoma, Inc., a multi-channel retailer of products for the kitchen and home, that operates stores such as Williams Sonoma, Williams Sonoma Home, Pottery Barn, Pottery Barn Kids, West Elm, Mark and Graham, and Rejuvenation. The Pottery Barn branded stores offer home furniture, home décor and outdoor furniture products across 181 stores in 41 states. Pottery Barn has been a tenant at the Tice’s Corner Property since 2001, has a lease expiration date of January 31, 2024 and has one, 5-year renewal option remaining.

J Crew (7,318 SF, 6.1% of NRA, 5.4% of underwritten rent). J Crew is a retailer of men’s and women’s apparel, accessories and personal care products. J Crew sells its products through a chain of retail and factory stores, catalogs, and ecommerce. Founded in 1947 and headquartered out of New York, New York, J Crew operates 283 retail stores, 147 factory stores, and 89 stores operating under the brand Madewell. J Crew has been a tenant at the Tice’s Corner Property since 2001, has a lease expiration date of January 31, 2028 and has no renewal options remaining.

Apple Computer (6,570 SF, 5.5% of NRA, 4.4% of underwritten rent). Apple Inc. (formerly Apple Computers Inc.) designs, manufactures, and markets smartphones, tablets, personal computers, and portable and wearable devices. Apple Inc. also offers software and related services, accessories, and third-party digital content and applications. Apple Computer has been a tenant at the Tice’s Corner Property since 2001, has a lease expiration date of May 31, 2031 and has one, 5-year renewal option remaining.

The following table presents certain information relating to the tenancy at the Tice’s Corner Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Most Recent Sales(3)			Lease Expiration	Term. Option (Y/N)
							Sales $	Sales PSF	Occ. Cost			Renewal Option
The Gap	NR/Ba2/BB	11,500	9.6%	$575,000	$50.00	9.5%	$3,268,095	$284.18	22.8%(4)	12/31/2028	N	None
Anthropologie	NR/NR/NR	11,463	9.6%	$401,735	$35.05	6.6%	$2,726,465	$237.85	21.0%(5)	1/31/2027	N	None
Pottery Barn	NR/NR/NR	9,410	7.9%	$555,778	$59.06	9.1%	$4,931,527	$524.07	14.1%(6)	1/31/2024	N	1 x 5 yr
J Crew	NR/Caa3/NR	7,318	6.1%	$329,355	$45.01	5.4%	$2,737,558	$374.09	16.0%(7)	1/31/2028	N	None
Apple Computer	NR/Aaa/AA+	6,570	5.5%	$265,000	$40.33	4.4%	$22,438,614	$3,415.31	1.2%(8)	5/31/2031	N	1 x 5 yr
Subtotal/Wtd.Avg.		46,261	38.8%	$2,126,868	$45.98	35.0%

Other Tenants		71,369	59.9%	$3,956,699	$55.44	65.0%
Vacant Space		1,567	1.3%	$0	$0.00	0.0%
Total/Wtd. Avg.(9)		119,197	100.0%	$6,083,567	$51.72	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Most Recent Sales for The Gap, Pottery Barn, and J Crew are as of September 2022. Most Recent Sales for Anthropologie and Apple Computer are as of March 2022.
(4)	Occ. Cost % is based on underwritten base rent and $170,231 of reimbursements divided by most recent reported sales.
(5)	Occ. Cost % is based on underwritten base rent and $169,683 of reimbursements divided by most recent reported sales.
(6)	Occ. Cost % is based on underwritten base rent and $139,293 of reimbursements divided by most recent reported sales.
(7)	Occ. Cost % is based on underwritten base rent and $108,326 of reimbursements divided by most recent reported sales.
(8)	Occ. Cost % is based on the underwritten base rent divided by most recent reported sales.
(9)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the Tice’s Corner Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Base Rent Rolling	Approx. % of Annual UW Rent Rolling	Approx. Cumulative % of Annual UW Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	5	20,468	$54.90	17.2%	17.2%	$1,123,737	18.5%	18.5%
2025	3	12,244	$61.29	10.3%	27.4%	$750,477	12.3%	30.8%
2026	2	6,344	$49.83	5.3%	32.8%	$316,106	5.2%	36.0%
2027	8	38,816	$48.97	32.6%	65.3%	$1,900,830	31.2%	67.2%
2028	4	25,572	$50.90	21.5%	86.8%	$1,301,687	21.4%	88.6%
2029	2	5,116	$53.02	4.3%	91.1%	$271,230	4.5%	93.1%
2030	0	0	$0.00	0.0%	91.1%	$0	0.0%	93.1%
2031	1	6,570	$40.33	5.5%	96.6%	$265,000	4.4%	97.5%
2032	1	2,500	$61.80	2.1%	98.7%	$154,500	2.5%	100.0%
2033 & Beyond	0	0	$0.00	0.0%	98.7%	$0	0.0%	100.0%
Vacant	0	1,567	$0.00	1.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	26	119,197	$51.72	100.0%		$6,083,567	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Tice’s Corner Property is located in Woodcliff Lake, New Jersey, approximately 25 miles northwest of Midtown Manhattan and 31.6 miles north of Newark International Airport. The Tice’s Corner Property is located within the South Bergen/West Bergen submarket in the Northern New Jersey market. The Tice’s Corner Property is situated along Chestnut Ridge Road, the primary commercial corridor in the area, at its intersection with Tice Boulevard. Primary access to the area is provided by Garden State Parkway, State Routes 4 and 17, Interstate 80, the New Jersey Turnpike, and the New York Thruway. Across the street from the Tice’s Corner Property is an approximately 70,000 SF shopping center, anchored by a Whole Foods. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the Northern New Jersey retail market was approximately 7.8%, with average asking rents of $29.57 PSF and inventory of approximately 23.2 million SF. According to the appraisal, as of the second quarter of 2022, the vacancy rate in the South Bergen/West Bergen submarket was 7.1%, with average asking rents of $31.76 PSF and inventory of approximately 3.9 million SF. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Tice’s Corner Property was 3,833, 57,012 and 216,836, respectively. The 2022 average household income within a one-, three- and five-mile radius of the Tice’s Corner Property was $284,116, $240,954 and $212,637, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Tice’s Corner Property:

Market Rent Summary
Market Rent (PSF)
Market Rent	$52.00
Lease Term (Years)	10
Lease Type	NNN
Rent Increases Projection	2.0% per annum
Tenant Improvements (New/Renewal)	$30.00 / $10.00
Leasing Commissions (New/Renewal)	6.0% / 3.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

The following table presents comparable retail leases with respect to the Tice’s Corner Property:

Comparable Retail Lease Summary
Property Name/Location	Year Built	Total SF	Tenant Name	Lease SF	Lease Term (Mos.)	Rent PSF	Lease Type
Tice’s Corner Property(1) Woodcliff Lake, NJ	2001	119,197	The Gap	11,500	120	$50.00	NNN
The District Apartments Montvale, NJ	2022	322,913	Rumble Boxing	2,198	120	$52.00	NNN
The District Apartments Montvale, NJ	2022	322,913	Glosslab	1,789	120	$51.00	NNN
289 Route 17 South Paramus, NJ	1955	51,356	Naya Paramus LLC	1,760	186	$55.00	NNN
Shoppes at DePiero Farms Montvale, NJ	2017	186,388	City MD	5,452	120	$51.00	NNN

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tice’s Corner Property:

Cash Flow Analysis
	2019	2020	2021	10/31/2022 TTM		UW		UW PSF
Gross Potential Rent(1)(2)	$6,083,998	$4,833,667	$5,803,757	$5,812,843		$6,181,504		$51.86
Other Income	$1,950	$355	$8,820	$16,468		$0		$0.00
Reimbursement	$1,518,271	$1,302,944	$1,297,015	$1,413,396		$1,644,990		$13.80
Less Vacancy & Credit Loss	$0	$0	$0	$0		($391,325)		($3.28)
Effective Gross Income	$7,604,219	$6,136,966	$7,109,592	$7,242,707		$7,435,169		$62.38

Real Estate Taxes	$1,055,627	$1,096,119	$1,142,551	$949,314		$1,307,041		$10.97
Insurance	$63,156	$75,493	$61,823	$69,968		$69,968		$0.59
Other Operating Expenses	$699,124	$587,833	$695,884	$667,160		$696,232		$5.84
Total Operating Expenses	$1,817,907	$1,759,445	$1,900,258	$1,686,442		$2,073,241		$17.39

Net Operating Income	$5,786,312	$4,377,521	$5,209,334	$5,556,265		$5,361,928		$44.98
Capital Expenditures	$0	$0	$0	$0		$23,839		$0.20
TI/LC	$0	$0	$0	$0		$288,091		$2.42
Net Cash Flow	$5,786,312	$4,377,521	$5,209,334	$5,556,265		$5,049,997		$42.37

Occupancy %	100.0%	100.0%	100.0%	98.7%	(3)	95.0%	(4)
NOI DSCR	1.78x	1.35x	1.60x	1.71x		1.65x
NCF DSCR	1.78x	1.35x	1.60x	1.71x		1.55x
NOI Debt Yield	11.6%	8.8%	10.4%	11.1%		10.7%
NCF Debt Yield	11.6%	8.8%	10.4%	11.1%		10.1%

(1)	UW Gross Potential Rent includes $159,619 of contractual rent steps through November 30, 2023.
(2)	The tenant Nike pays 9.0% of sales in lieu of base rent during the first two years of its lease term. Nike opened on October 12, 2022 and has not yet reported sales. The borrower projects sales of $555 PSF. UW Gross Potential Rent includes rent from Nike based on assumed sales of $535 PSF.
(3)	Sourced from the Underwritten Rent Roll dated November 29, 2022.
(4)	UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – The Tice’s Corner Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Tice’s Corner Property (initially, $108,920).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

Retail – Lifestyle Center	Loan #6	Cut-off Date Balance:	$50,000,000
441 Chestnut Ridge Road	Tice’s Corner	Cut-off Date LTV:	58.8%
Woodcliff Lake, NJ 07677		UW NCF DSCR:	1.55x
		UW NOI Debt Yield:	10.7%

Insurance –The borrower is not required to make deposits into a reserve for insurance premiums for the Tice’s Corner Property so long as (i) no event of default under the Tice’s Corner Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering the Tice’s Corner Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the related insurance premiums no later than 10 days prior to their expiration. If any of conditions (i)-(iii) are not satisfied, the Tice’s Corner Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies.

Deferred Maintenance – At origination, $41,764 was deposited into a reserve for required repairs.

Replacement Reserve – The Tice’s Corner Mortgage Loan documents provide for ongoing monthly deposits of approximately $1,987 into a reserve for capital expenditures.

TI/LC Reserve – At origination, $695,000 (the “Rollover Reserve Cap”) was deposited into a reserve for future tenant improvement and/or leasing commission expenses. At any time that the amount in such reserve is less than the Rollover Reserve Cap, the Tice’s Corner Mortgage Loan documents provide for ongoing monthly deposits of approximately $27,316 into such reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least equal to the Rollover Reserve Cap.

Roof Replacement Reserve– At origination, $470,000 was deposited into a reserve for roof replacement for the main building at the Tice’s Corner Property, which replacement is required to be completed by the third anniversary of the origination date.

Lockbox and Cash Management. The Tice’s Corner Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Tice’s Corner Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. If no Cash Sweep Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. During a Cash Sweep Period, all funds in the lockbox account are required to be swept to a cash management account established by the lender, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Tice’s Corner Mortgage Loan, (iii) to make the monthly deposit into the replacement reserve as described above under “Escrows and Reserves,” (iv) to make the monthly deposit into the rollover reserve, if any, as described above under “Escrows and Reserves,” (v) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and other lender-approved expenses and (vi) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Tice’s Corner Mortgage Loan during such Cash Sweep Period.

“Cash Sweep Period” means a period:

(i)	commencing upon an event of default under the Tice’s Corner Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default to the lender’s sole satisfaction; or
(ii)	commencing upon the debt service coverage ratio on the Tice’s Corner Mortgage Loan (based on the trailing twelve month operating statement, current in place rent roll and borrower’s financial reporting) falling below 1.20x at the end of any two calendar quarters, and ending on the date such debt service coverage ratio equals or exceeds 1.20x for the immediately preceding two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Tice’s Corner Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

Hilton Garden Inn

Hilton Garden Inn Anchorage

HOMEWOOD SUITES

Homewood Suites by Hilton Anchorage

Hampton Inn

Hampton Inn Anchorage

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

Anchorage Hiltons Portfolio
1 Homewood Suites by Hilton Anchorage Anchorage, AK
2 Hilton Garden Inn Anchorage Anchorage, AK
3 Hampton Inn Anchorage Anchorage, AK
ANCHORAGE
Government Hill
3rd Ave
5th Ave
Alaska Center for the Performing Arts
Anchorage Convention Ctr.
Downtown Anchorage
ConocoPhillips Alaska
5th Ave Mall
Dena'ina Civic and Convention Center
Anchorage Museum & Imaginarium Discovery Ctr.
Merrill Field
Knik Arm
South Addition
L St
I St
C St
Gambell St
Ingra St
15th Ave
Alaska Regional Hospital
Fairview
Westchester Lagoon
Chester Creek Sports Complex
Sullivan Arena
Chester Creek Greenbelt
Airport Heights
Turnagain
Minnesota Dr
Fireweed Ln
Lake Otis Pkwy
Northern Lights Blvd
Aurora Village
W. Benson Blvd
Northern Lights Mall
Midtown Mall
University of Alaska-Anchorage
ALASKA RAILROAD
ANCHORAGE
34th Ave
36th Ave
ZJ Loussac Public Library
Providence Alaska Mediceal Center
University Mall
Tudor Rd
Lake Spenard
Spenard
Arctic Blvd
Seward Hwy
W. Intl. Airport Rd
Intl. Airport Rd
Ted Stevens Anchorage Intl. Airport
Dowling Rd
Conner's Lake Park
Minnesota Drive
Raspberry Rd
Jewel Lake Rd
Northwood St
Strawberry Rd
Dimond Blvd
Arctic Ocean
Barrow
Prudhoe Bay
NUNAVUT
NORTHWEST TERRITORIES
RUSSIA
BROOKS RANGE
Kotzebue
ALASKA
CANADA
Nome
Fairbanks
YUKON TERRITORY
ALASKA RANGE
Bering Sea
Whitehorse
ANCHORAGE
Valdez
BRITISH COLUMBIA
Bethel
Seward
Homer
Juneau
Sitka
Ketchikan
Bristol Bay
Gulf of Alaska
Kodiak
Kodiak Island
Pacific Ocean
Unalaska

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

Mortgage Loan No. 7 – Anchorage Hiltons Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Anchorage, AK 99503
Original Balance:	$50,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$49,932,456			Detailed Property Type(2):	Various
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(2):	Various / Various
Borrower Sponsor:	Columbia Sussex			Size(2):	348 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$143,484
Mortgage Rate:	6.7500%			Maturity Date Balance Per Room:	$124,709
Note Date:	11/14/2022			Property Manager:	Crestview Management, LLC
First Payment Date:	1/1/2023				(borrower related)
Maturity Date:	12/1/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$8,385,818
Seasoning:	2 months			UW NOI Debt Yield:	16.8%
Prepayment Provisions:	L(26),D(89),O(5)			UW NOI Debt Yield at Maturity:	19.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.96x
Additional Debt Type:	No			Most Recent NOI(3):	$8,302,135 (9/30/2022 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	$6,920,475 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	$972,038 (12/31/2020)
Reserves(1)				Most Recent Occupancy(3):	71.3% (9/30/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	64.6% (12/31/2021)
RE Taxes:	$209,992	$52,498	NAP	3rd Most Recent Occupancy(3):	43.2% (12/31/2020)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(2)(4):	$88,000,000 (10/1/2022)
FF&E Reserve:	$0	$64,724	NAP	Appraised Value Per Room:	$252,874
Seasonality Reserve:	$972,897	(1)	NAP	Cut-off Date LTV Ratio:	56.7%
PIP Reserve:	$5,110,193	$0	NAP	Maturity Date LTV Ratio:	49.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$39,220,363	78.4%
			Return of Equity:	$3,869,507	7.7%
			Reserves:	$6,293,082	12.6%
			Closing Costs:	$617,048	1.2%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See the “Anchorage Hiltons Portfolio Property Schedule” table below for details regarding the individual properties.
(3)	The increase in Occupancy and NOI from 2020 to 2021, and 2021 to 9/30/2022 TTM was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.
(4)	The Appraised Value of each of the Homewood Suites by Hilton Anchorage Property and the Hilton Garden Inn Anchorage Property represents the “Secondary As Is Value” which is based on the extraordinary assumption that 110.0% of the cost of the related property improvement plan (“PIP”) is fully funded and escrowed by the lender, and as a result the related appraisals have not deducted the cost of the required renovations but have projected the completion of the work outlined in their related PIP and the associated improvement in operations as a result of the related PIP. At origination, $5,110,193 (110% of the estimated remaining costs of the PIPs) was reserved for scheduled PIPs applicable to the Anchorage Hiltons Portfolio Properties. The appraisals also provided an aggregate “As Is” appraised value of $83,000,000 without such extraordinary assumption, which would result in a Cut-off Date LTV Ratio of 60.2% and a Maturity Date LTV Ratio of 52.3%

The Mortgage Loan. The seventh largest mortgage loan (the “Anchorage Hiltons Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $50,000,000 and secured by first priority fee mortgages encumbering three hospitality properties located in Anchorage, Alaska (collectively, the “Anchorage Hiltons Portfolio” or the “Anchorage Hiltons Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Anchorage Hiltons Portfolio are CP Anchorage 3, LLC, CP Anchorage 4, LLC and CP Anchorage 5, LLC, each a single-purpose Delaware limited liability company with two independent directors. The borrowers are each wholly owned by CP Crestview, LLC, which is 55% owned by Sussex Holdings, LLC and 45% owned by William J. Yung III 2012 Spousal GST Trust Share One. Sussex Holdings, LLC is managed by William J. Yung III, and is 22.1% owned by his son, Scott Yung, with the balance owned in minority shares by William J. Yung III’s other five children (each 7.85%), six respective GST Exempt Trusts (each 6.4%), and 0.25% by the borrower sponsor, Columbia Sussex. Columbia Sussex is a private family-owned company based in Crestview Hills, Kentucky. Columbia Sussex, founded by William J. Yung III, began operation as Columbia development in 1972. Currently, Columbia Sussex self-manages over 40 hotels encompassing over 14,000 keys under various full-service Marriott, Hilton, and Hyatt hotels. William J. Yung III is currently the President and CEO of Columbia Sussex.

The non-recourse carve-out guarantor of the Anchorage Hiltons Portfolio is CSC Holdings, LLC, which is 99% owned by The 1998 William J. Yung and Martha A. Yung Family Trust, and 1% owned by Columbia Sussex.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

The Properties. The Anchorage Hiltons Portfolio Properties are comprised of three hotels located in Anchorage, Alaska, totaling 348 rooms: the Homewood Suites by Hilton Anchorage Property, the Hilton Garden Inn Anchorage Property and the Hampton Inn Anchorage Property. The Homewood Suites by Hilton Anchorage Property is adjacent to the Hilton Garden Inn Anchorage Property, while the Hampton Inn Anchorage Property is approximately 0.5 miles away from both. The Anchorage Hiltons Portfolio represents Hilton brands, offering various service accommodations for corporate, leisure and group guests. The Anchorage Hiltons Portfolio Mortgage Loan documents do not permit any individual property releases.

The following table presents certain information relating to the Anchorage Hiltons Portfolio:

Anchorage Hiltons Portfolio Property Summary
Property Name /Address	Property Sub-Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	Rooms	UW NCF	% NCF	Appraised Value(1)	% of Appraised Value(1)
Homewood Suites by Hilton Anchorage 101 West 48th Street	Extended Stay	$18,440,965	36.9%	2004/2016	122	$3,027,582	39.8%	$32,500,000	36.9%
Hilton Garden Inn Anchorage 4555 Union Square Drive	Select Service	$17,873,552	35.8%	2002/2015	125	$3,060,213	40.2%	$31,500,000	35.8%
Hampton Inn Anchorage 4301 Credit Union Drive	Limited Service	$13,617,939	27.3%	1997/2022	101	$1,521,331	20.0%	$24,000,000	27.3%
Total		$49,932,456			348	$7,609,126		$88,000,000

(1)	The Appraised Value of each of the Homewood Suites by Hilton Anchorage Property and Hilton Garden Inn Anchorage Property represents the “Secondary As Is Value”, which is based off the extraordinary assumption that 110.0% of the cost of the related PIP is fully funded and escrowed by the lender, and as a result the related appraisals have not deducted the cost of the required renovations but have projected the completion of the work outlined in the related PIP and the associated improvement in operations as a result of the related PIP. At origination, $5,110,193 (110% of the estimated remaining cost of the PIPs) was reserved for scheduled PIPs applicable to the Anchorage Hiltons Portfolio Properties. The appraisals provided an aggregate “As Is” appraised value of $83,000,000 without such extraordinary assumption.

Homewood Suites by Hilton Anchorage. The Homewood Suites by Hilton Anchorage Property is a four-story, 122-room, extended stay hotel built on a 2.9-acre site along West 48th Avenue in Anchorage, Alaska. The Homewood Suites by Hilton Anchorage Property was constructed in 2004, renovated in 2016, and features a 52-seat complimentary breakfast room, indoor pool, business center, fitness center, guest laundry, sundry shop, outdoor sport court and complimentary high-speed internet access. The Homewood Suites by Hilton Anchorage Property also has approximately 1,728 SF of meeting space and 123 surface parking spaces.

The guestroom mix at the Homewood Suites by Hilton Anchorage Property is comprised of 62 king one-bedroom suites, 48 studio suites, 6 king two-bedroom suites, and 6 one-bedroom suites which feature two queen beds. Guestrooms are accessible via two passenger elevators, and room amenities feature furniture and fixtures that are typical of a hotel in this service scale. The breakfast room provides hot and cold complimentary breakfast, and the lobby sundry shop offers snacks and beverages for purchase.

The Homewood Suites by Hilton Anchorage Property is currently subject to a franchise agreement with Hilton Franchise Holding, LLC, which expires October 31, 2034. A $2.41 million PIP recently began at the start of 2023, and is expected to be completed by May 2023.

According to the appraisal, the property segmentation at the Homewood Suites by Hilton Anchorage Property is estimated at 55% commercial, 40% leisure and 5% group.

Hilton Garden Inn Anchorage. The Hilton Garden Inn Anchorage Property is a four-story, 125-room select service hotel built on a 2.3-acre site along Union Square Drive in Anchorage, Alaska. The Hilton Garden Inn Anchorage Property was constructed in 2002, renovated in 2015, and features a Garden Grille restaurant and lounge, indoor pool, a business center, fitness center, guest laundry, sundry shop, meeting space and high-speed internet access. The Hilton Garden Inn Anchorage Property also has approximately 1,750 SF of meeting space and 114 surface parking spaces.

The guestroom mix at the Hilton Garden Inn Anchorage Property is comprised of 58 king bedrooms and 67 bedrooms with two queen beds. Guestrooms are accessible via two passenger elevators, and room amenities feature furniture and fixtures that are typical of a hotel in this service scale. The Garden Grille provides a la carte or buffet breakfast in the morning, dinner, and alcoholic and non-alcoholic beverages. Additionally, the lobby sundry shop offers snacks and beverages for purchase.

The Hilton Garden Inn Anchorage Property is currently subject to a franchise agreement with Hilton Franchise Holding LLC, which expires October 31, 2034. A $2.11 million PIP is expected to begin in February 2023 and is expected to be completed by year end of 2023.

According to the appraisal, the property segmentation at the Hilton Garden Inn Anchorage Property is estimated at 45% commercial, 50% leisure, and 5% group.

Hampton Inn Anchorage. The Hampton Inn Anchorage Property is a three-story, 101-room limited-service hotel built on a 1.6-acre site along Credit Union Drive in Anchorage, Alaska. The Hampton Inn Anchorage Property was constructed in 1997, renovated in 2022, and features a 38-seat complimentary breakfast room, indoor pool (currently under renovation), a business center, fitness center and complimentary high-speed internet access. The Hampton Inn Anchorage Property also has approximately 875 SF of meeting space and 85 surface parking spaces.

The guestroom mix at the Hampton Inn Anchorage Property is comprised of 32 king bedrooms, four junior king bedrooms with whirlpool tub, and 65 bedrooms with two queen beds. Guestrooms are accessible via two passenger elevators, and room amenities features furniture and fixtures that are typical of a hotel in this service scale. The breakfast room provides hot and cold complimentary breakfast.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

The Hampton Inn Anchorage Property is currently subject to a franchise agreement with Hilton Franchise Holding, LLC, which expires October 31, 2034. A $3.69 million PIP was recently completed at the Hampton Inn Anchorage Property. A minor punch list of items remains to be completed, and is expected to be completed by the end of spring 2023.

According to the appraisal, the property segmentation at the Hampton Inn Anchorage Property is estimated at 40% commercial, 55% leisure, and 5% group.

The Market. The Anchorage Hiltons Portfolio is located in Anchorage, Alaska. Anchorage is Alaska’s largest city and home to more than 40% of the total state population. The Anchorage Hiltons Portfolio Properties are all less than four miles east of the Anchorage International Airport, with the central business district located less than four miles to the north. The central location provides easy access to corporate offices, retail stores, and the airport, as well as the medical university district. The area has a mix of national and local restaurants, including the Bear Paw Bar & Grill, Golden Corral Buffet & Grill, and Applebee’s Grill & Bar.

Anchorage is also a hub for ship, rail, and highway travel. The Port of Anchorage provides critical freight transportation infrastructure as well as serving the cruise ship industry. Anchorage hotels have historically had multiple demand drivers including tourism (cruise ships, fishing and sightseeing), the government sector (including both Army and Air Force bases), business travelers (including those supporting the oil and gas industry) and Alaskans coming to Anchorage for medical visits and to restock supplies. After a pandemic-related decline in 2020, in 2021, an increase in leisure travel resulted in a rise in demand, with occupancy and ADR across the State of Alaska reaching high levels, continuing through August 2022. According to a third party market report, the Alaska hotel market comprises 258 hotels, containing roughly 20,000 rooms. There is one, dual-brand – Holiday Inn Express & Candlewood Suites hotel that is proposed for 160 West 48th Avenue, within two miles of the Anchorage Hiltons Portfolio Properties, expected to be directly competitive with the Anchorage Hiltons Portfolio. The proposed hotel features 193 keys and is expected to be completed in September of 2023.

The following table presents the primary competitive properties to the Homewood Suites by Hilton Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2019 Occupancy(2)	2019 ADR(2)	2019 RevPAR(2)
Homewood Suites by Hilton Property	2004	122	55%	5%	40%	85.8%	$179.30	$153.76
SpringHill Suites Anchorage Midtown	1998	101	40%	5%	55%	75-80%	$140-150	$110-120
Residence Inn Anchorage Midtown	1999	148	55%	5%	40%	75-80%	$170-180	$130-140
Clarion Suites Downtown Anchorage	1999	112	40%	10%	50%	85-90%	$115-125	$105-115
Extended Stay America Anchorage Midtown	2004	138	55%	5%	40%	40-45%	$95-100	$35-45
TownePlace Suites Anchorage Midtown	2014	114	55%	5%	40%	80-85%	$155-165	$130-140
Home2 Suites by Hilton Anchorage Midtown	2015	135	55%	5%	40%	80-85%	$165-175	$140-150
Subtotal/Average		870	51%	6%	44%	76%	$153.89	$117.65

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The appraisal utilized year end 2019 as the base year of analysis given the temporary impacts of the various government mandated stay-at-home orders and travel restrictions implemented throughout 2020 in response to the COVID 19 health crisis.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Homewood Suites by Hilton Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Homewood Suites by Hilton Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2019	74.9%	$149.13	$111.75	85.8%	$179.34	$153.79	114.4%	120.3%	137.6%
12/31/2020	55.1%	$103.14	$56.84	43.9%	$146.80	$64.40	79.6%	142.3%	113.3%
12/31/2021	78.1%	$155.76	$121.72	68.0%	$198.02	$134.70	87.0%	127.1%	110.7%
9/30/2022 TTM	79.8%	$198.59	$158.39	78.7%	$233.06	$183.37	98.6%	117.4%	115.8%

Source: Industry Report.

(1)	The competitive set includes SpringHill Suites Anchorage Midtown, Residence Inn Anchorage Midtown, Clarion Suites Anchorage, Extended Stay America Anchorage-Midtown, TownePlace Suites Anchorage Midtown and Home2 Suites by Hilton Anchorage Midtown.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites By Hilton Property are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

The following table presents the primary competitive properties to the Hilton Garden Inn Anchorage Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2019 Occupancy(2)	2019 ADR(2)	2019 RevPAR(2)
Hilton Garden Inn Anchorage Property	2002	125	45%	5%	50%	86.3%	$169.44	$146.26
Courtyard Anchorage Airport	1997	154	45%	5%	50%	80-85%	$150-160	$125-135
Hampton Inn Anchorage	1997	101	40%	5%	55%	85-90%	$150-160	$130-140
SpringHill Suites Anchorage Midtown	1998	101	40%	5%	55%	75-80%	$140-150	$110-120
Crowne Plaza Anchorage Midtown	2009	165	45%	10%	45%	70-75%	$140-150	$100-110
Subtotal/Average		646	43%	6%	51%	81%	$154.19	$124.15

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The appraisal utilized year end 2019 as the base year of analysis given the temporary impacts of the various government mandated stay-at-home orders and travel restrictions implemented throughout 2020 in response to the COVID 19 health crisis.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Hilton Garden Inn Anchorage Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Garden Inn Anchorage Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2019	79.1%	$150.22	$118.85	86.3%	$169.44	$146.26	109.1%	112.8%	123.1%
12/31/2020	53.6%	$106.04	$56.85	47.4%	$121.19	$57.49	88.5%	114.3%	101.1%
12/31/2021	79.4%	$155.01	$123.06	61.6%	$209.07	$128.72	77.6%	134.9%	104.6%
9/30/2022 TTM	80.8%	$189.24	$152.95	82.6%	$229.99	$189.90	102.2%	121.5%	124.2%

Source: Industry Report.

(1)	The competitive set includes Courtyard Anchorage Airport, Hampton Inn Anchorage, SpringHill Suites Anchorage Midtown and Crowne Plaza Anchorage Midtown.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites By Hilton Property are attributable to variances in reporting methodologies and/or timing differences.

The following table presents the primary competitive properties to the Hampton Inn Anchorage Property:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group	Leisure	2019 Occupancy(2)	2019 ADR(2)	2019 RevPAR(2)
Hampton Inn Anchorage Property	1997	101	40%	5%	55%	85.2%	$156.33	$133.23
Courtyard Anchorage Airport	1997	154	45%	5%	50%	80-85%	$150-160	$125-135
SpringHill Suites Anchorage Midtown	1998	101	40%	5%	55%	75-80%	$140-150	$110-120
Four Points by Sheraton Anchorage Downtown	1997	111	45%	10%	45%	NAV	NAV	NAV
Clarion Suites Downtown Anchorage	1999	112	40%	10%	50%	85-90%	$115-125	$105-115
Holiday Inn Express Anchorage	1999	129	40%	5%	55%	75-80%	$135-145	$105-115
Subtotal/Average		708	42%	7%	52%	83%	$144.74	$120.08

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The appraisal utilized year end 2019 as the base year of analysis given the temporary impacts of the various government mandated stay-at-home orders and travel restrictions implemented throughout 2020 in response to the COVID 19 health crisis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Hampton Inn Anchorage Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hampton Inn Anchorage Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2019	82.5%	$142.29	$117.40	85.2%	$156.38	$133.27	103.3%	109.9%	113.5%
12/31/2020	44.8%	$95.62	$42.85	53.2%	$101.04	$53.77	118.7%	105.7%	125.5%
12/31/2021	73.2%	$156.76	$114.78	72.9%	$172.46	$125.66	99.5%	110.0%	109.5%
9/30/2022 TTM	80.3%	$197.12	$158.23	64.6%	$219.44	$141.71	80.5%	111.3%	89.6%

Source: Industry Report.

(1)	The competitive set includes Courtyard Anchorage Airport, SpringHill Suites Anchorage Midtown, Four Points by Sheraton Anchorage Downtown, Clarion Suites Anchorage and Holiday Inn Express Anchorage.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites By Hilton Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Anchorage Hiltons Portfolio:

Cash Flow Analysis
	2020(1)	2021(1)	9/30/2022 TTM(1)	UW	UW per Room
Occupancy	43.2%	64.6%	71.3%	71.3%
ADR	$120.89	$179.68	$208.44	$208.44
RevPAR	$52.19	$116.14	$148.56	$148.56

Room Revenue	$6,646,912	$14,751,835	$18,869,926	$18,869,926	$54,224
Food & Beverage Revenue	$158,814	$135,593	$287,998	$287,998	$828
Other Income	$220,546	$468,746	$259,350	$259,350	$745
Total Revenue	$7,026,272	$15,356,174	$19,417,274	$19,417,274	$55,797

Real Estate Taxes	$853,641	$748,511	$637,317	$600,228	$1,725
Insurance	$220,500	$244,252	$291,198	$246,191	$707
Other Expenses	$4,980,093	$7,442,936	$10,186,624	$10,185,037	$29,267
Total Expenses	$6,054,234	$8,435,699	$11,115,139	$11,031,456	$31,700

Net Operating Income	$972,038	$6,920,475	$8,302,135	$8,385,818	$24,097
FF&E	$281,051	$614,247	$384,294	$776,692	$2,232
Net Cash Flow	$690,987	$6,306,228	$7,917,841	$7,609,126	$21,865

NOI DSCR	0.25x	1.78x	2.13x	2.15x
NCF DSCR	0.18x	1.62x	2.03x	1.96x
NOI Debt Yield	1.9%	13.9%	16.6%	16.8%
NCF Debt Yield	1.4%	12.6%	15.9%	15.2%

(1)	The increase in Occupancy and NOI from 2020 to 2021, and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.

Escrows and Reserves.

Real Estate Taxes - The Anchorage Hiltons Portfolio Mortgage Loan documents provide for an upfront reserve of $209,992 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $52,498).

Insurance - The Anchorage Hiltons Portfolio Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Anchorage Hiltons Portfolio is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of timely payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policies.

FF&E Reserve - The Anchorage Hiltons Portfolio Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12 of 4% of the operating income for the Anchorage Hiltons Portfolio for the preceding calendar year ($64,724 for 2023) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreements. The monthly deposit is required to be adjusted annually by the lender in January of each calendar year based on the foregoing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

Hospitality – Various	Loan #7	Cut-off Date Balance:	$49,932,456
Various	Anchorage Hiltons Portfolio	Cut-off Date LTV:	56.7%
Anchorage, AK 99503		UW NCF DSCR:	1.96x
		UW NOI Debt Yield:	16.8%

Seasonality Reserve -The Anchorage Hiltons Portfolio Mortgage Loan documents provide for an upfront reserve of $972,897 for seasonal fluctuations in net operating income, and ongoing deposits into such reserve of (a) $1,000,000 on the monthly payment date in July of each year and (b) approximately $621,495 on the monthly payment date in August of each year, such that the total amount on deposit with the lender on August 1 is approximately $1,621,495. Funds in such reserve are required to be applied on each monthly payment date in November through March of each year to satisfy the borrower’s debt service obligations, provided that if such funds are insufficient, the borrower will not be relieved of such obligations.

PIP Reserve - The Anchorage Hiltons Portfolio Mortgage Loan documents provide for an upfront reserve of $5,110,193 for scheduled PIPs applicable to the Anchorage Hiltons Portfolio Properties. In addition, on the date that any new PIP is imposed by the related franchisor, the borrower is required to deposit 110% of the sum required to pay for such new PIP into such reserve. The borrower may, at its option but subject to no less than 30 days’ prior written notice to the lender, provide a letter of credit in lieu of any of the cash deposits required to be made pursuant to the Anchorage Hiltons Portfolio Mortgage Loan documents in connection with the PIP reserve, provided that such letter of credit is in the amount of the cash deposit required thereunder and otherwise meets all applicable requirements set forth in the Anchorage Hiltons Portfolio Mortgage Loan documents.

Lockbox and Cash Management. The Anchorage Hiltons Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Anchorage Hiltons Portfolio Properties into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any hotel rents from the Anchorage Hiltons Portfolio Properties, it is required to deposit such amounts into the lockbox account within three business days of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the lender has the right to establish, and the borrower is required to cooperate to establish, a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Anchorage Hiltons Portfolio Mortgage Loan, (i) to fund the required tax and insurance reserves deposits as described above under “Escrows and Reserves”, (ii) to fund the payment of debt service on the Anchorage Hiltons Portfolio Mortgage Loan (except to the extent funded from the seasonality reserve as described above under “Escrows and Reserves”), (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows and Reserves”, (iv) to fund any deposit required for a new property improvement plan as described above under “Escrows and Reserves”, (v) to pay monthly operating expenses referenced in the annual budget (which annual budget is required to be approved by the lender during a Cash Sweep Event Period), and extraordinary expenses approved by the lender, and (vi) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Anchorage Hiltons Portfolio Mortgage Loan during the continuance of such Cash Sweep Event Period. A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until no event of default exists;

b)	the date that the debt service coverage ratio as of the end of the immediately preceding calendar quarter falls below 1.40x (based upon the trailing 12-month period) and continue until such time as the debt service coverage ratio has been at least 1.40x for the immediately preceding calendar quarter (based upon the trailing 12-month period);

c)	the franchisor provides notice that (x) there is a default by the borrower under the franchise agreement or (y) any of the Anchorage Hiltons Portfolio are not being operated or maintained in accordance with the franchisor’s standards, resulting in the borrower no longer being in good standing with the franchisor, and such default is not cured within 30 days of such notice, and continue until such default has been remedied to the satisfaction of the lender and the franchisor, as evidenced by an estoppel or other documentation from the franchisor reasonably satisfactory to the lender; or

d)	the date that is the earlier to occur of (x) the date either the franchisor or the borrower gives notice to terminate the franchise agreement or (y) the date the franchise agreement expires, is cancelled or terminated, and continue until a Replacement Franchise Agreement (as defined below) with a Qualified Franchisor (as defined below) has been entered into.

A “Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Anchorage Hiltons Portfolio and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark or license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Properties. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Anchorage Hiltons Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Anchorage Hiltons Portfolio . The Anchorage Hiltons Portfolio Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a twelve-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

amc
CONCORD MILLS
A SIMON CENTER
SEA LIFE
AQUARIUM

amc

COACH
FACTORY

2

SIMON GUEST SERVICES
VisitCabarrus.com

STARBUCKS COFFEE
LUCKY BRAND

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

Bass Pro Shops
BEST BUY
DICK'S SPORTING GOODS
VERSONA
rue21
Burlington
PRIMARK
OLD NAVY
PAPAYA
NAUTICA
COACH
EXPRESS
H&M
BAM!
LOFT
SEPHORA
EDGE
carter's
Finish Line
Reebok
adidas
SEA LIFE
THE CHILDREN'S PLACE
FOREVER 21
amc THEATRES
Buckle
Anchor
Major / In-line
Vacant
N

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

Kannapolis
Rowan-Cabarrus Community College
Davidson Hwy
Kannapolis Pkwy
85
73
North Concord
International Dr NW
Afton Ridge
Poplar Tent Rd
Cabarrus Country Club
Weddington Rd
Concord
29
Concord-Padgett Regional Airport
Highland Creek Golf Course
Christenbury Pkwy
Eastfield Rd
Prosperity Village Square
Ridge Rd
Highland Creek
Odell School Rd
Concord Mills Blvd
Pitts School Rd NW
Concord Pkwy
485
Prosperity Shopping Plaza
De Armon Rd
Mallard Creek Park
Concord Marketplace
Rocky River Golf Club at Concord
zMAX Dragway
The Dirt Track
West Concord
Roberta Rd
MECKLENBURG COUNTY
Concord Mills
8201 Concord Mills Boulevard
Concord, NC 28027
Charlotte Motor Speedway
Mallard Crossing Shopping Ctr.
Prosperity Church Road
Cochran Commons
Morehead Rd
CABARRUS COUNTY
Tryon St
Valspar Corp.
Cheshire Place
CHARLOTTE
PNC Music Pavilion
Harrisburg
24
University Research Park
49
West Sugar Creek
Fox Sports Studios
The Shoppes University Place
Jerry Richardson Stadium
Northeast Recr. Field Complex
University City Blvd
AMTRAK
Wells Fargo Business Center
Pepsi Bottling Ventures
Innovation Park
University Executive Park
University of North Carolina-Charlotte
Hickory Ridge Rd
Sugar Creek Rd
AXA Corp. Office
Atrium Health Univ. City
Newell
Robinson Church Rd
Craig Lawing Frwy
Belgate Shopping Center
Neal Rd
Town Center Plaza
The Commons at Chancellor Park
Charlotte-Douglas Intl. Airport 10 miles
University City
Whispering Oaks
LYNX BLUE LINE
Baucom's Nursery Company
Brookdale Center
Rocky River Rd
Sugar Creek Park & Recr. Center
Hidden Valley
Newell South
Reedy Creek Park
Uptown Charlotte 4 miles
Asian Corner Mall
North Pointe Plaza
Old Concord Rd
Plaza Rd Extension
Huntersville
Lowesville
Stanley
Mt. Holly
Harrisburg
Gastonia
Belmont
Uptown
Midland
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Fort Mill
Weddington
Rock Hill
Monroe
Waxhaw

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

Mortgage Loan No. 8 – Concord Mills

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		A2/NR/BBB-		Location:	Concord, NC 28027
Original Balance(1):		$50,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$49,883,139		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		7.1%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1999 / 2016-2021
Borrower Sponsor:		Simon Property Group, L.P.		Size:	1,318,651 SF
Guarantor:		Simon Property Group, L.P.		Cut-off Date Balance PSF(1):	$178
Mortgage Rate:		6.5480%		Maturity Date Balance PSF(1):	$154
Note Date:		10/11/2022		Property Manager:	Simon Management Associates II, LLC
First Payment Date:		12/1/2022			(borrower-related)
Maturity Date:		11/1/2032
Original Term to Maturity:		120 months
Original Amortization Term:		360 months		Underwriting and Financial Information
IO Period:		0 months		UW NOI:	$37,649,361
Seasoning:		3 months		UW NOI Debt Yield(1):	16.1%
Prepayment Provisions:		L(27),D(87),O(6)		UW NOI Debt Yield at Maturity(1):	18.6%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF DSCR(1):	2.02x
Additional Debt Type(1):		Pari Passu		Most Recent NOI:	$36,944,377 (8/31/2022 TTM)
Additional Debt Balance(1):		$184,567,615		2nd Most Recent NOI:	$36,966,008 (12/31/2021)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(3):	$29,825,843 (12/31/2020)
Reserves(2)				Most Recent Occupancy(4):	94.7% (9/23/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	99.0% (12/31/2021)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(4):	97.5% (12/31/2020)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$591,000,000 (9/2/2022)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$448
TI/LC Reserve:	$0	$109,888	$2,637,302	Cut-off Date LTV Ratio(1):	39.7%
Outstanding TI/LC Reserve:	$835,000	$0	NAP	Maturity Date LTV Ratio(1):	34.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$235,000,000	99.1%	Loan Payoff:	$235,777,688	99.4%
Cash Equity Contribution:	$2,182,600	0.9%	Reserves:	$835,000	0.4%
			Closing Costs:	$569,911	0.2%
Total Sources:	$237,182,600	100.0%	Total Uses:	$237,182,600	100.0%

(1)	The Concord Mills Mortgage Loan (as defined below) is part of the Concord Mills Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate original principal balance of $235,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Concord Mills Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The Concord Mills Property (as defined below) was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.
(4)	As of September 23, 2022, the Concord Mills Property was 99.2% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.

The Mortgage Loan. The eighth largest mortgage loan (the “Concord Mills Mortgage Loan”) is part of a whole loan (the “Concord Mills Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $235,000,000 and secured by a first priority fee mortgage encumbering a 1,318,651 SF super regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Whole Loan was co-originated by Bank of America, N.A. and DBR Investments Co. Limited. The Concord Mills Mortgage Loan is evidenced by the non-controlling Notes A-1-2 and A-1-4 with an aggregate original principal balance of $50,000,000. The Concord Mills Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2022-BNK44 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

Concord Mills Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$85,000,000	$84,801,337	BANK 2022-BNK44	Yes
A-1-2	$40,000,000	$39,906,511	BANK 2023-BNK45	No
A-1-3	$15,000,000	$14,964,942	BANK 2022-BNK44	No
A-1-4	$10,000,000	$9,976,628	BANK 2023-BNK45	No
A-2-1	$30,000,000	$29,929,884	3650R 2022-PF2	No
A-2-2	$25,000,000	$24,941,570	Benchmark 2022-B37	No
A-2-3	$20,000,000	$19,953,256	3650R 2022-PF2	No
A-2-4	$10,000,000	$9,976,628	3650R 2022-PF2	No
Total	$235,000,000	$234,450,754

The Borrower and the Borrower Sponsor. The borrower is Mall At Concord Mills Limited Partnership, a Delaware limited partnership and single purpose entity with two independent directors. The borrower is a joint venture between Simon Property Group, L.P. (59.3%) and The KanAm Group (40.7%). The non-recourse carveout guarantor is Simon Property Group, L.P. Simon Property Group, L.P.’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($47,000,000) of the original principal amount of the Concord Mills Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Concord Mills Whole Loan.

Simon Property Group, L.P. (“Simon”) is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s:A3, S&P:A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2022, Simon owned or had an interest in 231 properties comprising 186 million SF in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of June 30, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of October 2022, Simon has an equity market capitalization of over $30.67 billion. Simon is also the borrower sponsor for the Norfolk Premium Outlets Mortgage Loan, which is also included in the BANK 2023-BNK45 securitization trust.

The KanAm Group ("KanAm"), with its main offices in Munich, Frankfurt and Atlanta, is one of Germany's leading sponsors of international real estate funds. Since its founding in 1978, KanAm has initiated forty-four real estate funds and private placements for private and institutional investors, including 25 closed-end funds in the United States. KanAm currently owns interests in 178 properties worldwide, including six Mills centers (including the Concord Mills Property) managed by Simon affiliates. As of March 2022, KanAm managed approximately $12.2 billion in assets.

The Property. The Concord Mills Property is a 1,318,651 SF super regional mall located in Concord, North Carolina. The Concord Mills Property was constructed in 1999 by the Mills Corporation and was acquired by Simon in 2007 with Simon’s acquisition of the Mills Corporation. The borrower sponsor has spent approximately $35 million between 2016 and 2021 on interior and exterior renovations to modernize the Concord Mills Property. The remodel included the buildout of anchor spaces for Dick's Sporting Goods (February 2021 lease start) and H&M (December 2016 lease start), the renovation of AMC Theatres’ space in 2017, and the development of four new restaurant pads now leased to Bonefish Grill, Chipotle Mexican Grill, Outback Steakhouse and BJ’s Restaurant & Brewhouse. Simon’s investment also included renovations to the mall space, enhancing building entrances, adding new landscaping, updating graphics, replacing flooring and ceilings, remodeling of the food court into a dining pavilion, adding a play area and updating lighting and FF&E. Additionally, the borrower sponsor is in the process of completing an approximate $2.6 million buildout of space for Primark, a new junior anchor tenant, that is expected to take delivery of its space in February 2023 and expected to take occupancy in the fourth quarter of 2023. We cannot assure you whether or when the buildout of Primark’s leased space will be completed or whether or when Primark will occupy its leased space and begin paying rent as expected or at all.

Historical occupancy at the Concord Mills Property has averaged 96.5% over the last five years (2017-2021) and 97.8% over the last ten years (2012-2021). As of September 23, 2022, the Concord Mills Property was 94.7% occupied by a granular rent roll consisting of 152 unique tenants (99.2% occupied including 10 RDP tenants), with no single tenant occupying more than 10.2% of NRA or contributing more than 6.9% of underwritten rent. The 10 largest tenants at the Concord Mills Property account for less than 29% of the underwritten rent. The Concord Mills Property is home to many national brands, including Bass Pro Shops Outdoor, Burlington, Dick's Sporting Goods, Best Buy, Forever 21, H&M, Old Navy, Sun & Ski Sports and Books-A-Million, and several entertainment and dining options, including AMC Theatres, Dave & Buster's, Sea Life Centre, BJ's Restaurant and Brewhouse and Outback Steakhouse. Concord Mills attracts visitors from more than a 100-mile radius, benefitting from its highway accessibility and close proximity to major attractions, including Great Wolf Lodge Concord and Charlotte Motor Speedway.

Over the trailing-12 months ended August 31, 2022, the Concord Mills Property generated total sales of over $362 million, which is approximately 2.3% higher than 2021 sales and 31.1% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $507 PSF (occupancy cost of 11.9%).

The following table contains sales history for the Concord Mills Property:

Sales History(1)
	2017	2018	2019	2020(2)	2021	TTM August 2022
Gross Mall Sales	$344,619,844	$356,454,362	$335,204,427	$276,225,859	$354,048,116	$362,067,988
Sales PSF (Inline < 10,000 SF)	$392	$407	$426	$360	$493	$507
Occupancy Cost (Inline < 10,000 SF)	13.8%	13.5%	13.3%	15.3%	12.0%	11.9%

(1)	Information is as of August 31, 2022, as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

The following table contains anchor and major tenant sales history at the Concord Mills Property:

Major Tenant Sales History(1)
Tenant	SF/Screens	2017 Sales PSF/Screen	2018 Sales PSF/Screen	2019 Sales PSF/Screen	2020 Sales PSF/Screen(2)	2021 Sales PSF/Screen	August 2022 TTM Sales PSF/Screen
Bass Pro Shops Outdoor	134,790	$290	$276	$275	$310	$323	$357
Burlington	100,498	$113	$120	$129	$105	$140	$110
AMC Theatres(3)	24	$440,164	$602,717	$605,274	$206,252	$293,223	$272,768
Dick's Sporting Goods(4)	53,677	N/A	N/A	N/A	N/A	$190	$190
Dave & Buster's	53,077	$234	$203	$176	$48	$148	$154
Sea Life Centre	36,140	$73	$82	$84	$50	$104	$101
Forever 21	29,367	$210	$222	$206	$138	$244	$211
H&M	23,025	$215	$185	$226	$185	$259	$283
The Children's Place Outlet	22,805	$226	$231	$232	$182	$228	$208
Camille La Vie	22,197	$115	$123	$120	$114	$79	$114
Off Broadway Shoes	21,964	$187	$210	$218	$146	$210	$218
Old Navy	21,543	$336	$351	$326	$238	$328	$284
Sun & Ski Sports	21,468	$152	$150	$138	$123	$158	$155
Books-A-Million	20,469	$157	$156	$150	$121	$185	$188
Hanesbrands	17,150	$119	$124	$143	$132	$180	$156
Nike Clearance Store	16,200	$755	$709	$734	$593	$658	$607
The Finish Line	13,579	$342	$379	$411	$381	$536	$442
Shoe Dept. Encore	10,236	$224	$221	$214	$189	$262	$247

(1)	Information is as of August 31, 2022, as provided by the borrower sponsor.
(2)	The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.
(3)	Sales figures for AMC Theatres are based on 24 screens.
(4)	The lease for Dick's Sporting Goods commenced in February 2021.

Major Tenants.

Bass Pro Shops Outdoor (134,790 SF, 10.2% of NRA, 3.9% of underwritten base rent). Bass Pro Shops Outdoor was founded in 1972 and is headquartered in Springfield, Missouri. Bass Pro Shops Outdoor is an outdoor equipment retailer that provides specialized gear and apparel for hunting, fishing, and camping. Bass Pro Shops Outdoor operates 177 stores across America and Canada that serve roughly 120 million sports enthusiasts annually and can draw customers from over 50 miles away. Bass Pro Shops Outdoor occupies 134,790 SF at the Concord Mills Property under a lease expiring on September 12, 2029, with four, five-year extension options remaining. Bass Pro Shops Outdoor has been at the Concord Mills Property since 1999 and has renewed its lease multiple times. Bass Pro Shops Outdoor is currently paying a base rent of $9.09 PSF through the end of its lease term. Bass Pro Shops Outdoor is also paying overage rent, currently equal to 1.5% of sales over a $45.0 million ($334 PSF) sales breakpoint. Bass Pro Shops Outdoor reported sales at the Concord Mills Property of $357 PSF for the trailing-12 months ended August 31, 2022. Reported sales PSF were $323, $310 and $275 for 2021, 2020 and 2019, respectively. The Bass Pro Shops Outdoor at the Concord Mills Property is the only Bass Pro Shops Outdoor store within a 50-mile radius.

Burlington (100,498 SF, 7.6% of NRA, 1.8% of underwritten base rent). Burlington (NYSE: BURL) is an off-price apparel and home product retailer that offers coats, apparel, shoes, baby clothing, furniture, travel gear, toys and home decor items. Founded in 1924 as Burlington Coat Factory Warehouse Corporation, the company opened its first outlet store in 1972 in Burlington, New Jersey. As of November 2021, the company operated 832 stores in 45 states and Puerto Rico. Burlington is currently rated “BB+” by S&P. Burlington occupies 100,498 SF at the Concord Mills Property under a lease expiring on January 31, 2025, with one, five-year extension option remaining. Burlington has been at the Concord Mills Property since 1999 and has renewed its lease multiple times. The lease provides for a rental rate of $6.00 PSF, which increases to $6.50 PSF during the renewal term. Burlington reported sales at the Concord Mills Property of $110 PSF for the trailing-12 months ended August 31, 2022. Reported sales PSF were $140, $105 and $129 for 2021, 2020 and 2019, respectively.

AMC Theatres (83,732 SF (24 screens), 6.3% of NRA, 6.9% of underwritten base rent). AMC Theatres (NYSE: AMC) is one of the world's largest theatrical exhibition companies and owns, partially owns or operates approximately 950 theaters with over 10,500 screens worldwide, most of which are in megaplexes (more than 10 screens and stadium seating). AMC Theatres owns approximately 185 (3D enabled) IMAX screens and has around 55% IMAX market share, and more than 4,520 3D screens in the United States. AMC Theatres is currently rated “Caa2” by Moody’s and “CCC+” by S&P. AMC Theatres occupies 83,732 SF (24 screens) at the Concord Mills Property under a lease expiring on September 30, 2029, with three, five-year extension options remaining. AMC Theatres has been at the Concord Mills Property since 1999 and has renewed its lease multiple times. In 2017 and 2018, in conjunction with the broader renovation of the Concord Mills Property, the borrower sponsor provided approximately $2.9 million to AMC Theatres to extensively remodel its space, including facility upgrades, new seats and upgraded concessions, with AMC subsequently extending its lease through 2029. The lease provides for a rental rate of $27.26 PSF, increasing to $29.57 PSF effective October 1, 2024. AMC Theatres reported sales at the Concord Mills Property of $272,768 per screen ($78 PSF) for the trailing-12 months ended August 31, 2022. Reported sales per screen were $293,223, $206,252 and $605,274 for 2021, 2020 and 2019, respectively. Reported sales PSF were $84, $59 and $173 for 2021, 2020 and 2019, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the tenancy at the Concord Mills Property:

Tenant Summary(1)
									8/31/2022 TTM Sales
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)		Sales $	Sales PSF/ Screen	Occ Cost	Lease Expiration	Term. Option (Y/N)	Renewal Option
Anchor Tenants
Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.2%	$1,271,073	3.9%	$9.43		$48,071,506	$357	2.6%	9/12/2029	N	4 x 5 yr
Burlington	NR/NR/BB+	100,498	7.6%	$602,988	1.8%	$6.00		$11,049,755	$110	5.5%	1/31/2025	N	1 x 5 yr
AMC Theatres	NR/Caa2/CCC+	83,732	6.3%	$2,282,635	6.9%	$27.26		$6,546,440	$272,768	34.9%	9/30/2029	N	3 x 5 yr
Dick's Sporting Goods	NR/Baa3/BBB	53,677	4.1%	$912,509	2.8%	$17.00		$10,195,946	$190	8.9%	1/31/2032	N	3 x 5 yr
Dave & Buster's	NR/NR/NR	53,077	4.0%	$1,342,848	4.1%	$25.30		$8,197,743	$154	16.4%	5/31/2026	N	2 x 5 yr
Anchor Tenants Subtotal/Wtd. Avg.		425,774	32.3%	$6,412,052	19.5%	$15.06

Jr. Anchor Tenants
Primark(4)	NR/NR/NR	41,238	3.1%	$948,474	2.9%	$23.00		NAV	NAV	NAV	7/31/2033	N	3 x 5 yr
Sea Life Centre	NR/NR/NR	36,140	2.7%	$281,377	0.9%	$7.79		$3,637,852	$101	7.7%	12/31/2029	N	3 x 5 yr
Best Buy	NR/A3/BBB+	35,807	2.7%	$375,974	1.1%	$10.50		NAV	NAV	NAV	1/31/2026	N	3 x 5 yr
Forever 21(5)	NR/NR/NR	29,367	2.2%	$1,015,686	3.1%	$34.59		$6,193,205	$211	16.4%	1/31/2023	N	None
Alex Baby & Toys	NR/NR/NR	23,286	1.8%	$251,838	0.8%	$10.82		NAV	NAV	NAV	9/30/2025	N	None
H&M	NR/NR/BBB	23,025	1.7%	$586,654	1.8%	$25.48		$6,518,378	$283	9.0%	1/31/2027	N	2 x 5 yr
The Children's Place Outlet(5)	NR/NR/NR	22,805	1.7%	$592,390	1.8%	$25.98		$4,740,247	$208	12.5%	1/31/2023	N	None
Camille La Vie	NR/NR/NR	22,197	1.7%	$133,183	0.4%	$6.00		$2,538,449	$114	5.2%	9/30/2029	N	None
Off Broadway Shoes	NR/NR/NR	21,964	1.7%	$604,010	1.8%	$27.50		$4,783,540	$218	12.6%	3/31/2024	N	None
Old Navy	NR/Ba3/BB	21,543	1.6%	$799,892	2.4%	$37.13		$6,128,768	$284	13.1%	1/31/2027	N	None
Sun & Ski Sports	NR/NR/NR	21,468	1.6%	$458,342	1.4%	$21.35		$3,336,557	$155	13.7%	3/31/2025	N	None
Books-A-Million	NR/NR/NR	20,469	1.6%	$307,035	0.9%	$15.00		$3,850,424	$188	8.0%	1/31/2025	N	None
Jr. Anchor Tenants Subtotal/Wtd. Avg.		319,309	24.2%	$6,354,854	19.3%	$19.90

Other Tenants		504,237	38.2%	$20,099,673	61.2%	$39.86
Vacant Space		69,331	5.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,318,651	100.0%	$32,866,579	100.0%	$26.31	(6)

(1)	Information is based on the underwritten rent roll dated September 23, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes overage and percent in lieu rent as of trailing twelve months ended August 2022 sales for certain tenants.
(4)	In June 2022, the borrower executed a 10-year lease with Primark to occupy 41,238 SF. Primark is expected to take possession of its space on or around February 15, 2023 (the “Projected Delivery Date”) with an anticipated opening date and rent commencement date in the fourth quarter of 2023. Primark is entitled to approximately $1.9 million of tenant allowances for the buildout of its space, which amount is currently outstanding and was not reserved at closing. We cannot assure you whether or when the buildout of Primark’s leased space will be completed or whether or when Primark will occupy its leased space and begin paying rent as expected or at all. Primark has the right to terminate its lease, effective 365 days after the Projected Delivery Date if for reasons other than tenant delays or force majeure, the space is not delivered by the Projected Delivery Date (which Projected Delivery Date may be postponed up to 60 days by the landlord).
(5)	Leases for both Forever 21 and The Children's Place Outlet are out for renewal. Both tenants continue to pay rent. We cannot assure you whether or when the leases will be renewed.
(6)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	5	11,652	$48.59		0.9%	0.9%	$566,190	1.7%	1.7%
2023	28	161,407	$34.29		12.2%	13.1%	$5,534,661	16.8%	18.6%
2024	31	129,533	$36.61		9.8%	22.9%	$4,742,116	14.4%	33.0%
2025	30	244,886	$22.33		18.6%	41.5%	$5,468,611	16.6%	49.6%
2026	19	167,565	$27.06		12.7%	54.2%	$4,535,017	13.8%	63.4%
2027	13	91,101	$36.34		6.9%	61.1%	$3,310,327	10.1%	73.5%
2028(4)	12	26,782	$44.19		2.0%	63.2%	$1,183,406	3.6%	77.1%
2029	8	284,590	$15.29		21.6%	84.7%	$4,351,179	13.2%	90.3%
2030	4	12,114	$34.93		0.9%	85.7%	$423,169	1.3%	91.6%
2031	2	11,124	$36.82		0.8%	86.5%	$409,626	1.2%	92.9%
2032	2	59,698	$19.83		4.5%	91.0%	$1,183,802	3.6%	96.5%
2033 & Beyond(5)	3	48,868	$23.71		3.7%	94.7%	$1,158,474	3.5%	100.0%
Vacant	0	69,331	$0.00		5.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	157	1,318,651	$26.31	(6)	100.0%		$32,866,579	100.0%

(1)	Information is based on the underwritten rent roll dated September 23, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Total UW Rent Rolling and corresponding fields include overage and percent in lieu rent as of trailing twelve months ended August 2022 sales for certain tenants.
(4)	Includes the Concord Police Department which leases 1,600 SF but has no associated rental income.
(5)	Includes spaces which have no SF associated but are paying expense reimbursements.
(6)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

COVID Update. The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions. The landlord agreed to defer base rent and other charges for certain months in 2020 and 2021 for AMC Theatres, the third largest tenant at the Concord Mills Property, resulting in a total deferred amount of $1,461,186. Commencing as of July 2021 and continuing through and including December 2023, AMC Theatres is required to pay $48,706 monthly in addition to its base rent and other charges due each month during such period.

The Market. The Concord Mills Property is located approximately 13.7 miles northeast of the Charlotte Central Business District in Concord, North Carolina. The Concord Mills Property benefits from its convenient location along I-85 and is located within 2 miles of I-485, which serves as Charlotte’s outer beltway. The accessibility was recently improved even further as the long anticipated fly-over interstate section was completed which provides an exit that leads directly into the Concord Mills Property. According to the appraisal, the estimated 2021 population of the Charlotte-Gastonia-Concord MSA was 2.71 million and has increased at an annual rate of 1.7% since 2010. The Concord Mills Property draws patronage from the local workforce and local residents, including the student and staff population of the University of North Carolina at Charlotte, as well as visitors to area attractions including the Charlotte Motor Speedway, which hosts more than 1.5 million spectators annually, and the Great Wolf Lodge Concord.

The Concord Mills Property is located in the Charlotte retail market and the Cabarrus County submarket. According to the appraisal, as of second quarter 2022, the Charlotte retail market contained 150,010,000 SF of inventory, had an overall vacancy rate of 3.4%, and an average asking rent of $22.61 PSF. The Cabarrus County submarket had an increase in supply of 275,000 SF from 2017 to 2021, and rental rates increased from $19.03 PSF in 2017 to $22.52 PSF in 2021. As of second quarter 2022, the Cabarrus County submarket contained 14,247,000 SF of retail supply, had an overall vacancy rate of 2.4% and an average asking rent of $23.94 PSF.

Major employers in the area include Bank of America, Wells Fargo Company, Lowe’s, Honeywell International, Truist Financial, Duke Energy and Nucor. The estimated 2022 population within a 1-, 3- and 5-mile radius of the Concord Mills Property was 2,964, 46,239 and 149,463, respectively. The estimated 2022 average household income within the same radii was $82,086, $118,169 and $112,404, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Concord Mills Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Anchor	$7.00	10	10.0% mid-term
Junior Anchor	$20.00	10	10.0% mid-term
Major	$20.00	10	10.0% mid-term
Over 10,000 SF	$35.00	7	3.0% per annum
5,000 -9,999 SF	$25.00	7	3.0% per annum
2,500-4,999 SF	$30.00	7	3.0% per annum
1,000-2,499 SF	$55.00	7	3.0% per annum
Less than 1,000 SF	$72.50	7	3.0% per annum
Jewelry	$75.00	7	3.0% per annum
Food Court	$85.00	7	3.0% per annum

The following table presents information regarding certain competitive properties to the Concord Mills Property:

Competitive Property Summary
	Concord Mills	Northlake Mall (NC)	Carolina Mall	SouthPark Mall (NC)	Charlotte Premium Outlets	Carolina Place
Year Built/ Renovated	1999 / 2016-2021	2005 / N/A	1972 / 2009	1970 / 2002	2014 / N/A	1991 / 2005
Total GLA (SF)	1,318,651(1)	1,071,000	550,000	1,688,480	398,676	1,159,000
Ownership	Simon Property Group (59.3%) / KanAm (40.7%)	N/A	Hull Property Group	Simon Property Group	Simon Property Group (50%) / Tanger (50%)	NYSCRF (50%) / Brookfield Property Partners (45%) / Private Owner (5%)
Distance to Property	N/A	8 miles	8 miles	16 miles	25 miles	28 miles
Occupancy %	94.7%(1)	88%	70%	99%	97%	91%
Inline Sales PSF(2)	$507	$545	$323	$870	$489	$612
Anchors	Bass Pro Shops Outdoor; Burlington; AMC Theatres; Dick's Sporting Goods; Dave & Buster's	Belk; AMC Theatres; Dillard's; Macy's	Belk; J.C. Penney; Staples	Apple; Belk; Dick's Sporting Goods; Dillard's; Macy's	Saks Off 5th Ave	Belk; Dick's Sporting Goods; Dillard's; J.C. Penney

Source: Third party research report, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated September 23, 2022. The Concord Mills Property was 99.2% occupied including the RDP tenants.
(2)	Per third party research for the competitive properties, excluding Apple/Tesla as applicable. The Concord Mills Property sales information is based on borrower sponsor’s provided information for in-line tenants for TTM August 2022 and only includes tenants reporting sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Concord Mills Property:

Cash Flow Analysis
	2018	2019	2020(1)	2021	8/31/2022 TTM	UW	UW PSF
Base Rent(2)	$27,626,950	$27,682,808	$26,306,745	$26,919,594	$26,484,025	$27,904,115	$21.16
Contractual Rent Steps(3)	$0	$0	$0	$0	$0	$361,556	$0.27
Income from Vacant Units	$0	$0	$0	$0	$0	$3,517,083	$2.67
Overage Rent(4)	$647,616	$949,352	$551,333	$2,938,899	$3,494,181	$2,662,505	$2.02
Percent In Lieu(4)	$371,004	$511,527	$787,823	$1,848,114	$1,559,407	$1,938,402	$1.47
Expense Reimbursement	$13,627,306	$13,837,530	$12,837,149	$12,846,602	$13,423,673	$12,967,573	$9.83
Net Rental Income	$42,272,876	$42,981,217	$40,483,050	$44,553,209	$44,961,286	$49,351,235	$37.43
Temp / Specialty Leasing Income	$3,655,509	$3,620,149	$2,531,433	$3,651,586	$3,947,516	$3,452,917	$2.62
Other Income(5)	$1,042,803	$1,045,569	$762,381	$992,195	$975,353	$1,056,383	$0.80
(Vacancy & Credit Loss)	$61,917	($109,424)	($3,619,874)	($143,482)	($79,171)	($3,517,083)	($2.67)
Effective Gross Income	$47,033,105	$47,537,511	$40,156,990	$49,053,508	$49,804,984	$50,343,452	$38.18

Real Estate Taxes	$2,889,275	$2,937,658	$2,930,777	$2,968,493	$2,905,035	$2,932,540	$2.22
Insurance	$394,661	$391,579	$426,078	$432,643	$472,209	$515,457	$0.39
Other Operating Expenses	$8,600,330	$8,643,385	$6,974,292	$8,686,364	$9,483,363	$9,246,094	$7.01
Total Operating Expenses	$11,884,266	$11,972,622	$10,331,147	$12,087,500	$12,860,607	$12,694,091	$9.63

Net Operating Income	$35,148,839	$35,564,889	$29,825,843	$36,966,008	$36,944,377	$37,649,361	$28.55
Replacement Reserves	$0	$0	$0	$0	$0	$118,679	$0.09
TI/LC	$0	$0	$0	$0	$0	$1,318,651	$1.00
Net Cash Flow	$35,148,839	$35,564,889	$29,825,843	$36,966,008	$36,944,377	$36,212,031	$27.46

Occupancy %(6)	97.7%	97.1%	95.5%	95.2%	94.7%	93.0%
NOI DSCR(7)	1.96x	1.99x	1.66x	2.06x	2.06x	2.10x
NCF DSCR(7)	1.96x	1.99x	1.66x	2.06x	2.06x	2.02x
NOI Debt Yield(7)	15.0%	15.2%	12.7%	15.8%	15.8%	16.1%
NCF Debt Yield(7)	15.0%	15.2%	12.7%	15.8%	15.8%	15.4%

(1)	The Concord Mills Property was closed between March 18, 2020 and May 9, 2020 due to COVID-19 restrictions.
(2)	UW Base Rent is based on the underwritten rent roll dated September 23, 2022, with adjustments made for executed leases and tenants that have given notice to vacate. UW Base Rent includes income from tenants that have executed leases but have future rent commencement dates.
(3)	Contractual Rent Steps were taken through October 2023.
(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM August 2022 sales figures.
(5)	Other Income consists of ATM, cellular, media, storage and sponsorship of local events.
(6)	Historical Occupancy excludes RDP tenants. TTM 8/31/2022 occupancy % represents occupancy as of September 23, 2022. The Concord Mills Property was 99.2% occupied including the RDP tenants.
(7)	Debt service coverage ratios and debt yields are based on the Concord Mills Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes (i) during a Control Event (as defined below), (ii) during a Lockbox Event Period (as defined below), or (iii) upon the borrower’s failure to provide the lender evidence of timely payment of taxes. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit for such amounts from a borrower affiliate approved by the lender.

Insurance – The borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve (i) during a Control Event or (ii) during a Lockbox Event Period if the borrower fails to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit for such amounts.

Replacement Reserve – During a (i) Control Event or (ii) Lockbox Event Period, the borrower is required to deposit monthly approximately $16,483 to a reserve for replacements to the Concord Mills Property. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit for such amounts.

TI/LC Reserve – On each payment date, the borrower is required to deposit monthly approximately $109,888 for future tenant improvements and leasing commissions, subject to a cap of $2,637,302 (except such cap will not apply during a Lockbox Event Period). In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit for such amounts.

Outstanding TI/LC Reserve – The Concord Mills Whole Loan documents provide for an upfront reserve of $835,000 for outstanding landlord obligations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

Retail – Super Regional Mall	Loan #8	Cut-off Date Balance:	$49,883,139
8201 Concord Mills Boulevard	Concord Mills	Cut-off Date LTV:	39.7%
Concord, NC 28027		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	16.1%

Lockbox and Cash Management. The Concord Mills Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Concord Mills Property are required to be deposited directly to the lockbox account and, so long as a Lockbox Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Lockbox Event Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Concord Mills Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Concord Mills Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items.

A “Control Event” means if one or more of Simon Property Group, L.P. and Simon Property Group, Inc. does not own at least 51% of the direct or indirect interests in the borrower or does not control the borrower.

A “Lockbox Event Period” will occur during the existence of any of: (i) an event of default, (ii) a bankruptcy action of the borrower or manager (if the manager is an affiliate of the borrower), (iii) a Debt Yield Trigger Event (as defined below), or (iv) a Major Tenant Trigger Event (as defined below). A Lockbox Event Period will also continue if it has been triggered a total of five previous times during the loan term, or if triggered by a bankruptcy action of the borrower.

A “Debt Yield Trigger Event” will commence when, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 12.0% for two consecutive calendar quarters and will expire on the date that the debt yield is 12.0% or greater for two consecutive calendar quarters.

A “Major Tenant Trigger Event” will occur during the existence of any of: (i) a Major Tenant Bankruptcy Event (as defined below), (ii) a Major Tenant Operations Event (as defined below) or (iii) a Major Tenant Renewal Event (as defined below).

A “Major Tenant” means (i) Bass Pro Shops Outdoor, (ii) Burlington, (iii) AMC Theatres and/or (iv) any replacement tenant that occupies at least 50% of the square footage of the premises occupied by one or more of such tenants.

A “Major Tenant Bankruptcy Event” will commence upon a bankruptcy action of a Major Tenant and will expire on the date that the Major Tenant has assumed, and any applicable bankruptcy court has affirmed such assumption of, the Major Tenant lease, and such Major Tenant is in occupancy of its full space.

A “Major Tenant Operations Event” will commence upon the date on which a Major Tenant goes dark or vacates, on a permanent basis (or for more than 90 consecutive days with an intention to vacate permanently), its demised space at the Concord Mills Property; provided that none of the following will constitute a Major Tenant Operations Event: (a) a temporary closure in connection with a restoration or renovation, (b) any other temporary closure with a duration of less than 90 days, (c) a temporary closure in compliance with applicable law, regulations and/or governmental mandates, or (d) a temporary closure related to COVID mandated stay-at-home closures. A Major Tenant Operations Event will expire when the applicable Major Tenant continuously operates its business at the Concord Mills Property for a period of no less than 30 consecutive days during normal business hours and is paying full rent as is required under the Major Tenant lease.

A “Major Tenant Renewal Event” will commence upon the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing the Major Tenant lease in accordance with its terms, and (y) the date that is six months prior to the date of lease expiration, and will expire upon (a) the date on which the Major Tenant renews and/or extends its lease, (b) not less than 50% of the space demised by the Major Tenant lease has been leased to one or more new tenants, or (c) the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account.

A “Major Tenant Threshold Amount” means with respect to (i) the space occupied by Bass Pro Shops Outdoor, the amount of $6,739,500, (ii) with respect to the space occupied by Burlington, the amount of $5,024,900 and (iii) with respect to the space occupied by AMC Theatres, the amount of $4,186,600.

Additional Secured Indebtedness (not including trade debts). In addition to the Concord Mills Mortgage Loan, the Concord Mills Property also secures Notes A-1-1, A-1-3, A-2-1, A-2-2, A-2-3 and A-2-4 (the “Concord Mills Non-Serviced Pari Passu Companion Loans”), which have an aggregate Cut-off Date principal balance of $184,567,615. The Concord Mills Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Concord Mills Mortgage Loan. The Concord Mills Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Concord Mills Non-Serviced Pari Passu Companion Loans. The holders of the Concord Mills Mortgage Loan and the Concord Mills Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Concord Mills Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. None.

Release of Property. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Concord Mills Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

ROSS
DRESS FOR LESS
DOLLAR TREE

DSW
DESIGNER SHOE WAREHOUSE

BOOKS·A·MILLION

MEN'S
WEARHOUSE

ALDI

H&M

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

Coosada
Fort Toulouse Natl. Historic Park
Wetumpka
Blue Ridge
Redland
ELMORE COUNTY
Tallapoosa River
Wetumpka Hwy
Alabama River
Lower Wetumpka Rd
Tallapoosa R.
Northern Blvd
River Run Golf Course
Birmingham 88 miles
Garrett Coliseum
Maxwell AFB-Gunter Annex
Ripley St
MONTGOMERY
McLemore Dr
The Shoppes at East Chase
7274 Eastchase Parkway
Montgomery, AL 36117
DOWNTOWN MONTGOMERY
State Capitol
Cramton Bowl
Atlanta Hwy
Eastdale Mall
Faulkner Univ.-Montgomery Campus
Arrowhead Country Club
Atlanta, GA 147 miles
Civil Rights Memorial
Jackson Hospital
Auburn Univ.-Montgomery
Dr. MLK Jr. Expwy
Alabama State Univ.
Chantilly Pkwy
Fairview Ave
Huntingdon College
Museum of Fine Arts
Wynlakes Golf & Country Club
MONTGOMERY OUTER LOOP
McGehee Rd
Vaughn Rd
Court St
Bell Rd
Pike Rd
Baptist Medical Center South
Taylor Rd
Montgomery Reg. Airport 5 miles
Magnolia Golf Club
Trenholm State Community College - Patterson Campus
Hyundai Manufacturing, Alabama
Hyundai Blvd
MONTGOMERY COUNTY
Troy Hwy
Norman Bridge Rd
Woodley Rd
Pike Road
Snowdoun Chambers Rd
CHATTANOOGA
HUNTSVILLE
Decatur
Dalton
Tupelo
Hamilton
Attalla
Gadsden
Rome
Marietta
Roswell
MISSISSIPPI
Anniston
Decatur
Winona
Columbus
BIRMINGHAM
ATLANTA
Bessemer
Hoover
Louisville
Tuscaloosa
Sylacauga
LaGrange
Macon
Meridian
Demopolis
Auburn
MONTGOMERY
COLUMBUS
ALABAMA
GEORGIA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Monroeville
Ozark
Albany
Hattiesburg
Enterprise
Atmore
Dothan
Crestview
Milton
MOBILE
Biloxi
Pensacola
FLORIDA
Gulfport
Pascagoula
Destin
Panama City
TALLAHASSEE
Gulf of Mexico

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

Mortgage Loan No. 9 – The Shoppes at East Chase

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Montgomery, AL 36117
Original Balance:	$45,675,000			General Property Type:	Retail
Cut-off Date Balance:	$45,675,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	6.5%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2002 / 2010
Borrower Sponsor:	Hardam S. Azad			Size:	388,517 SF
Guarantors(1):	Hardam S. Azad and Jane J. Harmeyer			Cut-off Date Balance PSF:	$118
Mortgage Rate:	6.6000%			Maturity Date Balance PSF:	$109
Note Date:	12/23/2022			Property Manager:	5Rivers CRE, LLC
First Payment Date:	2/5/2023				(borrower-related)
Maturity Date:	1/1/2033
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	48 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$5,839,130
Prepayment Provisions:	L(25),D(90),O(5)			UW NOI Debt Yield:	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.7%
Additional Debt Type:	No			UW NCF DSCR:	1.51x (P&I) 1.73x (IO)
Additional Debt Balance:	NAP			Most Recent NOI(3):	$5,951,125 (8/31/2022 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$5,747,657 (12/31/2021)
Reserves(2)				3rd Most Recent NOI(3):	$4,295,040 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.5% (10/26/2022)
RE Taxes:	$91,410	$45,705	NAP	2nd Most Recent Occupancy:	NAV(4)
Insurance:	$27,818	$13,909	NAP	3rd Most Recent Occupancy:	NAV(4)
Replacement Reserve:	$2,500,000	$4,856	$116,555	Appraised Value (as of):	$66,200,000 (11/8/2022)
TI/LC Reserve:	$1,000,000	$48,565	$1,000,000	Appraised Value PSF:	$170
Outstanding Leasing Costs:	$816,622	$0	NAP	Cut-off Date LTV Ratio:	69.0%
Gap Rent Reserve:	$81,519	$0	NAP	Maturity Date LTV Ratio:	64.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$45,675,000	68.6%	Purchase Price(5):	$61,100,000	91.7%
Borrower Equity:	$20,924,797	31.4%	Reserves:	$4,517,369	6.8%
			Closing Costs	$982,428	1.5%
Total Sources:	$66,599,797	100.0%	Total Uses:	$66,599,797	100.0%

(1)	Hardam S. Azad is the non-recourse carveout guarantor for The Shoppes at East Chase Mortgage Loan (as defined below) and Jane J. Harmeyer is an additional non-recourse carveout guarantor whose liability is limited to bankruptcy related matters.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The increases in NOI from 2020 to 2021, and from 2021 to 8/31/2022 TTM are predominately due to the effects of COVID-19, and a temporary dip in rent collections in 2020. Both 2021 and 8/31/2022 TTM rent collections are in line with pre COVID-19 numbers and result in an in line NOI for both years. There have also been 11 new leases (Aldi, Sephora, Aerie, Rue21, TREK, Lululemon Pop Up, Nothing Bundt Cakes, Rio Waxing, Zales, The Good Feet Store, and Buff City Soaps) since 2021 accounting for approximately 12.3% of underwritten rent, which also contributed to an increase in NOI.
(4)	Historical Occupancy % was not provided by the borrower.
(5)	The borrower acquired The Shoppes at East Chase Property (as defined below) for a purchase price of $68,600,000, net of a $2,500,000 capital expenditure credit and a $5,000,000 purchase credit, resulting in a net purchase price of $61,100,000.

The Mortgage Loan. The ninth largest mortgage loan (“The Shoppes at East Chase Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,675,000 and secured by a first priority fee mortgage encumbering a 388,517 SF anchored retail shopping center located in Montgomery, Alabama (“The Shoppes at East Chase Property”).

The Borrowers and the Borrower Sponsor. The borrowers for The Shoppes at East Chase Mortgage Loan are two tenants in common, Montgomery EastChase LLC and BJ Harmeyer LLC, each a Delaware limited liability company and single-purpose entity with two independent directors. The borrower sponsor is Hardam S. Azad, the President and Chief Executive Officer of Azad Commercial Real Estate Services. Additionally, Hardam S. Azad is the non-recourse carveout guarantor, while Jane J. Harmeyer is an additional non-recourse carveout guarantor whose liability is limited to bankruptcy related matters. Azad Commercial Real Estate Services was founded in 1996 and operates a portfolio containing more than 3 million SF of commercial real estate. Hardam S. Azad also operates 5Rivers CRE, LLC, the property manager for The Shoppes at East Chase Property, which manages 4 million SF of shopping centers across Louisiana, Mississippi, Tennessee, Alabama, Georgia, North Carolina and Oklahoma.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

The Property. The Shoppes at East Chase Property is comprised of a fee interest in a 388,517 SF anchored retail property on an approximately 63.0-acre site in Montgomery, Alabama. The Shoppes at East Chase Property is comprised of 11 one-story buildings with 2,164 parking spaces (5.57 spaces per 1,000 SF). Built in 2002 and renovated in 2010, The Shoppes at East Chase Property is anchored by Ross Dress for Less, Aldi, DSW Shoe Warehouse, PetSmart, Dollar Tree, H&M and Ashley HomeStore Outlet, with other tenants including Starbucks, Victoria’s Secret, Bonefish Grill, LOFT and Sephora. As of October 26, 2022, The Shoppes at East Chase Property is 90.5% occupied by 64 tenants, with no single tenant occupying more than 7.8% of the net rentable area or comprising more than 5.0% of underwritten rent. Amenities at The Shoppes at East Chase Property include outdoor dining, public restrooms, guest services, 24/7 security and free Wi-Fi.

Major Tenants.

Ross Dress for Less (30,187 SF, 7.8% of NRA, 5.0% of underwritten base rent). Ross Dress for Less is a chain of off-price department stores that offers a selection of women’s and men’s apparel, accessories, footwear and furniture. Ross Dress for Less has more than 100,000 employees and 1,699 stores in 42 states, District of Columbia and Guam. Ross Dress for Less has anchored The Shoppes at East Chase Property since 2004, has a lease expiration date of January 31, 2025 and has two, five-year extension options remaining.

Aldi (26,016 SF, 6.7% of NRA, 2.6% of underwritten base rent). Aldi is the common company brand name of two German multinational family-owned discounted supermarket chains, operating over 10,000 stores in over 10 countries. Within the United States, Aldi opened its first store in Iowa in 1976 and is headquartered in Batavia, Illinois with over 2,000 stores across 36 states, with over 25,000 employees. Aldi has been a tenant at The Shoppes at East Chase Property since 2021, has a lease expiration date of June 30, 2031 and has six, 5-year automatic renewal options remaining.

H&M (21,642 SF, 5.6% of NRA, 2.9% of underwritten base rent). H&M is the primary brand of H&M Group, a multinational clothing company based in Sweden, that focuses on fast-fashion clothing for men, women, teenagers, and children. As of August 2022, H&M Group operates 4,122 stores across 77 markets. H&M has anchored The Shoppes at East Chase Property since 2017, has a lease expiration date of January 31, 2028 and has four, 5-year renewal options remaining. H&M is only required to pay percentage rent under its lease, at 6.5% of gross sales. Based on TTM June 2022 sales, rent was underwritten to $9.09 PSF.

PetSmart (19,204 SF, 4.9% of NRA, 3.7% of underwritten base rent). PetSmart is a large pet specialty retailer providing products and services including grooming, dog training, PetsHotel and Everyday Adoption Centers. Based in Arizona, PetSmart has approximately 55,000 employees and approximately 1,660 pet stores in the United States, Canada and Puerto Rico. PetSmart has anchored The Shoppes at East Chase Property since 2004, has a lease expiration of July 31, 2024 and has three, 5-year automatic renewal options remaining.

Ashley HomeStore Outlet (18,029 SF, 4.6% of NRA, 2.5% of underwritten base rent). Ashley Furniture Industries manufactures living room, dining room, bedroom, entertainment, home office furniture and other home furnishings. Ashley Furniture Industries licenses its name to Ashley Furniture HomeStores, independently owned stores located throughout North America that exclusively sell Ashley Furniture-branded products. Ashley HomeStore has 745 locations across 48 states. Ashley HomeStore Outlet has anchored The Shoppes at East Chase Property since 2020, has a lease expiration date of August 31, 2030 and has two, 5-year renewal options remaining.

The following table presents a summary regarding the major tenants at The Shoppes at East Chase Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent		Annual UW Base Rent PSF	Approx. % of Total Annual UW Base Rent	Most Recent Sales
								$(4)	PSF(4)	Occ. Cost %	Lease Expiration	Term. Option (Y/N)	Renewal Options
Ross Dress For Less	NR/A2/BBB+	30,187	7.8%	$347,151		$11.50	5.0%	NAV	NAV	NAV	1/31/2025	N	2 x 5 yr
Aldi	NR/NR/NR	26,016	6.7%	$179,250		$6.89	2.6%	NAV	NAV	NAV	6/30/2031	N	6 x 5 yr(6)
H&M	NR/NR/BBB	21,642	5.6%	$196,794	(3)	$9.09	2.9%	$3,062,435	$141.50	6.4%(5)	1/31/2028	N	4 x 5 yr
PetSmart	NR/B1/B	19,204	4.9%	$254,453		$13.25	3.7%	NAV	NAV	NAV	7/31/2024	N	3 x 5 yr(7)
Ashley HomeStore Outlet	NR/NR/NR	18,029	4.6%	$173,980		$9.65	2.5%	NAV	NAV	NAV	8/31/2030	N	2 x 5 yr
Subtotal/Wtd. Avg.		115,078	29.6%	$1,151,628		$10.01	16.7%

Other Tenants		236,615	60.9%	$5,729,351		$24.21	83.3%
Vacant Space		36,824	9.5%	$0		$0.00	0.0%
Total/Wtd. Avg.(8)		388,517	100.0%	$6,880,979		$19.57	100.0%

(1)	Information is based on the underwritten rent roll as of October 26, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	H&M is only required to pay percentage rent under its lease, at 6.5% of gross sales. Based on TTM June 2022 sales, rent was underwritten to $9.09 PSF.
(4)	Most Recent Sales are as of June 2022.
(5)	Occ. Cost % is based on underwritten base rent divided by most recent reported sales.
(6)	Each renewal option will automatically be exercised, unless Aldi delivers to the landlord notice no less than 180 days before the expiration of the lease, that Aldi elects to terminate the lease at the expiration of the lease term.
(7)	Each renewal option will automatically be exercised, unless PetSmart delivers to the landlord notice no less than 180 days before the expiration of the lease, that PetSmart elects to terminate the lease at the expiration of the lease term.
(8)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

The following table presents certain information relating to the lease rollover at The Shoppes at East Chase Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2023	13	40,983	$29.30	10.5%	10.5%	$1,200,798	17.5%	17.5%
2024	15	68,272	$21.62	17.6%	28.1%	$1,475,932	21.4%	38.9%
2025	6	47,532	$15.96	12.2%	40.4%	$758,427	11.0%	49.9%
2026	5	17,953	$28.61	4.6%	45.0%	$513,582	7.5%	57.4%
2027	8	54,554	$19.56	14.0%	59.0%	$1,066,997	15.5%	72.9%
2028	3	30,498	$15.05	7.8%	66.9%	$458,994	6.7%	79.6%
2029	2	8,439	$23.46	2.2%	69.0%	$197,954	2.9%	82.4%
2030	6	43,428	$15.82	11.2%	80.2%	$687,085	10.0%	92.4%
2031	2	29546	$8.22	7.6%	87.8%	$242,790	3.5%	96.0%
2032	4	10,488	$26.55	2.7%	90.5%	$278,420	4.0%	100.0%
2033	0	0	$0.00	0.0%	90.5%	$0	0.0%	100.0%
2034 & Beyond	0	0	$0.00	0.0%	90.5%	$0	0.0%	100.0%
Vacant	0	36,824	$0.00	9.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	64	388,517	$19.57	100.0%		$6,880,979	100.0%

(1)	Information is based on the underwritten rent roll as of October 26, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

The Market. The Shoppes at East Chase Property is located in Montgomery, Alabama, in the North Montgomery submarket within the Montgomery retail market. The Shoppes at East Chase Property is located at the intersection of Taylor Road and Interstate 85, approximately 9.9 miles east of downtown Montgomery. The Shoppes at East Chase Property is in close proximity to several of the area’s major demand generators, including Auburn University at Montgomery, which is adjacent to The Shoppes at East Chase Property, and has over 5,000 students, Baptist Medical Center (approximately 2.1 miles away) and Faulkner University (approximately 5.1 miles away), which has over 3,000 students. Several hotels, including Hilton Garden Inn, Homewood Suites and TownePlace Suites are adjacent to The Shoppes at East Chase Property. The Shoppes at East Chase Property is approximately 12.1 miles away from Maxwell/Gunter Air Force Base, home to Air University, the area’s largest employer with 12,280 employees. According to the appraisal, as of the third quarter of 2022, the North Montgomery submarket had approximately 14.2 million SF of retail space inventory, overall vacancy in the submarket was approximately 7.2% and asking rent was $10.12 PSF. According to the appraisal as of the third quarter of 2022, the Montgomery market had approximately 27.2 million SF of retail space inventory, overall vacancy in the market was approximately 5.1% and asking rent was $10.07 PSF. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of The Shoppes at East Chase Property was 4,937, 49,617 and 99,393, respectively. The 2022 average household income within the same one-, three- and five-mile radius was $132,151, $104,445 and $95,172, respectively.

The following table presents information relating to sales of comparable properties to The Shoppes at East Chase Property identified by the appraisal:

Comparable Sales
Location	Rentable Area (SF)	Year Built	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
The Shoppes at East Chase Property 7274 Eastchase Parkway Montgomery, AL	388,517(1)	2002	90.5%(1)	Dec-2022(2)	$61,100,000(2)	$157.26(2)
Promenade at Manassas 7486 Stream Walk Lane Manassas, VA	280,760	1992	99.0%	Oct-2022	$46,100,000	$164.20
Inverness Corners 500 Inverness Corners Birmingham, AL	241,925	1990	93.0%	Jul-2022	$35,000,000	$144.67
Freedom Town Center 2741 Freedom Parkway Drive Fayetteville, NC	350,838	2017	100.0%	Feb-2022	$83,000,000	$236.58
Market Street at Flowood 712-734 Mackenzie Lane Flowood, MS	263,852	2010	96.0%	Nov-2021	$37,000,000	$140.23
The Rim Shopping Center 17414 La Cantera Parkway San Antonio, TX	1,050,651	2006	92.0%	May-2021	$219,728,201	$209.14

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of October 26, 2022.
(2)	The borrower acquired The Shoppes at East Chase Property for a purchase price of $68,600,000 ($176.57 PSF), net of a $2,500,000 capital expenditure credit and a $5,000,000 purchase credit, resulting in a net purchase price of $61,100,000.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

The following table presents recent leasing data for Tiers 1 and 2 Space tenants at comparable retail properties with respect to The Shoppes at East Chase Property:

Comparable Tiers 1 and 2 Space Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
The Shoppes at East Chase Property(1) Montgomery, AL	Vitamin Shoppe	4,000	Jan. 2022	$34.61	60
5200 Town Center Boulevard Peachtree Corners, GA	Yakitori Jibei	2,000	Sep. 2021	$40.00	120
3205 Woodward Crossing Boulevard Buford, GA	Blaze Fast Fire’d Pizza Chicken Salad Chick	2,800 2,600	Jul. 2021 Jan. 2021	$37.00 $35.00	120 120
4725 Ashford Dunwoody Road Northeast Dunwoody, GA	Tastee Spoon	2,973	Oct. 2020	$34.00	60
7824 Rea Road Charlotte, NC	Crumble Cookies	1,179	Sep. 2020	$42.00	60

Source: Appraisal.

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for Tiers 3 and 4 Space tenants at comparable retail properties with respect to The Shoppes at East Chase Property:

Comparable Tiers 3 and 4 Space Retail Lease Summary
Subject/Location	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
The Shoppes at East Chase Property (1) Montgomery, AL	388,517	Victoria’s Secret	6,000	Feb. 2018	$29.00	60
The Shoppes at Cornerstone Montgomery, AL	117,504	Listing	1,400	Nov. 2022	$22.00	60
Woodmere Crossing Montgomery, AL	42,432	Listing	1,600	Nov. 2022	$12.00	63
Oliver Creek Crossing Montgomery, AL	89,930	Pharaoh of Leads, LLC	1,400	Jun. 2021	$17.00	60
2543 John Hawkins Parkway Birmingham, AL	76,255	Vet Surgery Clinic	4,746	Nov. 2022	$24.00	84
Inverness Village Birmingham, AL	54,987	Confidential	4,680	Jun. 2022	$25.00	124
Trussville Promenade Birmingham, AL	463,729	Palace Chinese	5,000	May 2020	$22.06	60
Inverness Corners Birmingham, AL	241,925	Manpower Staffing	1,160	Sep. 2020	$23.50	63

Source: Appraisal.

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for Large In Line Space tenants at comparable retail properties with respect to The Shoppes at East Chase Property:

Comparable Large In Line Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
The Shoppes at East Chase Property(1) Montgomery, AL	American Eagle	6,000	Feb. 2019	$25.24	60
1810 Cumming Highway Canton, GA	Sola Salons	6,269	Feb. 2023	$16.50	120
300 Merchants Drive Oxford, MS	Sketchers	8,000	Dec. 2021	$18.00	120
754 Rivergate Parkway Goodlettsville, TN	Confidential	6,200	Sep. 2021	$16.50	60
1520-1540 Dogwood Drive Southeast Conyers, GA	American Eagle	7,500	Mar. 2021	$18.00	120

Source: Appraisal.

(1)	Information is based on the underwritten rent roll.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

The following table presents recent leasing data for Junior Anchor tenants at comparable retail properties with respect to The Shoppes at East Chase Property:

Comparable Junior Anchor Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
The Shoppes at East Chase Property(1) Montgomery, AL	Ross Dress For Less	30,187	Feb. 2020	$11.50	60
2201-2218 Gallatin Pike North Madison, TN	Ross Dress For Less	22,000	Jun. 2022	$10.10	128
3580 West 18th Avenue Hialeah, FL	Ross Dress For Less	23,540	Apr. 2022	$12.00	120
1480-1496 Old Aberdeen Road Columbus, MS	Ross Dress For Less	22,000	Mar. 2022	$10.00	130
3025-3375 East Tropicana Avenue and 5075-5101 South Pecos Road Las Vegas, NV	Ross Dress For Less	22,000	Feb. 2022	$13.00	120

Source: Appraisal.

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for Mini Anchor tenants at comparable retail properties with respect to The Shoppes at East Chase Property:

Comparable Mini Anchor Retail Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
The Shoppes at East Chase Property(1) Montgomery, AL	Ashley HomeStore Outlet	18,029	Sep. 2020	$9.65	120
1250 Boardman Road Jackson, MI	Burlington	21,700	Apr. 2023	$12.50	120
12040 Blue Valley Parkway Overland Park, KS	DSW	26,444	Nov. 2021	$13.50	132
7486 Stream Walk Lane Manassas, VA	Ashley Home Furniture	32,144	Oct. 2021	$10.00	120
3750 Market Street Summit, OH	PetSmart	21,066	Oct. 2020	$14.95	94

Source: Appraisal.

(1)	Information is based on the underwritten rent roll.

The following table presents recent leasing data for Grocery tenants at comparable retail properties with respect to The Shoppes at East Chase Property:

Comparable Grocery Lease Summary
Subject/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Mos.)
The Shoppes at East Chase Property(1) Montgomery, AL	Aldi	26,016	Jun. 2021	$6.89	120
3021 East Michigan Avenue Jackson, MI	Aldi	32,233	Jun. 2022	$8.66	180
1270 Lake Avenue Woodstock, IL	Aldi	20,442	Feb. 2022	$6.60	240
5625 West Saginaw Highway Lansing, MI	Aldi	18,623	Jan. 2021	$8.96	128
12134 State Road 54 Odessa, FL	Aldi	20,422	Oct. 2020	$9.06	240

Source: Appraisal.

(1)	Information is based on the underwritten rent roll.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

The following table presents information relating to the appraisal’s market rent conclusion for The Shoppes at East Chase Property:

Market Rent Summary
	Market Rent	Escalations	Term (Months)	Reimbursements
In Line – Tier 1 Space:	$45.00	3.00%/year	84	NNN
In Line – Tier 2 Space:	$35.00	3.00%/year	84	NNN
In Line – Tier 3 Shoppes Space:	$26.00	3.00%/year	84	NNN
In Line – Tier 4 Shoppes Space:	$18.50	3.00%/year	60	NNN
Large In Line – Shoppes Space:	$18.00	3.00%/year	120	NNN
Jr. Anchor Space:	$11.50	2.00%/year	120	NNN
Mini Anchor Space:	$12.00	2.00%/year	120	NNN
In Line – Tier 3 – Plaza Space:	$26.00	3.00%/year	84	NNN
In Line – Tier 4 – Plaza Space:	$18.50	3.00%/year	60	NNN
Large In Line – Plaza Space:	$18.00	3.00%/year	120	NNN
Grocery Space:	$8.00	2.00%/year	120	NNN

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Shoppes at East Chase Property:

Cash Flow Analysis
	2019(1)		2020(1)		2021(1)		8/31/2022 TTM(1)		UW		UW PSF
Gross Potential Rent(2)	$6,823,963		$5,504,319		$6,567,048		$6,715,165		$7,517,317		$19.35
Reimbursements	$1,625,413		$1,404,309		$1,466,788		$1,467,654		$1,728,947		$4.45
Other Income(3)	$297,584		$224,298		$321,538		$378,469		$252,536		$0.65
Less Vacancy & Credit Loss	$0		$0		$0		$0		($835,435)		($2.15)
Effective Gross Income	$8,746,961		$7,132,926		$8,355,375		$8,561,288		$8,663,365		$22.30

Real Estate Taxes	$663,072		$773,953		$485,104		$394,011		$543,797		$1.40
Insurance	$70,797		$78,085		$90,351		$98,411		$162,047		$0.42
Other Operating Expenses	$2,033,027		$1,985,848		$2,032,263		$2,117,741		$2,118,391		$5.45
Total Operating Expenses	$2,766,895		$2,837,886		$2,607,718		$2,610,163		$2,824,235		$7.27

Net Operating Income	$5,980,065		$4,295,040		$5,747,657		$5,951,125		$5,839,130		$15.03
Replacement Reserves	$0		$0		$0		$0		$58,278		$0.15
TI/LC	$0		$0		$0		$0		$508,320		$1.31
Net Cash Flow	$5,980,065		$4,295,040		$5,747,657		$5,951,125		$5,272,533		$13.57

Occupancy %	NAV	(4)	NAV	(4)	NAV	(4)	90.5%	(5)	91.5%	(6)
NOI DSCR (IO)	1.96x		1.41x		1.88x		1.95x		1.91x
NOI DSCR (P&I)	1.71x		1.23x		1.64x		1.70x		1.67x
NCF DSCR(IO)	1.96x		1.41x		1.88x		1.95x		1.73x
NCF DSCR(P&I)	1.71x		1.23x		1.64x		1.70x		1.51x
NOI Debt Yield	13.1%		9.4%		12.6%		13.0%		12.8%
NCF Debt Yield	13.1%		9.4%		12.6%		13.0%		11.5%

(1)	The decrease in NOI from 2019 to 2020, and increases in NOI from 2020 to 2021 and from 2021 to 8/31/2022 TTM are predominately due to the effects of COVID-19, and a temporary dip in rent collections in 2020. Both 2021 and 8/31/2022 TTM rent collections are in line with pre COVID-19 numbers and result in an in-line NOI for both years. There have also been 11 new leases (Aldi, Sephora, Aerie, Rue21, TREK, Lululemon Pop Up, Nothing Bundt Cakes, Rio Waxing, Zales, The Good Feet Store, and Buff City Soaps) since 2021 accounting for approximately 12.3% of underwritten rent, which also contributed to an increase in NOI.
(2)	UW Gross Potential Rent based on the underwritten rent roll as of October 26, 2022, and includes (i) rent bumps totaling $58,533 through December 2023 and (ii) percentage rent totaling $682,544.
(3)	Other Income is comprised of overage rent and other miscellaneous income.
(4)	Historical Occupancy % were not provided by the borrower.
(5)	8/31/2022 TTM Occupancy is based off the October 26, 2022 underwritten rent roll.
(6)	UW Occupancy % represents economic occupancy.

Escrows and Reserves.

Real Estate Taxes – At origination, $91,410 was deposited into a reserve for real estate taxes. The Shoppes at East Chase Mortgage Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for The Shoppes at East Chase Property (initially, $45,705 monthly).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

Retail – Anchored	Loan #9	Cut-off Date Balance:	$45,675,000
7274 Eastchase Parkway	The Shoppes at East Chase	Cut-off Date LTV:	69.0%
Montgomery, AL 36117		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	12.8%

Insurance – At origination, $27,818 was deposited into a reserve for insurance premiums. The borrower is not required to make deposits into a reserve for insurance premiums for The Shoppes at East Chase Property so long as (i) no event of default under The Shoppes at East Chase Mortgage Loan documents has occurred and is continuing, (ii) the liability and casualty policies covering The Shoppes at East Chase Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of such insurance policies and paid receipts for the related insurance premiums no later than 10 days prior to the expiration dates of the policies. If any of conditions (i)-(iii) are not satisfied, The Shoppes at East Chase Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $13,909 monthly).

Replacement Reserve – At origination, $2,500,000 was deposited into a reserve for capital expenditures (the “Capital Expenditure Initial Deposit Amount”). The Shoppes at East Chase Mortgage Loan documents provide for ongoing monthly deposits of approximately $4,856 into such reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least equal to $116,555.

TI/LC Reserve – At origination, $1,000,000 (the “TI/LC Reserve Cap”) was deposited into a reserve for future tenant improvement and/or leasing commission expenses. At any time that the amount in such reserve is less than the TI/LC Reserve Cap, The Shoppes at East Chase Mortgage Loan documents provide for ongoing monthly deposits of approximately $48,565 into such reserve, provided that such deposits will not be required at any time that the amount in such reserve is at least equal to the TI/LC Reserve Cap.

Outstanding Leasing Costs – At origination, $816,622 was deposited into a reserve for existing tenant improvement and/or leasing commission expenses.

Gap Rent Reserve – At origination, approximately $81,519 was deposited into a reserve for rent payments for the premises leased by (x) Nothing Bundt Cakes (approximately $31,135), (y) Rio Waxing (approximately $17,594) and (z) Zales (approximately $32,790).

Lockbox and Cash Management. The Shoppes at East Chase Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at The Shoppes at East Chase Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds in the lockbox account will be transferred to the borrower’s account. During a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to a cash management account established by the lender, and, provided no event of default is continuing, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on The Shoppes at East Chase Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve and TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and other lender-approved expenses and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for The Shoppes at East Chase Mortgage Loan during such Cash Sweep Event Period.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under The Shoppes at East Chase Mortgage Loan documents, and ending upon the cure, if applicable, of such event of default to the lender’s sole satisfaction; or
(ii)	commencing upon the debt service coverage ratio on The Shoppes at East Chase Mortgage Loan (based on the trailing twelve month operating statements and current in place rent rolls) falling below 1.25x at the end of any calendar quarter, and ending on the date such debt service coverage ratio equals or exceeds 1.25x for the immediately preceding two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of The Shoppes at East Chase Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

Cambridge
North Point Park
MBTA
N. WASHINGTON STREET BRIDGE
ZAKIM BRIDGE
Lagone Park
Commercial St
Boston Logan Intl. Airport 3 miles
US Coast Guard Base
Museum of Science
Science Park
Snow Hill St
Prince St
Old North Church
Boroughs Wharf
Sumner Tunnel
Callahan Tunnel
Charles River
TD Garden
North Station
Thoreau Path
O'Neill Federal Building
North End
Union Wharf
Charlesbank Park
Merrimac St
Hanover St
Paul Revere House
Boston Sailing Center
Haymarket
Commercial St
Atlantic Ave
Massachusetts General Hospital
Shriners Hospital For Children
Suffolk Country Registry
Sudbury St
Boston Yacht Haven
Charles/MGH
Cambridge St
JFK Federal Bldg.
New England Holocaust Memorial
Christopher Columbus Waterfront Park
Bowdoin
Boston Waterboat Marina
City Hall Plaza
City Hall
BOSTON
Faneuil Hall
Rose Kennedy Greenway
Beacon Hill
Joy St
28 State Street
60 State Street
BLUE LINE
Long Wharf
Gov't. Center
State St
Aquarium
Central Wharf
Pinckney St
State House
1 Beacon Street
State
India St
New England Aquarium
1 Boston Place
75 State Street
Hatch Memorial Shell
RED LINE
School St
GREEN LINE
ORANGE LINE
Atlantic Ave
India Wharf
Financial District
Boston Harbor
Beacon St
Old South Meeting House
Park St.
Suffolk University
One and Two International Place
Rowes Wharf
Fisher College
Millennium Boston Retail
175 Tremont Street
Boston, MA 02111
Downtown Crossing
Congress St
Northern Ave
Back Bay
Boston Public Gardens
Charles St
Boston Common
Tremont St
Macy's
Lafayette City Center
Federal St
Federal Court House
Comm. Ave
Arlington St
1 Lincoln Street
Independence Wharf
Seaport Blvd
Boylston
Essex St
South Station
Federal Reserve Bank
Newbury St
Millennium Place
Chinatown
One Financial Center
Boston Tea Party Ships & Museum
Courthouse
GREEN LINE
Arlington
Emerson College
LINE
South Station
Seaport District
Chinatown
Stuart St
Wang Theatre
Fort Point Channel
Summer St
Boston Children's Museum
222 Berkeley
Newbury College
Tufts Univ. School of Medicine
Kneeland St
MBTA
New England Medical Center
Columbus Ave
Tufts Medical Center
ORANGE
Massachusetts Turnpike
131 Dartmouth Street
SUFFOLK COUNTY
Herald St.
South End
Boston Ctr. for the Arts
Marriott Downtown Boston
345 Harrison
Harrison Ave
Dartmouth St
Tremont St
E. Berkeley St.
E. Berkeley St
Traveler St
Shawmut Ave
SILVER LINE
W. 4th St
Union Park St.
Rotch Playground
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Winchester
Melrose
Lexington
Malden
Medford
Arlington
Revere
Lincoln
Everett
Somerville
Chelsea
Belmont
Waltham
Watertown
CAMBRIDGE
Winthrop
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Dorchester
Milton
Quincy
Dedham
Dover
Westwood
Weymouth
Hingham
Braintree
Norwood
Randolph
Medfield

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

Mortgage Loan No. 10 – Millennium Boston Retail

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Boston, MA 02111
Original Balance(1):	$30,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$29,903,876			Detailed Property Type:	Anchored
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2001 / NAP
Borrower Sponsor:	Millennium Partners			Size:	272,652 SF
Guarantor:	Millennium CAF II LLC			Cut-off Date Balance PSF(1):	$329
Mortgage Rate:	6.3700%			Maturity Date Balance PSF(1):	$284
Note Date:	10/6/2022			Property Manager:	Millennium Partners Management
First Payment Date:	11/6/2022				LLC (borrower-affiliated)
Maturity Date:	10/6/2032			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$10,489,325
Original Amortization Term:	360 months			UW NOI Debt Yield(1):	11.7%
IO Period:	0 months			UW NOI Debt Yield at Maturity(1):	13.6%
Seasoning:	4 months			UW NCF DSCR(1):	1.47x
Prepayment Provisions:	L(28),D(88),O(4)			Most Recent NOI:	$10,916,625 (6/30/2022 TTM)
Lockbox/Cash Mgmt Status:	Hard/Springing			2nd Most Recent NOI:	$9,684,060 (12/31/2021)
Additional Debt Type(1)(2):	Pari Passu			3rd Most Recent NOI:	$8,923,438 (12/31/2020)
Additional Debt Balance(1)(2):	$59,807,752			Most Recent Occupancy:	97.1% (8/18/2022)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent Occupancy:	100.0% (12/31/2021)
Reserves(3)				3rd Most Recent Occupancy:	100.0% (12/31/2020)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$202,000,000 (9/7/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value PSF:	$741
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	44.4%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	38.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$90,000,000	98.6%	Loan Payoff:	$89,864,937	98.4%
Borrower Equity:	$1,310,524	1.4%	Closing Costs:	$1,445,586	1.6%
Total Sources:	$91,310,524	100.0%	Total Uses:	$91,310,524	100.0%

(1)	The Millennium Boston Retail Mortgage Loan (as defined below) is part of the Millennium Boston Retail Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $90,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate Cut-off Date principal balance of the Millennium Boston Retail Whole Loan.
(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of additional debt. Also see “Mezzanine Loan and Preferred Equity.”
(3)	See “Escrows and Reserves” section below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Millennium Boston Retail Mortgage Loan”) is part of a whole loan (the “Millennium Boston Retail Whole Loan”) evidenced by two pari passu notes with an aggregate original principal amount of $90,000,000. The Millennium Boston Retail Whole Loan is secured by a first priority fee mortgage encumbering a 272,652 SF retail property located in Boston, Massachusetts (the “Millennium Boston Retail Property”). The Millennium Boston Retail Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal balance of $30,000,000. The controlling Note A-1 in the original principal amount of $60,000,000 (the “Millennium Boston Retail Non-Serviced Pari Passu Companion Loan”) was contributed to the BANK 2022-BNK44 securitization transaction. The Millennium Boston Retail Whole Loan is serviced under the BANK 2022-BNK44 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Millennium Boston Retail Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$59,807,752	BANK 2022-BNK44	Yes
A-2	$30,000,000	$29,903,876	BANK 2023-BNK45	No
Total	$90,000,000	$89,711,627

The Borrowers and the Borrower Sponsor. The borrowers for the Millennium Boston Retail Whole Loan are New Commonwealth Commercial Holding Co LLC and MP Sports Club Boston LLC, each a single-purpose Delaware limited liability company with two independent directors. New Commonwealth Commercial Holding Co LLC owns the fee interest in the entire Millennium Boston Retail Property and master leases the portion of the space occupied by Equinox to MP Sports Club Boston LLC, which in turn leases the space to Equinox. The borrowers are indirectly owned by Millennium Partners LLC, with Christopher M. Jeffries serving as the majority stakeholder and controller. Christopher M. Jeffries is also the founder of Millennium Partners, the borrower sponsor. Millennium Partners is a national real estate development firm formed in 1991, which focuses on creation of mixed-use development in gateway cities across the United State. Since its inception, Millennium Partners has developed more than 2,900 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1.2 million SF of office space and 1.0 million SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

The non-recourse carveout guarantor with respect to the Millennium Boston Retail Whole Loan is Millennium CAF II LLC, the primary vehicle for owning, controlling, and developing the collection of commercial hotel and residential assets under Millennium Partners. Millennium CAF II LLC currently owns a portfolio of real estate assets located in major urban markets including Boston, New York City, Washington D.C., Miami, and San Francisco.

The Property. The Millennium Boston Retail Property is comprised of six commercial condominium units that are part of the broader Ritz-Carlton Hotel and Residences development located in downtown Boston, Massachusetts. Four of the units are located in the first through third levels of 2-16 Avery Street and one unit is located on the ground floor of 1-3 Avery Street. The Millennium Boston Retail Property includes 272,652 SF of retail space, a 2nd floor storage unit and 621 parking spaces and 11 motorcycle spaces (2.3 spaces per 1,000 SF) located within a parking garage. Built in 2001 by the borrower sponsor, the Millennium Boston Retail Property was 97.1% occupied by five tenants as of August 18, 2022. The Millennium Boston Retail Property is anchored by AMC Boston Common 19 (49.9% of NRA) and Equinox (38.1% of NRA). Approximately 26.7% of effective gross income from the Millennium Boston Retail Property is from operation of the parking spaces within the parking garage.

The condominium units comprising the Millennium Boston Retail Property are subject to two condominium regimes; a primary condominium (the “Primary Condominium”), which is divided into four units, one of which is a commercial unit, and a sub-condominium (the “Commercial Condominium”), pursuant to which the commercial condominium unit in the Primary Condominium is divided into ten units, six of which units comprise the Millennium Boston Retail Property. The Primary Condominium is governed by a board of seven managers, of which the commercial unit of the Primary Condominium has the right to appoint four managers. The Commercial Condominium is governed by a board of five managers, of which the borrower effectively has the right to appoint three managers. The board of the Commercial Condominium has the right to vote or take action on behalf of the Commercial Condominium association under the Primary Condominium documents, as the unit owner of the commercial unit of the Primary Condominium.

Major Tenants.

AMC Boston Common 19 (136,011 SF, 49.9% of NRA, 41.1% of underwritten rent). AMC Boston Common 19 is a 19 screen movie theater operated by AMC Entertainment Holdings, Inc. (NYSE: AMC). AMC is an American movie theater chain founded in 1920, and is headquartered in Leawood, Kansas. As of year-end 2021, AMC operated 946 theaters with 10,562 screens in 12 countries, including 593 theaters with a total of 7,755 screens in the United States. The AMC Boston Common 19 location is the only AMC location in downtown Boston, and is the largest multiplex theater in the area offering stadium seating, 3D enabled projection, IMAX screens, enhanced sound systems and premium concessions. AMC Boston Common 19 has anchored the Millennium Boston Retail Property since 2001, has a lease expiration date of July 31, 2031 and has four, 5-year renewal options remaining.

Equinox (103,766 SF, 38.1% of NRA, 45.3% of underwritten rent). Equinox is an American gym and fitness company, which operates several lifestyle brands including Equinox, Equinox Hotels, Blink Fitness, SoulCycle, and Pure Yoga. Founded in 1991, Equinox has over 300 locations in major cities in the United States, as well as in London, Toronto, and Vancouver. The Equinox club at the Millennium Boston Retail Property is situated on the fourth floor of the building, overlooking the Boston Common, and includes cardiovascular/weight training equipment, more than 100 group fitness classes weekly, two separate yoga studios, a Pilates and Gyrotonic studio, a full-sized basketball court, four international squash courts, a boxing studio, a 25-yard swimming pool, a luxury spa, a café, and an outdoor roof deck. Equinox has anchored the Millennium Boston Retail Property since 2014, has a lease expiration date of June 30, 2039, and has two, 12-year renewal options remaining.

The following table presents a summary regarding the major tenants at the Millennium Boston Retail Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Most Recent Sales(3)
							Sales $	Sales PSF	Occ. Cost %	Lease Expiration	Term. Option (Y/N)	Renewal Options
AMC Boston Common 19	NR/Caa2/CCC+	136,011	49.9%	$3,540,000	$26.03	41.1%	$8,974,460	$65.98	53.8%(4)	7/31/2031	N	4 x 5 yr
Equinox	NR/NR/NR	103,766	38.1%	$3,900,000	$37.58	45.3%	NAV	NAV	NAV	6/30/2039	N	2 x 12 yr
CVS	NR/Baa2/BBB	12,779	4.7%	$595,308	$46.58	6.9%	NAV	NAV	NAV	6/30/2028	N	None
Sip Wine Bar and Kitchen	NR/NR/NR	6,196	2.3%	$161,307	$26.03	1.9%	NAV	NAV	NAV	3/1/2028	N	2 x 5 yr
Cathay Bank	BB+/NR/NR	6,000	2.2%	$418,296	$69.72	4.9%	NAV	NAV	NAV	7/31/2024	N	None
Subtotal/Wtd. Avg.		264,752	97.1%	$8,614,911	$32.54	100.0%

Vacant Space		7,900	2.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(5)		272,652	100.0%	$8,614,911	$32.54	100.0%

(1)	Information is based on the underwritten rent roll as of August 18, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Most Recent Sales are as of September 2022.
(4)	Occ. Cost % is based on underwritten base rent and $1,289,464 of reimbursements divided by most recent reported sales.
(5)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-118

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

The following table presents certain information relating to the lease rollover at the Millennium Boston Retail Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	6,000	$69.72	2.2%	2.2%	$418,296	4.9%	4.9%
2025	0	0	$0.00	0.0%	2.2%	$0	0.0%	4.9%
2026	0	0	$0.00	0.0%	2.2%	$0	0.0%	4.9%
2027	0	0	$0.00	0.0%	2.2%	$0	0.0%	4.9%
2028	2	18,975	$39.87	7.0%	9.2%	$756,615	8.8%	13.6%
2029	0	0	$0.00	0.0%	9.2%	$0	0.0%	13.6%
2030	0	0	$0.00	0.0%	9.2%	$0	0.0%	13.6%
2031	1	136,011	$26.03	49.9%	59.0%	$3,540,000	41.1%	54.7%
2032	0	0	$0.00	0.0%	59.0%	$0	0.0%	54.7%
2033 & Beyond	1	103,766	$37.58	38.1%	97.1%	$3,900,000	45.3%	100.0%
Vacant	0	7,900	$0.00	2.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	5	272,652	$32.54	100.0%		$8,614,911	100.0%

(1)	Information is based on the underwritten rent roll as of August 18, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

COVID-19 Update. As of December 1, 2022, the borrower sponsor reported that the Millennium Boston Retail Property is open and operating. As part of the Millennium Boston Retail Property’s COVID-19 concessions, three tenants received rent deferrals, of which two have not yet been repaid. Equinox received rent deferrals totaling $1,868,750, with September 2021 being the last month of deferred rent, and was initially required to repay such deferred rent commencing in July 2021, but after failing to do so received an extension of time for repayment of such deferred rent pursuant to which Equinox is required to commence a 24-month repayment plan ($77,865 per month) beginning in January 2023. AMC Boston Common 19 received rent deferrals totaling $1,880,000 and has been on an 18-month repayment plan ($104,444 per month) since August 2021. Pursuant to such plan, the current outstanding deferred rent is scheduled to be repaid during the period commencing January 2023 and ending December 31, 2023.

The Market. The Millennium Boston Retail Property is located in Boston, Massachusetts, in the Central Boston submarket within the Boston Retail market. The Millennium Boston Retail Property is located in the Boston core-based statistical area (“CBSA”), which according to a United States government bureau, had an estimated 2021 population of approximately 4.9 million, making it the 11th most populous CBSA in the United States. The Boston CBSA, anchored by the City of Boston, serves as the business capital of New England. The Millennium Boston Retail Property is situated within the Ladder District of downtown Boston, adjacent to Chinatown and the Downtown Crossing areas. Boston Common, a 50-acre central public park, borders the Millennium Boston Retail Property directly to the west. Surrounding uses in the area are primarily composed of commercial developments as the neighborhood is home to many of Boston’s urban retailers, theaters, comedy clubs, restaurants, and offices. The neighborhood is bracketed by the city’s two largest office submarkets, the Back Bay and the Financial District, having 14.3 million SF and 32.7 million SF of office space, respectively. Primary access to the area is provided by Interstate 93 and Interstate 90. The Interstate 93/Interstate 90 interchange is situated within one mile southeast of the Millennium Boston Retail Property. Access to the MBTA subway system is available at the Chinatown stop along the Orange Line, Boylston stop along the Green Line, or the Downtown Crossing stop along the Red Line. The Commuter rail and Amtrak services are also available one mile east of the Millennium Boston Retail Property at South Station, the largest railroad station and intercity bus terminal in greater Boston.

According to the appraisal, as of the second quarter of 2022, the Boston retail market had approximately 37.7 million SF of retail space, overall vacancy in the market was approximately 7.5% and asking rent was $24.45 PSF. According to the appraisal, as of the second quarter of 2022, the Central Boston submarket had approximately 7.0 million SF of retail space, overall vacancy in the submarket was approximately 4.8% and asking rent was $31.07 PSF. According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the Millennium Boston Retail Property was 75,361, 463,759 and 979,384, respectively. The 2021 estimated average household income within a one-, three-, and five-mile radius of the Millennium Boston Retail Property was $180,065, $129,599 and $121,861, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

The following table presents recent leasing data for tenants at comparable retail properties with respect to the Millennium Boston Retail Property.

Comparable Retail Lease Summary
Subject/Location	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Millennium Boston Retail Property(1) Boston, MA	2001	Equinox CVS Cathay Bank	103,766 12,779 6,000	Jul. 2014 Mar. 2003 Aug. 2019	$37.58 $46.58 $69.72	25 25 5
125 Summer Street Boston, MA	1989	Cava Mezze Grill	2,850	Sep. 2022	$62.00	10
Gables Seaport Boston, MA	2021	Pettiquette Pooch	1,393	Jul. 2022	$43.07	5
Faneuil Hall Boston, MA	1900	Margaritaville	13,000	Mar. 2022	$78.00	10
The Hub on Causeway Boston, MA	2019	Patina Restaurant Group (d.b.a. Hub Hall) Star Market	16,102 62,626	Sep. 2021 Jul. 2019	$72.75 $40.54	20 15
Arsenal Yards Watertown, MA	2019	Roche Bros.	32,180	Apr. 2021	$25.00	15
Thomson Place Boston, MA	1890	Trader Joe’s	13,000	Nov. 2019	$64.00	10

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of August 18, 2022.

The following table presents recent leasing data for entertainment/cinema retail tenants at comparable retail properties with respect to the Millennium Boston Retail Property:

Comparable Entertainment/Cinema Retail Lease Summary
Subject/Location	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Term (Yrs.)
Millennium Boston Retail (Property(1) Boston, MA	2001 / NAP	AMC Boston Common 19	136,011	Jul. 2021	$26.03	10
Showcase Cinema Warwick, RI	2001 / NAP	Showcase Cinema	57,160	May 2021	$8.40	5
Arsenal Yards Watertown, MA	2019 / NAP	The Majestic Cinema	33,880	Mar. 2020	$32.00	10
The Hub on Causeway Boston, MA	2019 / NAP	ArcLight	64,519	Aug. 2019	$34.10	15
Natick Mall Natick, MA	1966 / 2007	Dave & Buster’s	48,000	Jul. 2019	$30.00	10

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of August 18, 2022.

The following table presents information relating to the appraisal’s market rent conclusion for the Millennium Boston Retail Property:

Market Rent Summary
	Theater	Fitness	Retail South	Retail North
Market Rent	$27.50	$37.50	$47.50	$40.00
Lease Term (Years)	10	10	10	10
Lease Type	Net	Net	Net	Net
Rent Increases Projection	10.0%	10.0%	10.0%	10.0%
Tenant Improvements (New/Renewal)	$0.00 / $0.00	$0.00 / $0.00	$50.00 / $0.00	$50.00 / $0.00
Leasing Commissions (New/Renewal)	6.0% / 6.0%	6.0% / 6.0%	6.0% / 6.0%	6.0% / 6.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-120

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Millennium Boston Retail Property:

Cash Flow Analysis
	2018	2019	2020	2021	6/30/2022 TTM		UW	UW PSF
Gross Potential Rent(1)	$7,884,820	$7,727,122	$8,286,085	$8,144,069	$8,769,416		$8,990,161	$32.97
Reimbursements	$2,569,785	$2,638,933	$2,448,784	$2,609,133	$2,541,467		$2,825,217	$10.36
Other Income(2)	$4,058,621	$4,003,915	$2,432,864	$3,571,514	$4,236,043		$4,343,000	$15.93
Discounts Concessions	$0	$0	$0	$0	$0		$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0		($624,629)	($2.29)
Effective Gross Income	$14,513,226	$14,369,970	$13,167,734	$14,324,716	$15,546,926		$15,533,749	$56.97

Real Estate Taxes	$1,811,025	$1,863,449	$1,846,267	$1,878,127	$1,881,942		$2,195,767	$8.05
Insurance	$0	$0	$0	$0	$0		$0	$0.00
Other Expenses	$2,742,080	$2,822,230	$2,398,029	$2,762,528	$2,748,359		$2,848,656	$10.45
Total Expenses	$4,553,106	$4,685,679	$4,244,296	$4,640,656	$4,630,301		$5,044,423	$18.50

Net Operating Income	$9,960,120	$9,684,290	$8,923,438	$9,684,060	$10,916,625		$10,489,325	$38.47
Capital Expenditures	$0	$0	$0	$0	$0		$40,898	$0.15
TI/LC	$0	$0	$0	$0	$0		$574,902	$2.11
Net Cash Flow	$9,960,120	$9,684,290	$8,923,438	$9,684,060	$10,916,625		$9,873,526	$36.21

Occupancy %	100.0%	100.0%	100.0%	100.0%	97.1%	(3)	97.1%
NOI DSCR(4)	1.48x	1.44x	1.33x	1.44x	1.62x		1.56x
NCF DSCR(4)	1.48x	1.44x	1.33x	1.44x	1.62x		1.47x
NOI Debt Yield(4)	11.1%	10.8%	9.9%	10.8%	12.2%		11.7%
NCF Debt Yield(4)	11.1%	10.8%	9.9%	10.8%	12.2%		11.0%

(1)	UW Gross Potential Rent based on the underwritten rent roll as of August 18, 2022 and includes rent steps for Sip Wine Bar and Kitchen of $19,360 taken through March 2023.
(2)	Other Income is comprised of $4,140,000 of net income associated with the parking garage and $203,000 of income associated with the second level storage units.
(3)	6/30/2022 TTM Occupancy is based on the underwritten rent roll as of August 18, 2022.
(4)	Debt service coverage ratios and debt yields are based on the Millennium Boston Retail Whole Loan.

Escrows and Reserves.

Real Estate Taxes – Solely during the continuance of a Cash Management Sweep Period (as defined below), the Millennium Boston Retail Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Millennium Boston Retail Property (other than real estate taxes that are the responsibility of tenants pursuant to leases which are not then in default).

Insurance – Solely during the continuance of a Cash Management Sweep Period, the Millennium Boston Retail Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, even if a Cash Management Sweep Period is continuing, the borrower is not required to make deposits into a reserve for insurance premiums for the Millennium Boston Retail Property so long as (i) no event of default under the Millennium Boston Retail Whole Loan documents has occurred and is continuing, (ii) (A) a blanket insurance policy is maintained by an affiliate of the borrower or (B) a blanket or master insurance policy is maintained by a condominium board of one of the condominiums relating to the Millennium Boston Retail Property, in each case satisfying the requirements of the loan documents, and (iii) the insurance premiums are current and paid in a timely manner in accordance with the provisions of the loan documents and the condominium documents.

Replacement Reserve – Solely during the continuance of a Cash Management Sweep Period, the Millennium Boston Retail Whole Loan documents provide for ongoing monthly deposits of approximately $5,680 into a reserve for approved capital expenditures.

AMC Rollover Reserve – During a Cash Management Sweep Period caused solely by an AMC Extension Failure (as defined below), the Millennium Boston Retail Whole Loan documents require all excess cash flow, other than excess cash flow attributable to payments by Equinox of deferred rent, to be deposited into a rollover reserve for the space leased to the AMC Boston Common 19 tenant (“AMC”); provided, that in the event that AMC is not in default beyond any applicable notice and/or cure periods under its lease, such deposits of excess cash flow will be limited to $250,000 per month through, but not including, the monthly payment date occurring in August 2030. Funds in such reserve may be applied to pay tenant improvements and leasing commissions for the reletting of the AMC space.

“AMC Extension Failure” means that AMC has failed to extend the term of its lease prior to the monthly payment date occurring in August 2028 for a net rent of not less than $25.00 PSF and a term of not less than five years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-121

Retail – Anchored	Loan #10	Cut-off Date Balance:	$29,903,876
175 Tremont Street	Millennium Boston Retail	Cut-off Date LTV:	44.4%
Boston, MA 02111		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	11.7%

“Cash Management Sweep Period” means a period:

(a)	commencing upon the occurrence of an event of default under the Millennium Boston Retail Whole Loan documents and ending upon such event of default having been cured in accordance with the terms and provisions of the loan documents or otherwise to the lender’s reasonable satisfaction; or
(b)	commencing upon the debt yield of the Millennium Boston Retail Whole Loan falling below 9.50% for any calendar quarter and ending upon such debt yield being at least 9.50% for two consecutive calendar quarters; or
(c)	commencing upon the occurrence of either (i) certain voluntary or involuntary bankruptcy related events with respect to Equinox or AMC or (ii) Equinox or AMC goes dark and ceases to operate its business in its leased space and ending upon, (x) with respect to clause (i) above, the applicable tenant affirming its lease in connection with such bankruptcy related events, or (y) with respect to clause (ii) above, the applicable tenant re-commencing the operation of its business and the payment of rent under its lease, or (z) with respect to either clause (i) or (ii) above, the leasing of the applicable space to one or more third-party replacement tenants pursuant to one or more leases approved (or deemed approved) by the lender in accordance with the terms of the loan documents, and such tenant(s) have commenced paying rent under such leases, as evidenced by tenant estoppel certificates, and amounts sufficient to pay all leasing commissions and tenant improvements for such replacement leases have been deposited with the lender; or
(d)	commencing upon the occurrence of an AMC Extension Failure, and ending upon the earlier to occur of (i) (A) AMC renewing the term of the AMC lease or (B) the leasing of substantially all of the AMC space to one or more third-party replacement tenants for a net rent of not less than $25.00 PSF and a term of not less than five years and (ii) the amount that the borrower is required to pay out of pocket in connection with tenant improvement costs and leasing commissions plus the amount of any projected shortfall in net operating income required to pay debt service due to free rent periods granted to AMC or a replacement tenant (the “AMC Rollover Reserve Amount”) will have been deposited into the AMC Rollover Reserve as described above.

Lockbox and Cash Management. The Millennium Boston Retail Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants to send all payments of rents at the Millennium Boston Retail Property directly into the lockbox account, and to deposit any funds received by the borrower or property manager into the lockbox account within one business day of receipt. If no Cash Management Sweep Period exists, all funds in the lockbox account will be transferred to the borrower’s account. Upon the occurrence of a Cash Management Sweep Period, the borrower is required to establish a lender-controlled cash management account. During a Cash Management Sweep Period, all funds in the lockbox account are required to be swept on each business day to the cash management account, and, provided no event of default is continuing under the Millennium Boston Retail Whole Loan, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Millennium Boston Retail Whole Loan, (iii) to make the monthly deposit into the replacement reserve, if any as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) during a Cash Management Sweep Period caused by an AMC Extension Failure, to deposit all remaining amounts up to the AMC Rollover Reserve Amount into the AMC rollover reserve, and (vi) to deposit any remaining amount into an excess cash flow reserve to be held as additional security for the Millennium Boston Retail Whole Loan during such Cash Management Sweep Period. Provided that if no event of default exists under the Millennium Boston Retail Whole Loan, funds in the excess cash flow reserve may be released to pay capital expenditures, tenant improvements and leasing commissions, upon satisfaction of certain conditions to such release. In addition, provided no event of default is continuing under the Millennium Boston Retail Whole Loan, funds in the excess cash flow reserve that are attributable to deferred rent payable by Equinox or AMC are required to be released to the borrower in respect of such deferred rent, provided that deferred rent in respect of Equinox may not be released to the borrower if the applicable Cash Management Sweep Period relates to Equinox under clause (c) of the definition of such term, and deferred rent in respect of AMC may not be released to the borrower if the applicable Cash Management Sweep Period relates to AMC under clause (c) or (d) of the definition of such term.

Additional Secured Indebtedness (not including trade debts). The Millennium Boston Retail Property also secures the Millennium Boston Retail Non-Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $59,807,752. The Millennium Boston Retail Non-Serviced Pari Passu Companion Loan accrues interest at the same rate as the Millennium Boston Retail Mortgage Loan. The Millennium Boston Retail Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Millennium Boston Retail Non-Serviced Pari Passu Companion Loan. The holders of the Millennium Boston Retail Mortgage Loan and the Millennium Boston Retail Non-Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Millennium Boston Retail Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Mezzanine Loan and Preferred Equity. Delaware Life Insurance Company has made a preferred equity investment in certain indirect equity owners of the borrowers. Delaware Life Insurance Company is a permitted transferee of the Millennium Boston Retail Property under the Millennium Boston Retail Whole Loan documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus.

Release of Property. Not permitted.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Millennium Boston Retail Property together with 18 months of business income insurance. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA but only in the event that TRIPRA continues to cover both domestic and foreign acts of terrorism. The borrower is not required to expend on terrorism insurance an amount that is greater than or equal to two times the amount of the annual insurance premium payable at any time with respect to the all-risk and business interruption coverage required by the loan documents (without giving effect to the terrorism and earthquake components of such coverage). See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

Mortgage Loan No. 11 – Norfolk Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		NR/NR/NR		Location:	Norfolk, VA 23502
Original Balance(1):		$25,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$25,000,000		Detailed Property Type:	Outlet Center
% of Initial Pool Balance:		3.5%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2017 / NAP
Borrower Sponsor:		Simon Property Group, L.P.		Size:	332,284 SF
Guarantor:		Simon Property Group, L.P.		Cut-off Date Balance PSF(1):	$226
Mortgage Rate:		4.5000%		Maturity Date Balance PSF(1):	$193
Note Date:		3/9/2022		Property Manager:	Simon Management Associates II, LLC
First Payment Date:		5/1/2022			(borrower-related)
Maturity Date:		4/1/2032
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		360 months		UW NOI:	$9,904,436
IO Period:		24 months		UW NOI Debt Yield(1):	13.2%
Seasoning:		10 months		UW NOI Debt Yield at Maturity(1):	15.4%
Prepayment Provisions:		L(34),D(80),O(6)		UW NCF DSCR(1):	2.02x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$9,396,396 (11/30/2022 TTM)
Additional Debt Type(1):		Pari Passu		2nd Most Recent NOI:	$9,114,056 (12/31/2021)
Additional Debt Balance(1):		$50,000,000		3rd Most Recent NOI(4):	$6,932,137 (12/31/2020)
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy(5):	83.8% (12/2/2022)
Reserves				2nd Most Recent Occupancy(5):	89.0% (11/30/2021)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	86.1% (12/31/2020)
RE Taxes(2):	$0	Springing	NAP	Appraised Value (as of):	$129,000,000 (2/25/2022)
Insurance(2):	$0	Springing	NAP	Appraised Value PSF:	$388
Replacement Reserve(2):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.1%
TI/LC Reserve:	$0	$55,380	$2,658,248(3)	Maturity Date LTV Ratio(1):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$75,000,000	73.3%	Loan Payoff:	$101,763,070	99.4%
Borrower Equity:	$27,344,632	26.7%	Closing Costs:	$581,562	0.6%
Total Sources:	$102,344,632	100.0%	Total Uses:	$102,344,632	100.0%

(1)	The Norfolk Premium Outlets Mortgage Loan (as defined below) is part of the Norfolk Premium Outlets Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance of $75,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Norfolk Premium Outlets Whole Loan.
(2)	During a Lockbox Event Period or if the borrower fails to make timely payment of real estate taxes, monthly reserves for real estate taxes will be required. During a Lockbox Event Period and if the borrower also fails to make timely payment of blanket insurance policy premiums, monthly reserves are required for property insurance. During a Lockbox Event Period, monthly replacement reserves in the amount of $5,538 are required. The borrower is permitted to provide a letter of credit or guaranty from the non-recourse carveout guarantor in lieu of such monthly tax, insurance and replacement reserves. A Lockbox Event Period will exist (i) during an event of default, (ii) beginning when the trailing four-quarter debt yield on the Norfolk Premium Outlets Whole Loan (tested quarterly for two consecutive quarters) is less than 9.0% and ending when such trailing four-quarter debt yield is greater than or equal to 9.0% (tested quarterly for two consecutive quarters), (iii) beginning when the property manager (if an affiliate of the borrower) becomes subject to any bankruptcy action and ending when such property manager is replaced or the bankruptcy is discharged without any adverse consequence, or (iv) following any bankruptcy action by the borrower (which triggering event may not be cured). If a Lockbox Event Period is triggered during the loan term for a sixth time, the Lockbox Event Period may not be cured.
(3)	The TI//LC Reserve cap will not apply during a Lockbox Event Period.
(4)	The Norfolk Premium Outlets Property (as defined below) was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.
(5)	The Norfolk Premium Outlets Property was 90.1% occupied as of December 2, 2022, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice. Historical occupancy is inclusive of RDP tenants.

The Mortgage Loan. The eleventh largest mortgage loan (the “Norfolk Premium Outlets Mortgage Loan”) is part of a whole loan (the “Norfolk Premium Outlets Whole Loan”) that is evidenced by three pari passu promissory notes in the aggregate original principal amount of $75,000,000 and secured by a first priority fee mortgage encumbering a 332,284 SF retail outlet center located in Norfolk, Virginia (the “Norfolk Premium Outlets Property”). The Norfolk Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Column Financial, Inc. The Norfolk Premium Outlets Mortgage Loan, with an original principal amount of $25,000,000, is evidenced by the non-controlling Note A-3, which was originated by Column Financial, Inc. and acquired by Bank of America, N.A. The controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal amount of $50,000,000 (the “Norfolk Premium Outlets Non-Serviced Pari Passu Companion Loans”), were previously contributed to the BANK 2022-BNK41 securitization trust. The Norfolk Premium Outlets Whole Loan is being serviced pursuant to the BANK 2022-BNK41 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

Retail – Outlet Center	Loan #11	Cut-off Date Balance:	$25,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	13.2%
Norfolk Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$25,000,000	$25,000,000	BANK 2022-BNK41	Yes
A-2	$25,000,000	$25,000,000	BANK 2022-BNK41	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
Total	$75,000,000	$75,000,000

The Borrower and the Borrower Sponsor. The borrower is Norfolk Premium Outlets, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The equity ownership in the borrower, is held by Simon Norfolk Member, LLC (65.0%) and LSG-POP Virginia, LLC (35.0%). Simon Norfolk Member, LLC, is wholly owned by Simon Property Group, L.P and LSG-POP Virginia, LLC is owned by The Lightstone Group.

The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s:A3, S&P:A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2022, Simon owned or had an interest in 231 properties comprising 186 million SF in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, as of June 30, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, that owns shopping centers in 14 European countries. As of October 2022, Simon had an equity market capitalization of over $30.67 billion. Simon’s liability as the non-recourse carveout guarantor is limited to 20% ($15,000,000) of the original principal amount of the Norfolk Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnitor for the Norfolk Premium Outlets Whole Loan. Simon is also a borrower sponsor for the Concord Mills Mortgage Loan, which is also included in the BANK 2023-BNK45 securitization trust.

The Lightstone Group is a privately held real estate investment company that owns and operates a diversified portfolio of multifamily, office, industrial, hotel and retail properties. The company's current portfolio encompasses 167 properties across 25 states with investments in residential, hospitality, retail and industrial assets. The company’s $1.4 billion portfolio currently includes 6.0 million SF of office, retail and industrial commercial properties, 23,000 residential units and 4,300 keys. The company was founded by David Lichtenstein in 1988 and is headquartered in New York City. Transfers of the Norfolk Premium Outlets Property or any controlling or majority interest in the borrower to David Lichtenstein, his family or any entity majority owned or controlled by David Lichtenstein (collectively, the “DL Group”) are expressly prohibited and no member of the DL Group will qualify as a replacement guarantor.

The Property. The Norfolk Premium Outlets Property is a 332,284 SF retail outlet center located in Norfolk, Virginia. The Norfolk Premium Outlets Property is comprised of seven buildings situated on 50.39 acres. Parking is provided by 1,990 surface spaces, equating to a ratio of 5.99 spaces per 1,000 SF of NRA. The Norfolk Premium Outlets Property was originally developed by a partnership between Simon and The Lightstone Group and since completion in 2017, ownership has invested approximately $6.4 million in the Norfolk Premium Outlets Property in various capital improvements including roofing, signage, HVAC, security equipment, furniture and fixtures, maintenance equipment, sprinkler systems and storm water drainage and remediation.

Historical occupancy at the Norfolk Premium Outlets Property has averaged 86.6%, including RDP tenants, over the four years 2018-2021. As of December 2, 2022, the Norfolk Premium Outlets Property was 83.8% occupied by a granular rent roll consisting of 59 unique tenants (90.1% occupied including 8 RDP tenants), with no single tenant occupying more than 6.0% of NRA or contributing more than 4.7% of underwritten rent. The 10 largest tenants at the Norfolk Premium Outlets Property account for less than 30.9% of the underwritten rent. The Norfolk Premium Outlets Property is anchored by H&M, Nike Factory Store, Forever 21, Old Navy, Polo Ralph Lauren and Under Armour, and is home to many national brands, including Adidas Clearance Center, Columbia Sportswear, Gap Outlet, The North Face, Kate Spade and Coach, as well as an indoor food court.

As of the trailing-12 months ending October 31, 2022, the Norfolk Premium Outlets Property generated total sales of approximately $137.3 million which is approximately 31.1% higher than 2020 sales and 19.8% higher than 2019 sales. Over the same time period, inline tenants with less than 10,000 SF generated sales of $501 PSF (at an occupancy cost of 9.7%). As of TTM October 2022, several tenants generated higher sales figures compared to 2019 sales, including H&M ($247 PSF, 43.8% increase), Crocs ($1,703 PSF, 189.1% increase), Steve Madden ($421 PSF, 82.2% increase), Kay Jewelers Outlet ($2,027 PSF, 110.2% increase), A/X Armani Exchange ($387 PSF, 63.2% increase), Bath & Body Works/White ($1,485 PSF, 77.9% increase) and Rack Room Shoes ($306 PSF, 35.7% increase), among others.

The following table contains sales history for the Norfolk Premium Outlets Property:

Tenant Sales History(1)
	2018	2019	2020(2)	2021	TTM Oct 2022
Sales PSF (Inline < 10,000 SF)	$397	$424	$398	$528	$501
Occupancy Cost (Inline < 10,000 SF)	11.2%	11.0%	11.3%	9.3%	9.7%
Total Mall Sales	$106,639,875	$114,588,306	$104,722,668	$140,140,267	$137,292,815
Total Mall Sales PSF	$408	$436	$396	$535	518

(1)	Information provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

Retail – Outlet Center	Loan #11	Cut-off Date Balance:	$25,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	13.2%

The following table contains anchor and major tenant sales history for the Norfolk Premium Outlets Property:

Major Tenant Sales History(1)
Tenant	SF	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF(2)	2021 Sales PSF	TTM Oct 2022
H&M	20,084	$154	$172	$172	$240	$247
Nike Factory Store	14,000	$659	$755	$580	$835	$973
Old Navy	11,244	$449	$490	$403	$557	$541
Polo Ralph Lauren	10,200	$536	$596	$509	$749	$722
Under Armour	10,000	$501	$518	$436	$582	$511
Adidas Clearance(3)	9,376	$0	$0	$400	$393	$372
Columbia Sportswear Company	8,900	$316	$311	$231	$305	$333
Gap Outlet	7,800	$306	$311	$297	$382	$341
Quiet Storm Surf Shop	7,503	$185	$231	$250	$389	$370
Tommy Hilfiger	7,500	$343	$371	$310	$323	$267

(1)	Information provided by the borrower sponsor.
(2)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.
(3)	The lease for Adidas Clearance commenced in May 2020.

Major Tenants.

H&M (20,084 SF, 6.0% of NRA, 4.7% of underwritten base rent). H&M is a Swedish multinational clothing company headquartered in Stockholm that sells a variety of trendy, sporty, and classic garments in addition to accessories such as jewelry, bags, scarves, and cosmetics. The company operates in 75 markets, with more than 4,800 stores under the various company brands. H&M occupies 20,084 SF at the Norfolk Premium Outlets Property under a lease expiring on January 31, 2029 with two, five-year extension options. H&M has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, H&M is paying 9% of sales in lieu of rent. H&M reported sales at the Norfolk Premium Outlets Property of $247 PSF for the trailing-12 months ended October 31, 2022. Reported sales PSF were $240, $172, $172 and $154 for 2021, 2020, 2019 and 2018, respectively.

Nike Factory Store (14,000 SF, 4.2% of NRA, 3.0% of underwritten base rent). Nike Factory Store (“Nike”) (NYSE: NKE), founded in 1964 and headquartered in Beaverton, Oregon, is the largest seller of athletic footwear and athletic apparel in the world, with approximately 73,300 employees as of May 31, 2021. Nike is currently rated “A1” by Moody’s and “AA-” by S&P. Nike occupies 14,000 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with one, five-year extension option. Nike has been a tenant at the Norfolk Premium Outlets Property since 2017. The lease provides for a rental rate of $19.87 PSF effective July 2022, with 2% annual increases each July. Nike reported sales at the Norfolk Premium Outlets Property of $973 PSF for the trailing-12 months ended October 31, 2022. Reported sales PSF were $835, $580, $755 and $659 for 2021, 2020, 2019 and 2018, respectively.

Forever 21 (13,000 SF, 3.9% of NRA, 2.9% of underwritten base rent). Founded in 1984, Forever 21 is an American fast fashion retailer that sells accessories, beauty products, home goods and clothing. Forever 21 operates more than 550 stores in 27 countries around the world. Simon Property Group Inc., along with Brookfield Property Partners and Authentic Brands Group acquired Forever 21 in February 2020. Forever 21 occupies 13,000 SF at the Norfolk Premium Outlets Property under a lease expiring on January 31, 2030 with no extension options. Forever 21 executed a lease at the Norfolk Premium Outlets in 2022. The lease provides for a rental rate of $20.30 PSF effective December 2022, with 3% annual increases each December. In addition, Forever 21 is required to pay percentage rent of 12% of annual sales over a $2.5 million breakpoint (up to $3.75 million) and 15% of annual sales over a $3.75 million breakpoint. Forever 21 received $1.05 million in tenant improvement allowances.

Old Navy (11,244 SF, 3.4% of NRA, 3.9% of underwritten base rent). Old Navy is a family clothing store offering items under its own brand name at discounted prices. Founded in 1994, Old Navy has grown to more than 1,010 stores throughout the United States and Canada. Old Navy is owned by Gap Inc. (NYSE: GPS). Gap is currently rated “Ba2” by Moody’s and “BB” by S&P. Old Navy occupies 11,244 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with no extension options. Old Navy has been a tenant at the Norfolk Premium Outlets Property since 2017. The lease provides for a rental rate of $22.08 PSF effective July 2022, with 2% annual increases each July. In addition, Old Navy is required to pay percentage rent of 6% of annual sales over a $4.1 million breakpoint. Old Navy reported sales at the Norfolk Premium Outlets Property of $541 PSF for the trailing-12 months ended October 31, 2022. Reported sales PSF were $557, $403, $490 and $449 for 2021, 2020, 2019 and 2018, respectively.

Polo Ralph Lauren (10,200 SF, 3.1% of NRA, 2.3% of underwritten base rent). Polo Ralph Lauren (“Polo”) is part of Ralph Lauren Corporation (NYSE: RL), a designer, marketer and distributor of premium lifestyle products in apparel, home, accessories and fragrances. Founded in 1967 and based in New York City, Ralph Lauren Corporation’s brand names include: Polo by Ralph Lauren, Ralph Lauren Collection, RLX, Rugby, Chaps and Club Monaco. Ralph Lauren Corporation is currently rated “A3” by Moody’s and “A-” by S&P. Polo occupies 10,200 SF at the Norfolk Premium Outlets Property under a lease expiring on November 30, 2027 with four, five-year extension options. Polo has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, Polo is paying 3% of sales up to $7.65 million ($750 PSF), plus 2.0% of gross sales in excess of $7.65 million ($750 PSF) in lieu of base rent. Polo reported sales at the Norfolk Premium Outlets Property of $722 PSF for the trailing-12 months ended October 31, 2022. Reported sales PSF were $749, $509, $596 and $536 for 2021, 2020, 2019 and 2018, respectively.

Under Armour (10,000 SF, 3.0% of NRA, 4.1% of underwritten base rent). Under Armour is a sports equipment company that develops, markets and distributes branded performance products for men, women, and youth. The company designs and sells a broad offering of apparel and accessories made of synthetic microfibers. The company operates 169 factory house stores in North America, primarily located in outlet centers throughout the United States. Under Armour occupies 10,000 SF at the Norfolk Premium Outlets Property under a lease expiring on June 30, 2027 with no extension options. Under Armour has been a tenant at the Norfolk Premium Outlets Property since 2017. Pursuant to its original lease structure, Under Armour is paying 7.5% of sales in lieu of base rent. During the sixth year of the lease (beginning June 2022) and through lease expiration, the tenant's rent converts from percent in-lieu to a base rent structure equivalent to 80% of the fifth year's percentage rent. There are also 3.0% annual increases in the base rent beginning in the seventh year of the lease. Under Armour reported sales at the Norfolk Premium Outlets Property of $511 PSF for the trailing-12 months ended October 31, 2022. Reported sales PSF were $582, $436, $518 and $501 for 2021, 2020, 2019 and 2018, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

Retail – Outlet Center	Loan #11	Cut-off Date Balance:	$25,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	13.2%

The following table presents certain information relating to the tenancy at the Norfolk Premium Outlets Property:

Tenant Summary(1)
								TTM October 2022 Sales
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF		Sales $	PSF	Occ Cost %	Lease Expiration	Renewal Options
H&M(3)	NR/NR/BBB	20,084	6.0%	$446,093	4.7%	$22.21		$4,956,593	$247	9.0%	1/31/2029	2 x 5 yr
Nike Factory Store	NR/A1/AA-	14,000	4.2%	$283,780	3.0%	$20.27		$13,622,494	$973	3.4%	6/30/2027	1 x 5 yr
Forever 21(4)	NR/NR/NR	13,000	3.9%	$271,776	2.9%	$20.91		N/A	N/A	N/A	1/31/2030	None
Old Navy(5)	NR/Ba2/BB	11,244	3.4%	$370,229	3.9%	$32.93		$6,088,034	$541	8.7%	6/30/2027	None
Polo Ralph Lauren(3)	NR/A3/A-	10,200	3.1%	$221,072	2.3%	$21.67		$7,369,057	$722	3.0%	11/30/2027	4 x 5 yr
Under Armour(3)	NR/Ba2/BB	10,000	3.0%	$383,115	4.1%	$38.31		$5,108,200	$511	7.5%	6/30/2027	None
Subtotal/Wtd. Avg.		78,528	23.6%	$1,976,065	21.0%	$25.16

Other Tenants		199,776	60.1%	$7,439,707	79.0%	$37.24
Vacant Space		53,980	16.2%	$0	0.00%	$0.00
Total/Wtd. Avg.		332,284	100.0%	$9,415,772	100.0%	$33.83	(6)

(1)	Information is based on the underwritten rent roll dated December 2, 2022.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent reflects percent in lieu rent as of trailing twelve October 2022 sales pursuant to the original tenant lease structures.
(4)	Forever 21 had a lease start date of November 2022.
(5)	Annual UW Rent includes additional percentage rent paid above a breakpoint.
(6)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Norfolk Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM / 2023(3)	3	3,863	$39.22		1.2%	1.2%	$151,497	1.6%	1.6%
2024	2	3,367	$39.59		1.0%	2.2%	$133,304	1.4%	3.0%
2025	4	20,558	$33.19		6.2%	8.4%	$682,282	7.2%	10.3%
2026	1	1,263	$47.82		0.4%	8.7%	$60,396	0.6%	10.9%
2027	33	152,127	$36.89		45.8%	54.5%	$5,611,316	59.6%	70.5%
2028	9	48,179	$29.19		14.5%	69.0%	$1,406,106	14.9%	85.4%
2029	4	30,154	$31.73		9.1%	78.1%	$956,658	10.2%	95.6%
2030	2	14,181	$22.31		4.3%	82.4%	$316,347	3.4%	99.0%
2031	1	4,612	$21.22		1.4%	83.8%	$97,867	1.0%	100.0%
2032	0	0	$0.00		0.0%	83.8%	$0	0.0%	100.0%
2033	0	0	$0.00		0.0%	83.8%	$0	0.0%	100.0%
2034 & Beyond	0	0	$0.00		0.0%	83.8%	$0	0.0%	100.0%
Vacant	0	53,980	$0.00		16.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	59	332,284	$33.83	(4)	100.0%		$9,415,772	100.0%

(1)	Information is based on the underwritten rent roll dated December 2, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes Carolina ATM that has no rent associated.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Norfolk Premium Outlets Property is located in Norfolk, Virginia, in the South Hampton Roads region. The Norfolk Premium Outlets Property is situated along Premium Outlets Boulevard, off the intersection of Northampton Boulevard (US Highway 13) and Interstate 64. The Norfolk Premium Outlets Property is located in the Virginia Beach-Norfolk-Newport News, VA-NC Core Based Statistical Area, which is commonly referred to as Hampton Roads, encompassing six counties and nine unincorporated cities in Virginia as well as two counties in North Carolina. The population of the Virginia Beach-Norfolk-Newport News Core Based Statistical Area is estimated at 1.74 million and has increased at an annual rate of 0.3% since 2010. The Norfolk Premium Outlets Property draws patronage from local residents as well as domestic visitors originating primarily from the Mid-Atlantic United States. The Norfolk/Virginia Beach area attracts nearly 13 million visitors annually, with primary destinations of the Virginia Beach Oceanfront and Norfolk Waterfront, accounting for $1.2 billion in visitor spending annually.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

Retail – Outlet Center	Loan #11	Cut-off Date Balance:	$25,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	13.2%

The Norfolk Premium Outlets Property is located in the Norfolk/Hampton Roads retail market and the Norfolk/Chesapeake retail submarket. According to the appraisal, as of year-end 2021, the Norfolk/Hampton Roads retail market contained 26,700,000 SF, had an overall vacancy rate of 12.8%, and an average asking rent of $16.29 PSF. The Norfolk/Chesapeake retail submarket had an increase in supply of 21,000 SF between 2017 and 2021, however rental rates increased from $16.70 PSF in 2017 to $16.96 PSF in 2021 and year-end 2021 vacancy was 15.6%.

Major employers in the area include Naval Station Norfolk (67,000 employees), Huntington Ingalls (25,000 employees), Joint-Base Langley-Eustis (20,000 employees), NAS Oceana-Virginia Beach (10,700 employees), Virginia Beach City Schools (9,600 employees), Sentara Health (9,000 employees), Chesapeake City Public Schools (5,865 employees), NAS Oceana-Dam Neck (5,600 employees), Dollar Tree Corporation (5,400 employees) and Volvo Group North America (5,000 employees). The estimated 2021 population within a 5-, 10- and 15-mile radius of the Norfolk Premium Outlets Property was 257,191, 729,962 and 1,139,462, respectively. The estimated 2021 average household income within the same radii was $79,073, $86,627 and $91,137, respectively.

The following table presents information regarding certain competitive properties to the Norfolk Premium Outlets Property:

Competitive Property Summary(1)
Property Address	Detailed Property Type	Year Built / Renovated	Size (SF)	Occ%	Major Tenants	Distance From Subject
Norfolk Premium Outlets 1600 Premium Outlets Boulevard Norfolk, VA	Outlet Center	2017 / NAP	332,284(2)	83.8%(2)	H&M, Nike Factory Store, Old Navy, Forever 21, Polo Ralph Lauren, Under Armour(2)	NAP
Williamsburg Premium Outlets(3) 5699 Richmond Road Williamsburg, VA	Outlet Center	1988 / 2008	522,000	100.0%	Under Armour, Nike, The North Face, Polo Ralph Lauren, Gap Outlet	42.0 mi
Town Center at Virginia Beach 4621 Columbus Street Virginia Beach, VA	Lifestyle Center	2005 / NAP	493,090	97.0%	Apex Entertainment, Bed, Bath & Beyond, Barnes & Noble, Ulta	5.0 mi
Pembroke Mall(4) 4554 Virginia Beach Boulevard Virginia Beach, VA	Regional Center	1966 / 2017	471,700	61.0%	Target, Kohl's, Old Navy, Off Broadway Shoes	5.0 mi
Lynnhaven Mall 701 Lynnhaven Parkway Virginia Beach, VA	Super-Regional Center	1981 / 2003	1,292,025	100.0%	Dillard's, JC Penney, Macy's Backstage, Barnes & Noble, Dick's Sporting Goods	9.0 mi
Greenbrier Mall 1401 Greenbrier Parkway Chesapeake, VA	Super-Regional Center	1981 / 2003	896,822	96.0%	Dillard's, JC Penney, Macy's Backstage, Former Sears	7.0 mi
MacArthur Center(4) 300 Monticello Avenue Norfolk, VA	Super-Regional Center	1999 / NAP	934,880	89.0%	Dillard's, H&M, Former Nordstrom	5.0 mi
Peninsula Town Center 1800 West Mercury Boulevard Hampton, VA	Regional Center	1977 / NAP	611,888	95.0%	Target, JC Penney	15.0 mi
Patrick Henry Mall 12300 Jefferson Avenue Newport News, VA	Regional Center	1987 / 2005	714,607	100.0%	Dillard's, Dick's Sporting Goods, Macy's, H&M	25.0 mi

(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated December 2, 2022. The Norfolk Premium Outlets Property was 90.1% occupied, including the RDP tenants.
(3)	Williamsburg Premium Outlets is also owned by the borrower sponsor.
(4)	Properties are currently undergoing redevelopment anticipated to reduce retail square footage.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Norfolk Premium Outlets Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
Major	$12.00	10	10% increase in year 6
10,000-15,000 SF	$22.00	10	10% increase in year 6
7,501-9,999 SF	$25.00	7	2.5% per annum
5,001-7,500 SF	$27.00	7	2.5% per annum
2,501-5,000 SF	$28.00	7	2.5% per annum
1,001-2,500 SF (Center Court)	$80.00	7	2.5% per annum
1,001-2,500 SF	$30.00	7	2.5% per annum
Less than 1,000 SF	$60.00	7	2.5% per annum
Food Court	$135.00	7	2.5% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-127

Retail – Outlet Center	Loan #11	Cut-off Date Balance:	$25,000,000
1600 Premium Outlets Boulevard	Norfolk Premium Outlets	Cut-off Date LTV:	58.1%
Norfolk, VA 23502		UW NCF DSCR:	2.02x
		UW NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Norfolk Premium Outlets Property:

Cash Flow Analysis
	2019	2020(1)	2021	11/30/2022 TTM	UW		UW PSF
Base Rent(2)	$6,335,103	$6,122,064	$5,946,112	$6,071,742	$6,744,182		$20.30
Contractual Rent Steps(3)	$0	$0	$0	$0	$167,564		$0.50
Income from Vacant Units	$0	$0	$0	$0	$2,504,629		$7.54
Overage Rent(4)	$633,657	$384,377	$1,325,249	$1,153,594	$1,115,683		$3.36
Percent In Lieu(4)	$1,099,760	$853,927	$1,429,804	$1,379,520	$1,388,342		$4.18
Expense Reimbursement	$4,347,404	$4,038,295	$4,111,706	$4,299,749	$4,290,815		$12.91
Net Rental Income	$12,415,924	$11,398,663	$12,812,871	$12,904,605	$16,211,216		$48.79
Temp / Specialty Leasing Income	$406,274	$239,963	$450,723	$565,339	$565,339		$1.70
Other Income(5)	$209,758	$178,362	$250,111	$225,605	$225,605		$0.68
(Vacancy & Credit Loss)	($177,865)	($1,104,130)	($54,028)	$322,892	($2,504,629)		($7.54)
Effective Gross Income	$12,854,091	$10,712,858	$13,459,677	$14,018,441	$14,497,531		$43.63

Real Estate Taxes	$776,185	$816,039	$806,701	$788,837	$789,000		$2.37
Insurance	$333,089	$373,052	$382,198	$418,313	$388,358		$1.17
Other Operating Expenses	$3,761,788	$2,591,630	$3,156,722	$3,414,895	$3,415,737		$10.28
Total Operating Expenses	$4,871,062	$3,780,721	$4,345,621	$4,622,045	$4,593,095		$13.82

Net Operating Income	$7,983,029	$6,932,137	$9,114,056	$9,396,396	$9,904,436		$29.81
Replacement Reserves	$0	$0	$0	$0	$49,843		$0.15
TI/LC	$0	$0	$0	$0	$664,568		$2.00
Net Cash Flow	$7,983,029	$6,932,137	$9,114,056	$9,396,396	$9,190,025		$27.66

Occupancy %(6)	83.3%	86.1%	89.0%	90.1%	84.6%	(7)
NOI DSCR(8)	1.75x	1.52x	2.00x	2.06x	2.17x
NCF DSCR(8)	1.75x	1.52x	2.00x	2.06x	2.02x
NOI Debt Yield(8)	10.6%	9.2%	12.2%	12.5%	13.2%
NCF Debt Yield(8)	10.6%	9.2%	12.2%	12.5%	12.3%

(1)	The Norfolk Premium Outlets Property was closed between March 18, 2020 and May 15, 2020 due to COVID-19 restrictions.
(2)	UW Base Rent is based on the underwritten rent roll dated December 2, 2022, with adjustments made for executed leases and tenants that have given notice to vacate.
(3)	UW Contractual Rent Steps were taken through December 2023.
(4)	UW Overage Rent and UW Percent In Lieu are based on the terms of applicable leases using TTM October 2022 sales figures.
(5)	UW Other Income includes stroller income, ad panel income, telco revenue, tower signage fees, local media, 3rd party email income, and other rents (net of Carolina ATM revenue).
(6)	Historical Occupancy is inclusive of RDP tenants. TTM November 2022 occupancy is as of December 2, 2022 and includes RDP tenants.
(7)	Represents underwritten occupancy.
(8)	Debt service coverage ratios and debt yields are based on the Norfolk Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-128

Mortgage Loan No. 12 – The Boulders Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Scottsdale, AZ 85266
Original Balance(1):	$25,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$24,827,588			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985 / 2016
Borrower Sponsors(2):	William J. Yung III, Martha Yung, William J.			Size:	160 Rooms
	Yung IV, Joseph A. Yung, Julie A. Haught,			Cut-off Date Balance per Room(1):	$620,690
	Judith A. Yung, Jennifer A. Yung, Michelle M.			Maturity Date Balance per Room(1):	$524,370
	Christensen and Scott A. Yung			Property Manager:	Crestview Management, LLC
Guarantor(2):	CSC Holdings, LLC				(borrower-affiliate)
Mortgage Rate:	5.5630%
Note Date:	7/6/2022
First Payment Date:	8/11/2022
Maturity Date:	7/11/2032
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$17,902,070
Seasoning:	7 months			UW NOI Debt Yield(1):	18.0%
Prepayment Provisions(3):	L(31),D(85),O(4)			UW NOI Debt Yield at Maturity(1):	21.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	2.31x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(8):	$18,154,774 (11/30/2022 TTM)
Additional Debt Balance(1):	$74,482,765			2nd Most Recent NOI(8):	$15,904,330 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(8):	$7,698,759 (12/31/2020)
Reserves				Most Recent Occupancy:	63.8% (11/30/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(8):	68.8% (12/31/2021)
RE Taxes:	$187,374	$62,459	NAP	3rd Most Recent Occupancy(8):	46.3% (12/31/2020)
Insurance(4):	$0	Springing	NAP	Appraised Value (as of) :	$232,800,000 (6/7/2022)
FF&E Reserves(5):	$0	$169,873	NAP	Appraised Value per Room:	$1,455,000
Seasonality Reserve(6):	$1,800,000	Springing	$1,800,000	Cut-off Date LTV Ratio(1):	42.7%
PIP Reserve(7):	$0	Springing	NAP	Maturity Date LTV Ratio(1):	36.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$100,000,000	100.0%	Loan Payoff(9):	$68,398,713	68.4%
			Upfront Reserves:	$1,987,374	2.0%
			Closing Costs:	$562,039	0.6%
			Return of Equity:	$29,051,874	29.1%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Boulders Resort Mortgage Loan (as defined below) is part of The Boulders Resort Whole Loan (as defined below) with an original aggregate principal balance of $100,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on The Boulders Resort Whole Loan.
(2)	The Sponsors and Guarantor are also the sponsors and guarantor of The Birmingham Marriott mortgage loan.
(3)	At any time after the earlier of (i) August 11, 2025 and (ii) two years from the closing date of the securitization that includes the last pari passu note of The Boulders Resort Whole Loan to be securitized, the borrower has the right to defease The Boulders Resort Whole Loan in whole or in part, in connection with the release of the El Pedregal Property (see “Partial Release” section).
(4)	The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 30 days after to the expiration dates of said policies.
(5)	The loan documents require ongoing monthly deposits in an amount equal the greater of (i) the then-existing FF&E Reserve monthly deposit or (ii) 1/12 of 4% of the underwritten revenue for the prior fiscal year, initially $169,873.
(6)	The loan documents require an upfront deposit of $1,800,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in July, August, September and October, to the extent that there is insufficient cash flow from The Boulders Resort Property (as defined below) to make the monthly debt service payment. On each monthly payment date occurring in February, March, April, May, November, and December, the borrower is required to deposit $300,000 into the Seasonality Reserve, provided however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.
(7)	The loan documents require that if, at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.
(8)	The increase in Occupancy and NOI from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The increase in NOI from 2020 to 2021 was also driven by an increase in ADR from $281 in 2020 to $337 in 2021, increased F&B and other revenue, and a decrease in departmental expense ratios. The further increase in NOI from 2021 to the most recent NOI was primarily driven by an additional increase in ADR to $394, and increases to F&B, Villa revenue, and other revenue.
(9)	The loan proceeds were used to repay existing CMBS debt securitized in CSAIL 2017-CX9 and CSAIL 2017-CX10.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$24,827,588
34631 North Tom Darlington Drive	The Boulders Resort	Cut-off Date LTV:	42.7%
Scottsdale, AZ 85266		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	18.0%

The Mortgage Loan. The twelfth largest mortgage loan (the “The Boulders Resort Mortgage Loan”) is part of a whole loan (the “The Boulders Resort Whole Loan”) secured by first priority fee interests in a 160-room full-service hotel located in Scottsdale, Arizona (the “The Boulders Resort Property”). The Boulders Resort Whole Loan has an original aggregate principal balance of $100,000,000 and is comprised of two pari passu notes. The Boulders Resort Mortgage Loan, with an original principal balance of $25,000,000 is evidenced by the non-controlling Note A-2. The controlling Note A-1 was previously contributed to the BANK 2022-BNK43 securitization trust and The Boulders Resort Whole Loan is serviced under the pooling and servicing agreement for the BANK 2022-BNK43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The Boulders Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$74,482,765	BANK 2022-BNK43	Yes
A-2	$25,000,000	$24,827,588	BANK 2023-BNK45	No
Total	$100,000,000	$99,310,353

The Borrower and the Borrower Sponsors. The borrower is CP Boulders, LLC, a single-purpose, Delaware limited liability company with two independent directors.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). The borrower sponsors and CSC are also the related sponsors and guarantor of The Birmingham Marriott mortgage loan. Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 41 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The borrower owned properties other than The Boulders Resort Property that it sold prior to the origination of The Boulders Resort Whole Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Property Types – Hospitality Properties” in the prospectus.

CSC has had numerous foreclosures and deeds-in-lieu of foreclosure since 2009. For additional information please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Boulders Resort Property is a 160-room, full-service hotel located in Scottsdale, Arizona. Built in 1985, the property is currently operated as a Curio by Hilton. The Boulders Resort Property was repositioned from its former Waldorf Astoria affiliation in 2016 after undergoing a $15.4 million ($96,250/room) renovation. The Boulders Resort Property amenities include five food and beverage outlets, a tennis center, four outdoor pools, a full-service spa with 24 treatment rooms, 24,101 SF of indoor meeting space and 28,348 of outdoor meeting space. The Boulders Resort Property also features two, 18-hole golf courses and The Boulders Club, which is a golf club that has 400 memberships and features its own swimming pool and restaurant. The golf facilities also include The Boulders Academy, one of the top golf schools in the country, according to third party magazines and periodicals. The collateral also includes an 81,000 SF multi-tenant retail component (the “El Pedregal Property”). The El Pedregal Property is an open-air center situated around an interior courtyard area that hosts outdoor concerts and events. It has been less than 50% leased for several years and currently includes the resort’s bakery, largest ballroom and an additional food and beverage outlet that is hotel-operated. Situated on an approximately 353-acre site, The Boulders Resort Property is spread out, with paved walking and cart paths and 854 surface parking spaces. The Boulders Resort Property operates under a Hilton franchise agreement which expires in 2035.

The Boulders Resort Property guestroom configuration consists of 127 king rooms and 33 double queen rooms. The guestrooms feature flat-screen televisions, high-speed internet, walk-in closets, fireplaces, desks, and a private patio or balcony.

The Boulders Resort Property also includes 57, one-, two-, and three- bedroom privately owned, non-collateral, villas and haciendas that participate in a rental management program, with a net revenue split to The Boulder Resort Property of 52.5%. The villas have daily housekeeping and the guests have access to all the resort amenities. The Boulders Resort Property pays for the operation of the villas including housekeeping, and property management, while the private owners pay for all property related expenses including taxes, insurance and utilities.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Boulders Resort Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			The Boulders Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/30/2020 TTM	39.4%	$324.26	$127.91	46.9%	$277.81	$130.29	118.9%	85.7%	101.9%
10/30/2021 TTM	45.5%	$349.59	$158.94	67.6%	$304.69	$205.98	148.7%	87.2%	129.6%
10/30/2022 TTM	61.8%	$402.88	$249.07	63.3%	$393.06	$248.65	102.3%	97.6%	99.8%

Source: Third-party research report.

(1)	According to a third party research report, the competitive set includes the Hyatt Regency Scottsdale Resort & Spa at Gainey, Fairmont Scottsdale Princess, The Phoenician, a Luxury Collection Resort, Scottsdale, Four Seasons Resort Scottsdale at Troon North, Westin Kierland Resort & Spa, and JW Marriott Phoenix Desert Ridge Resort & Spa.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-130

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$24,827,588
34631 North Tom Darlington Drive	The Boulders Resort	Cut-off Date LTV:	42.7%
Scottsdale, AZ 85266		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	18.0%

The Market. The Boulders Resort Property is located in north Scottsdale, Arizona, approximately 33.3 miles north of Phoenix. The immediate area is characterized as a mix of residential, recreational, and commercial uses surrounded by rugged desert terrain. The Boulders Resort Property is within 27 miles of numerous regional recreational venues including Camelback Mountain, the Talking Stick Entertainment District, and downtown Scottsdale. Scottsdale offers a variety of shopping, nightlife, art shows and restaurant options, as well as being the second largest employment center in Arizona. The Talking Stick Entertainment District is a 1.1 million SF entertainment district that includes a casino, the 1.3 million SF Pavilions shopping Center, a 36-hole golf course, and Salt River Fields, a major league baseball spring training facility.

The Boulders Resort Property has access throughout the region via State Route 101 and Interstate 17, located approximately 12.8 miles and 12.4 miles away, respectively. Additionally, The Boulders Resort Property is located approximately 32.6 miles from Phoenix Sky Harbor International Airport.

According to the appraisal, the 2021 population within a three- and five-mile radius of The Boulders Resort Property was 21,817 and 51,807, respectively. The 2021 average household income within the same three- and five-mile radii was $181,340 and $172,927, respectively.

The appraisal identified a proposed luxury resort that will be 25% competitive with The Boulders Resort Property. The Ritz-Carlton: The Palmeraie, is currently under construction with a projected opening date of Fall 2023 and will have 215 rooms. The property is located approximately 19 miles south of The Boulders Resort Property and is deemed partially competitive due to the location and the smaller complement of amenities available.

The table below presents certain information relating to comparable sales pertaining to The Boulders Resort Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Sanctuary on Camelback Mountain	5700 East McDonald Drive Paradise Valley, AZ	1970	109	1/2021	$1,201,835
Four Seasons Napa	400 Silverado Trail North Calistoga, CA	2021	85	12/2021	$2,088,235
Montage Healdsburg	100 Montage Way Healdsburg, CA	2020	130	4/2021	$2,038,462
Former Montage Beverly Hills	225 North Canon Drive Beverly Hills, CA	2008	204	12/2019	$2,524,510
JW Marriott Desert Ridge	5350 East Marriott Drive Phoenix, AZ	2002	950	9/2019	$633,684

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-131

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$24,827,588
34631 North Tom Darlington Drive	The Boulders Resort	Cut-off Date LTV:	42.7%
Scottsdale, AZ 85266		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	18.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Boulders Resort Property:

Cash Flow Analysis
	2019	2020	2021	11/30/2022 TTM	UW	UW per Room
Rooms Revenue	$11,116,714	$7,619,559	$13,524,783	$14,698,040	$14,698,041	$91,863
Food & Beverage	$12,720,349	$6,993,092	$10,597,997	$14,244,938	$14,244,938	$89,031
Villa Revenue(1)	$2,444,387	$1,423,575	$2,731,016	$3,157,891	$3,157,891	$19,737
Other Income(2)	$15,530,362	$11,864,418	$16,569,887	$18,604,103	$18,604,103	$116,276
Total Revenue	$41,811,812	$27,900,644	$43,423,683	$50,704,972	$50,704,973	$316,906

Room Expense	$4,846,247	$2,789,802	$3,602,342	$4,171,876	$4,171,876	$26,074
Food & Beverage Expense	$8,532,686	$4,136,470	$5,999,655	$7,799,352	$7,799,352	$48,746
Villa Expense(3)	$440,583	$273,443	$373,929	$560,295	$560,295	$3,502
Other Department Expense	$7,963,709	$4,988,089	$6,789,126	$7,629,609	$7,629,609	$47,685
Total Department Expenses	$21,783,225	$12,187,804	$16,765,052	$20,161,132	$20,161,132	$126,007
Gross Operating Income	$20,028,587	$15,712,840	$26,658,631	$30,543,840	$30,543,841	$190,899

Total Undistributed Expenses	$10,211,838	$7,033,240	$9,586,650	$11,409,425	$11,480,136	$71,751
Gross Operating Profit	$9,816,749	$8,679,600	$17,071,981	$19,134,415	$19,063,704	$119,148

Property Taxes	$710,545	$723,208	$720,782	$538,790	$720,783	$4,505
Insurance	$435,759	$257,633	$446,869	$440,851	$440,851	$2,755
Total Operating Expenses	$33,141,367	$20,201,885	$27,519,353	$32,550,198	$32,802,902	$205,018

Net Operating Income	$8,670,445(4)	$7,698,759(4)	$15,904,330(4)	$18,154,774(4)	$17,902,070	$111,888
FF&E	$0	$0	$0	$0	$2,028,199	$12,676
Net Cash Flow	$8,670,445	$7,698,759	$15,904,330	$18,154,774	$15,873,871	$99,212

Occupancy %	69.4%	46.3%	68.8%	63.8%	63.8%(5)
NOI DSCR(6)	1.26x	1.12x	2.32x	2.65x	2.61x
NCF DSCR(6)	1.26x	1.12x	2.32x	2.65x	2.31x
NOI Debt Yield(6)	8.7%	7.8%	16.0%	18.3%	18.0%
NCF Debt Yield(6)	8.7%	7.8%	16.0%	18.3%	16.0%

(1)	Villa revenue represents the net rental income from the 57 villas and haciendas that participate in the rental management program.
(2)	Other revenue consists primarily of golf, spa, and resort fees.
(3)	Represents maid, minor maintenance service, and property management fees for the villas.
(4)	The decrease in NOI from 2019 to 2020 and increase in NOI from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021, as well as an increase in ADR from $281 in 2020 to $337 in 2021, increased F&B and other revenue, and a decrease in departmental expense ratios. The further increase in NOI from 2021 to TTM NOI was primarily driven by an additional increase in ADR to $394, and increases to F&B, Villa revenue, and other revenue.
(5)	UW occupancy of 63.8% is based on the TTM November 30, 2022 occupancy.
(6)	Debt service coverage ratios and debt yields are based on The Boulders Resort Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-132

Mortgage Loan No. 13 – Birmingham Marriott

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Birmingham, AL 35243
Original Balance:	$23,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$23,485,758			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1999 / 2018; 2021
Sponsors(1):	William J. Yung III, Martha Yung, William J.			Size:	302 Rooms
	Yung IV, Joseph A. Yung, Julie A. Haught,			Cut-off Date Balance per Room:	$77,767
	Judith A. Yung, Jennifer A. Yung, Michelle			Maturity Balance per Room:	$68,149
	M. Christensen and Scott A. Yung			Property Manager:	Crestview Management, LLC
Guarantor(1):	CSC Holdings, LLC				(borrower-related)
Mortgage Rate:	7.1020%
Note Date:	12/15/2022
First Payment Date:	2/11/2023
Maturity Date:	1/11/2033
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,156,073
Seasoning:	1 month			UW NOI Debt Yield:	17.7%
Prepayment Provisions:	L(25),D(91),O(4)			UW NOI Debt Yield at Maturity:	20.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.93x
Additional Debt Type:	NAP			Most Recent NOI(6):	$4,169,182 (11/30/2022 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(6):	$2,497,671 (12/31/2021)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(6):	$597,609 (12/31/2020)
Reserves				Most Recent Occupancy:	56.3% (11/30/2022)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	50.3% (12/31/2021)
RE Taxes:	$74,614	$37,307	NAP	3rd Most Recent Occupancy(6):	27.1% (12/31/2020)
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of):	$49,600,000 (10/3/2022)
FF&E Reserve:	$0	$40,789(3)	NAP	Appraised Value per Room:	$164,238
Seasonality Reserve(3):	$54,000	$36,250(4)	$435,000(4)	Cut-off Date LTV Ratio:	47.4%
PIP Reserve:	$0	Springing(5)	NAP	Maturity Date LTV Ratio:	41.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,500,000	96.7%	Loan Payoff:	$23,141,574	95.2%
Deposits:	$805,000	3.3%	Closing Costs:	$848,700	3.5%
			Return of Equity:	$186,112	0.8%
			Reserves:	$128,614	0.5%
Total Sources:	$24,305,000	100.0%	Total Uses:	$24,305,000	100.0%

(1)	The sponsors and guarantor of the Birmingham Marriott Mortgage Loan (as defined below) are also the sponsors and the guarantor of The Boulders Resort mortgage loan.
(2)	Ongoing monthly insurance reserve deposits in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the required coverages will not be required as long as (a) no event of default is continuing, (b) the policy maintained by the borrower is under one or more blanket or umbrella policies reasonably acceptable to the lender, and (c) the lender has received evidence of the renewal of such policies no later than 30 days prior to the expiration of the policies.
(3)	Based on the annual operating statements for the Birmingham Marriott Property (as defined below), the lender may adjust the FF&E Reserve monthly deposit to the greater of (x) the then-existing monthly deposit or (y) the greater of (A) one-twelfth of four percent of the underwritten revenue for the prior fiscal year and (B) the amount required pursuant to the terms of the franchise agreement.
(4)	The Seasonality Reserve funds may be used for disbursements to or for the payment of any part of the monthly debt service payments occurring in December, January, February and/or March, to the extent that there is insufficient cash flow from the Birmingham Marriott Property to make the monthly debt service payment. On each monthly payment date occurring in April, May, June, July and August, the borrower is required to deposit $87,000 into the Seasonality Reserve (which equates to $36,250 if the payments were to be made over 12 months), provided however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than $435,000. Upon the lender’s receipt of the annual operating statements for the Birmingham Marriott Property, the lender may adjust the Seasonality Reserve required annual balance and the Seasonality Reserve deposit amount, upon notice to the borrower, to an amount equal to the shortfall in revenue from the Birmingham Marriott Property to cover debt service at a 1.25x net cash flow DSCR, based on actual operations from the prior 12 month period subject to an annual balance not to exceed $630,000 at any time.
(5)	The Birmingham Marriott Mortgage Loan (as defined below) documents require that if, at any time, property improvement plan (“PIP”) work is required under the franchise agreement, the borrower is required to deposit, within 15 days after receipt of notice from the franchisor, an amount equal to 110% of the estimated cost to complete the PIP work.
(6)	The increase in Occupancy and NOI from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The increase in NOI from 2020 to 2021 was also driven by an increase in occupancy from 27.1% in 2020 to 50.3% in 2021, an increase in RevPAR from $34.27 in 2020 to $66.16 in 2021 and an increase in F&B and other revenue. The further increase in NOI from 2021 to the most recent NOI was primarily driven by an additional increase in RevPAR to $86.95, and increases to F&B and other revenue.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-133

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$23,485,758
3590 Grandview Parkway	Birmingham Marriott	Cut-off Date LTV:	47.4%
Birmingham, AL 35243		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Birmingham Marriott Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,500,000 and secured by the first priority fee interest in a 302-room full-service hotel located in Birmingham, Alabama (the “Birmingham Marriott Property”).

The Borrower and the Borrower Sponsors. The borrower is CP Acton, LLC, a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsors are William J. Yung III, Martha Yung, William J. Yung IV, Joseph A. Yung, Julie A. Haught, Judith A. Yung, Jennifer A. Yung, Michelle M. Christensen and Scott A. Yung. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation (“CSC”). The borrower sponsors and CSC are also the related sponsors and guarantor of The Boulders Resort mortgage loan. Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 41 hotels across 18 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The borrower owned properties other than the Birmingham Marriott Property that it sold prior to the origination of the Birmingham Marriott Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Property Types – Hospitality Properties” in the prospectus.

CSC has had numerous foreclosures and deeds in lieu of foreclosure since 2009. For additional information please see “Description of the Mortgage Pool - Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Birmingham Marriott Property is a 302-room, full-service hotel located in Birmingham, Alabama. Built in 1999, the borrower sponsors acquired the Birmingham Marriott Property in July 2019. The property appraisal indicates a reported purchase price of $39,990,591. The prior owner completed a substantial renovation between 2015 and 2018, for a total of approximately $10 million ($33,102/key), including a comprehensive renovation of the guestrooms, front desk and lobby area, restaurant and lounge, and fitness center. The borrower sponsor also completed meeting space renovations in 2021.

The hotel features a Starbucks, a restaurant and lounge, Marre & Allen Bar & Kitchen and an M Club, a lounge for select brand status members. The hotel offers 12,905 SF of flexible meeting space. Recreational facilities consist of an indoor pool and a fitness center. Additional amenities include a lobby workstation, a market pantry, concierge and a guest laundry room.

Situated on an approximately 9.3-acre site, the Birmingham Marriott Property has 465 surface parking spaces. The Birmingham Marriott Property operates under a franchise agreement which expires in July 2039. The Birmingham Marriott Property guestroom configuration consists of 203 king rooms, 91 double/double rooms, four two-bedroom suites and four junior suites.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Birmingham Marriott Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Birmingham Marriott Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2020 TTM	37.6%	$100.85	$37.94	29.8%	$128.14	$38.20	79.2%	127.1%	100.7%
11/30/2021 TTM	47.3%	$113.62	$53.73	46.2%	$136.50	$63.10	97.8%	120.1%	117.4%
11/30/2022 TTM	54.6%	$129.17	$70.53	56.1%	$154.68	$86.74	102.7%	119.7%	123.0%

Source: Third-party research report.

(1)	According to a third party research report, the competitive set includes the DoubleTree by Hilton Hotel Birmingham Perimeter Park, Hyatt Regency Birmingham - The Wynfrey Hotel, Sonesta ES Suites Birmingham, Embassy Suites by Hilton Birmingham, Candlewood Suites Birmingham – Inverness, Sonesta Select Birmingham Colonnade and SpringHill Suites Birmingham Colonnade/Grandview.

The Market. The Birmingham Marriott Property is located approximately 9.2 miles southeast of the Birmingham, Alabama central business district (“CBD”) and approximately 11.7 miles south of the Birmingham-Shuttlesworth International Airport. The immediate neighborhood is characterized by a mix of office buildings, healthcare facilities, restaurants and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. According to the appraisal, the Birmingham Marriott Property is situated along U.S. highway 280, which provides access northwest bound to the CBD and to the University of Alabama at Birmingham (“UAB”), the largest employer in the market (situated approximately 7.3 miles northwest of the Birmingham Marriott Property).

According to the appraisal, commercial demand is supported by corporations such as Regions Financial Corporation, AT&T, Blue Cross Blue Shield and Kemper Corporation. In 2019, 46 companies invested nearly $900 million in the market and created 1,526 new jobs. Mercedes-Benz USA LLC (“Mercedes-Benz”) and Honda North America, Inc. have established manufacturing facilities, with Mercedes-Benz having commenced a $1 billion expansion of its operations with the construction of a new battery factory for the production of electric automobiles and other ancillary facilities, per the appraisal. Situated approximately 1.9 miles northwest of the Birmingham Marriott Property is the Summit, an approximately 1 million SF open-air shopping mall featuring REI, Saks Fifth Avenue, Louis Vuitton, numerous dining options and a 16-screen AMC theater.

According to the appraisal, the 2022 population within a three- and five-mile radius of the Birmingham Marriott Property was 44,523 and 111,187, respectively. The 2022 average household income within the same three- and five-mile radius was $137,267 and $155,149, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-134

Hospitality – Full Service	Loan #13	Cut-off Date Balance:	$23,485,758
3590 Grandview Parkway	Birmingham Marriott	Cut-off Date LTV:	47.4%
Birmingham, AL 35243		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	17.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Birmingham Marriott Property:

Cash Flow Analysis
	2019	2020	2021	TTM (11/30/2022)	UW	UW per Room
Rooms Revenue	$10,177,019	$3,788,122	$7,292,874	$9,584,884	$9,584,884	$31,738
Food & Beverage	$3,142,492	$1,451,755	$1,645,464	$2,897,016	$2,897,016	$9,593
Other Income(1)	$139,907	$64,093	$95,197	$124,187	$124,187	$411
Total Revenue	$13,459,418	$5,303,970	$9,033,534	$12,606,087	$12,606,087	$41,742

Room Expense	$2,677,483	$1,079,636	$2,126,048	$2,454,453	$2,454,453	$8,127
Food & Beverage Expense	$2,105,926	$644,553	$875,584	$1,381,530	$1,381,530	$4,575
Other Department Expense	$49,569	$11,081	$17,320	$24,027	$24,027	$80
Total Department Expenses	$4,832,978	$1,735,270	$3,018,952	$3,860,010	$3,860,010	$12,781
Gross Operating Income	$8,626,440	$3,568,700	$6,014,582	$8,746,077	$8,746,077	$28,961

Total Undistributed Expenses	$4,552,186	$2,369,078	$2,929,016	$3,983,704	$4,007,718	$13,271
Gross Operating Profit	$4,074,255	$1,199,622	$3,085,566	$4,762,373	$4,738,359	$15,690

Property Taxes	$429,132	$468,273	$451,727	$436,819	$426,368	$1,412
Insurance	$107,496	$133,740	$136,168	$156,372	$155,918	$516
Total Operating Expenses	$9,921,792	$4,706,361	$6,535,863	$8,436,905	$8,450,014	$27,980

Net Operating Income	$3,537,626	$597,609(2)	$2,497,671(2)	$4,169,182(2)	$4,156,073	$13,762
FF&E	$0	$0	$0	$0	$504,243	$1,670
Net Cash Flow	$3,537,626	$597,609	$2,497,671	$4,169,182	$3,651,829	$12,092

Occupancy %	68.7%	27.1%(2)	50.3%(2)	56.3%	56.3%(3)
NOI DSCR	1.87x	0.32x	1.32x	2.20x	2.19x
NCF DSCR	1.87x	0.32x	1.32x	2.20x	1.93x
NOI Debt Yield	15.1%	2.5%	10.6%	17.8%	17.7%
NCF Debt Yield	15.1%	2.5%	10.6%	17.8%	15.5%

(1)	Other revenue consists primarily of gift shop, telephone, vending, laundry and various cancellation fees.
(2)	The increase in Occupancy and Net Operating Income (“NOI”) from 2020 to 2021 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. The increase in NOI from 2020 to 2021 was also driven by an increase in occupancy from 27.1% in 2020 to 50.3% in 2021, an increase in RevPAR from $34.27 in 2020 to $66.16 in 2021 and increases in F&B and other revenue. The further increase in NOI from 2021 to the most recent NOI was primarily driven by an additional increase in RevPAR to $86.95, and increases to F&B and other revenue.
(3)	The UW Occupancy is 56.3% which is in line with the TTM (November 30, 2022) Occupancy percentage.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-135

Mortgage Loan No. 14 – Green Acres

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):		Baa2/NR/NR		Location:	Valley Stream, NY 11581
Original Balance(1):		$20,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$20,000,000		Detailed Property Type:	Regional Mall
% of Initial Pool Balance:		2.8%		Title Vesting:	Fee / Leasehold
Loan Purpose:		Refinance		Year Built/Renovated:	1956; 2016 / 1982; 2006; 2007
Borrower Sponsor:		The Macerich Partnership, L.P.		Size:	2,081,286 SF
Guarantor:		The Macerich Partnership, L.P.		Cut-off Date Balance PSF(1):	$178
Mortgage Rate:		5.8990%		Maturity Date Balance PSF(1):	$178
Note Date:		1/3/2023		Property Manager:	Macerich Property Management
First Payment Date:		2/6/2023			Company, LLC
Maturity Date:		1/6/2028			(borrower-related)
Original Term to Maturity/ARD:		60 months
Original Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information
Seasoning:		1 month		UW NOI:	$47,934,528
Prepayment Provisions:		L(25),YM1(30),O(5)		UW NOI Debt Yield(1):	13.0%
Lockbox/Cash Mgmt Status(2):		Hard/Springing		UW NOI Debt Yield at Maturity(1):	13.0%
Additional Debt Type(1):		Yes (Pari Passu)		UW NCF DSCR(1):	2.10x
Additional Debt Balance(1):		$350,000,000		Most Recent NOI:	$45,174,388 (9/30/2022 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$46,618,790 (12/31/2021)
Reserves				3rd Most Recent NOI:	$41,001,586 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.7% (12/12/2022)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy(4):	93.2% (12/31/2021)
Insurance(3):	$0	Springing	NAP	3rd Most Recent Occupancy(4):	89.8% (12/31/2020)
Replacement Reserve(3):	$0	Springing	$558,072	Appraised Value (as of)(5):	$679,000,000 (10/30/2022)
TI/LC Reserve:	$4,068,135	$0	NAP	Appraised Value PSF(5):	$326
Rollover Reserve(3):	$0	Springing	$2,094,342	Cut-off Date LTV Ratio(1)(5):	54.5%
Gap Rent Reserve:	$743,644	$0	NAP	Maturity Date LTV Ratio(1)(5):	54.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$370,000,000	96.9%	Loan Payoff:	$364,192,834	95.4%
Equity Contribution:	$11,744,495	3.1%	Closing Costs:	$12,739,883	3.3%
			Reserves:	$4,811,779	1.3%
Total Sources:	$381,744,495	100.0%	Total Uses:	$381,744,495	100.0%

(1)	The Green Acres Mortgage Loan (as defined below) is part of the Green Acres Whole Loan (as defined below) with an aggregate original principal balance of $370,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Green Acres Whole Loan.
(2)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no cash management trigger period continues. During the continuance of a trigger period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(3)	During the continuance of a trigger period, the borrowers are required to (a) escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis, (b) escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property (as defined below) is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a trigger period), (c) escrow an amount equal to the gross leasable area (excluding the non-collateral square footage of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) Sears, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months and (d) an amount equal to the gross leasable area (excluding the non-collateral square footage and, to the extent not causing or contributing to the cause of the applicable trigger period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months.
(4)	Historical Occupancies include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(5)	The as-is appraised value is based on the assumption that the PILOT documents will be extended to 2031. In addition, $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of an extension of the PILOT tax benefits beyond 2026, the as-is value would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the estimated value of $621.0 million would be 59.6% and 59.6%, respectively.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-136

Retail – Regional Mall	Loan #14	Cut-off Date Balance:	$20,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by the non-controlling Note A-10, with an outstanding principal balance as of the Cut-off Date of $20,000,000. The Green Acres Whole Loan was co-originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08 acre portion of Green Acres Mall (representing approximately 8.3% of the NRA of the Green Acres Property), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the Green Acres Mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to Green Acres Mall, a regional enclosed mall (including the Walmart Parcel) and Green Acres Commons, a retail power center but does not include any portion of Green Acres Mall that is occupied by Home Depot and Target (which own their respective parcels). The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Green Acres Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$48,500,000	$48,500,000	GS	Yes
A-2	$31,500,000	$31,500,000	GS	No
A-3	$20,000,000	$20,000,000	GS	No
A-4	$24,000,000	$24,000,000	BMO	No
A-5	$21,500,000	$21,500,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7	$18,500,000	$18,500,000	BMO	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9	$50,000,000	$50,000,000	MS	No
A-10	$20,000,000	$20,000,000	BANK 2023-BNK45	No
A-11	$10,000,000	$10,000,000	MS	No
A-12	$10,000,000	$10,000,000	MS	No
A-13	$30,000,000	$30,000,000	DBRI	No
A-14	$25,000,000	$25,000,000	DBRI	No
A-15	$20,000,000	$20,000,000	DBRI	No
A-16	$15,000,000	$15,000,000	DBRI	No
Total	$370,000,000	$370,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC (“Valley Stream”) and Green Acres Adjacent LLC (“Green Acres Adjacent”), each a single purpose entity with two independent directors. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres Mall” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 SF on an approximately 120.8 acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 SF of NRA. As of December 12, 2022, the Green Acres Property was 97.7% leased by approximately 150 tenants (including temporary tenants, which make up approximately 1.7% of NRA), of which 62.1% of NRA is occupied by 11 major tenants. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Valley Stream owns Green Acres Mall and the related leasehold interest in the Walmart Parcel and Green Acres Adjacent owns Green Acres Commons. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the NRA at the Green Acres Property, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the NRA at the Green Acres Property. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Green Acres Property. Valley Stream owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leases the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-137

Retail – Regional Mall	Loan #14	Cut-off Date Balance:	$20,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.0%

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

Major Tenants. The three largest tenants based on underwritten base rent are BJ’s Wholesale Club, Walmart and DICK’s Sporting Goods, each of which is an anchor tenant.

BJ’s Wholesale Club (127,750 SF; 6.1% of NRA, 7.1% of underwritten base rent): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator and retailer with 235 clubs and 164 gas stations, located primarily in the eastern United States. BJ’s is a membership-only retailer and as of October 2022, has over 6.5 million members and generated approximately $16.7 billion in annual total revenues as of 2022. BJ’s has been a tenant at the Green Acres Property since 2007, with a lease expiration date in January 2027 and seven additional 5-year extension options. BJ’s recently executed a lease for an additional 5,000 SF fueling station with an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

Walmart (173,450 SF; 8.3% of NRA, 6.3% of underwritten base rent): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two 5-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or NRA is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above. See “Ground Lease” above.

DICK’s Sporting Goods (70,714 SF; 3.4% of NRA, 4.5% of underwritten base rent): Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the Green Acres Property since July 2016 under a lease expiring in January 2027. Dick’s has three 5-year extension options remaining.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-138

Retail – Regional Mall	Loan #14	Cut-off Date Balance:	$20,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to the leases at the Green Acres Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch/)	Tenant SF	Approx.% of SF	Annual UW Base Rent(3)	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent(3)	Sales PSF/Year(4)	UW Occ. Costs	Lease Expiration	Term. Option (Y/N)	Renewal Options
Macy's and Macy’s Men’s & Furniture(5)(6)	Ba2/BB+BBB-	390,503	18.8%	$1,024,993	$2.62	1.9%	$188	7.6%	Various(6)	N	(6)
Walmart(5)	Aa2/AA/AA	173,450	8.3%	$3,463,189	$19.97	6.3%	NAV	NAV	8/31/2028	N	2 x 5 yr
SEARS(5)(7)	NR/NR/NR	144,537	6.9%	$125,000	$0.86	0.2%	NAV	NAV	10/31/2028	N	9 x 5 yr
BJ's Wholesale Club(5)(8)	NR/BB+/NR	127,750	6.1%	$3,881,310	$30.38	7.1%	$863	5.1%	1/31/2027	N	7 x 5 yr
KOHL'S(5)(7)	Ba2/BB+BBB-	116,392	5.6%	$2,049,642	$17.61	3.8%	NAV	NAV	1/31/2031	N	2 x 5 yr
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4%	$2,450,240	$34.65	4.5%	$173	29.4%	1/31/2027	N	3 x 5 yr
Burlington(5)	NR/BB+/NR	61,837	3.0%	$1,499,547	$24.25	2.7%	$398	9.9%	1/31/2032	N	3 x 5 yr
Best Buy(5)	A3/BBB+/NR	44,400	2.1%	$2,033,802	$45.81	3.7%	NAV	NAV	1/31/2027	N	2 x 5 yr
24 HOUR FITNESS(5)	NR/NR/NR	40,262	1.9%	$1,328,646	$33.00	2.4%	NAV	NAV	12/31/2031	N	3 x 5 yr
Raymour & Flanigan	NR/NR/NR	38,903	1.9%	$1,837,502	$47.23	3.4%	$507	9.3%	7/31/2026	N	None
Subtotal/Wtd. Avg.		1,208,748	58.1%	$19,693,871	$16.29	36.1%

Other Tenants		824,076	39.6%	$34,889,912	$42.34	63.9%
Vacant Space		48,462	2.3%	$0	$0.00	0.0%
Total/Wtd. Avg.(9)		2,081,286	100.0%	$54,583,783	$26.85	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent, % of Total Annual UW Base Rent and Annual UW Base Rent PSF include contractual rent steps through February 2024.
(4)	Sales PSF/Year are as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(5)	The Green Acres Property has 11 major tenants (9 of which are shown in the table above). The 11 anchor and major tenants (including Primark and Shopper’s World, which are not shown in the table above) represent approximately 62.1% of Net Rentable Area and approximately 35.3% of Total UW Base Rent.
(6)	Macy’s Men’s & Furniture occupies 123,827 SF of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 SF of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. For purposes of the number of tenants shown in this term sheet, Macy’s and Macy’s Men’s & Furniture are treated as a single tenant.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
(8)	Information in this table includes a recently executed lease for a 5,000 SF fueling station that has an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.
(9)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-139

Retail – Regional Mall	Loan #14	Cut-off Date Balance:	$20,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.0%
The following table presents certain information relating to the lease rollover schedule at the Green Acres Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)(4)	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Base Rent Rolling(5)(6)	Approx. % of Annual UW Rent Rolling(5)(6)	Approx. Cumulative % of Annual UW Rent Rolling(5)(6)
2023 & MTM	25	132,183	$40.71	6.4%	6.4%	$5,381,671	9.9%	9.9%
2024	16	59,279	$55.74	2.8%	9.2%	$3,304,451	6.1%	15.9%
2025	23	103,199	$42.69	5.0%	14.2%	$4,405,507	8.1%	24.0%
2026	18	474,521	$18.62	22.8%	37.0%	$8,833,644	16.2%	40.2%
2027	21	317,183	$45.01	15.2%	52.2%	$14,275,570	26.2%	66.3%
2028	6	329,772	$13.68	15.8%	68.0%	$4,510,131	8.3%	74.6%
2029	7	18,831	$49.78	0.9%	68.9%	$937,351	1.7%	76.3%
2030	5	14,437	$87.14	0.7%	69.6%	$1,257,971	2.3%	78.6%
2031	6	165,348	$24.20	7.9%	77.6%	$4,001,519	7.3%	85.9%
2032	3	94,565	$24.37	4.5%	82.1%	$2,304,890	4.2%	90.2%
2033	3	24,165	$21.05	1.2%	83.3%	$508,680	0.9%	91.1%
2034 & Beyond	7	264,497	$16.66	12.7%	96.0%	$4,406,833	8.1%	99.2%
Vacant	0	48,462	$0.00	2.3%	98.3%	$0	0.0%	0.0%
Storage / Other(3)(4)	98	34,844	$13.07	1.7%	100.0%	$455,564	0.8%	100.0%
Total/Wtd. Avg.	238	2,081,286	$26.85	100.0%		$54,583,783	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 SF of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 SF of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.
(4)	The number of leases shown above include two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The UW Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	Annual UW Base Rent Rolling, Approx. % of Annual UW Rent Rolling and Approx. Cumulative % of Annual UW Rent Rolling include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.

The Market. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). Main economic sectors within the Nassau-Suffolk MSA economy include the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately 5 miles from John F. Kennedy airport. The local area is comprised of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-60.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million SF of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. The Hempstead retail submarket contained approximately 4.8 million SF of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot as of the second quarter of 2022.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-140

Retail – Regional Mall	Loan #14	Cut-off Date Balance:	$20,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.0%

The following table presents certain information relating to comparable retail centers for the Green Acres Property:

Competitive Retail Center Summary
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956; 2016 / 1982; 2006; 2007	2,081,286(1)	97.7%	NAP	$727.22(1)	Macy’s, Walmart, Dick’s Sporting Goods, BJ’s Wholesale Club, Primark, 24 Hour Fitness, Burlington, Best Buy, Shopper’s World, Target (non-collateral), Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165	Bloomingdale’s, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom, Primark
Queens Center Mall(2) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721	H&M, J.C. Penney, Macy’s, XXI Forever
Kings Plaza Shopping Center(2) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804	Best Buy, Burlington, H&M, Lowe’s, Macy’s, Primark, Target, XXI Forever, Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436	H&M, IKEA, Round One, Target, Showcase

Source: Appraisal, unless stated otherwise.

(1)	Represents sales per square foot as of September 30, 2022. Sales per square foot inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF, arcades and non-retail stores.
(2)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-141

Retail – Regional Mall	Loan #14	Cut-off Date Balance:	$20,000,000
2034 Green Acres Road	Green Acres	Cut-off Date LTV:	54.5%
Valley Stream, NY 11581		UW NCF DSCR:	2.10x
		UW NOI Debt Yield:	13.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Green Acres Property:

Cash Flow Analysis
	2019	2020	2021	9/30/2022 TTM(1)	UW(1)	UW PSF
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	$27.84
Other Commercial Income(2)	$3,268,004	$2,784,950	$3,769,123	$4,016,903	$4,039,298	$1.94
Total Reimbursements	$22,054,115	$21,108,945	$22,240,864	$23,011,578	$25,461,533	$12.23
UW Adjustments	$0	$0	$0	$0	$339,465	$0.16
Other Revenue(2)	$769,425	$102,602	$95,907	$180,781	$23,686	$0.01
Less Vacancy & Credit Loss	($233,163)	($4,190,515)	$1,209,488	$112,688	($4,293,661)	($2.06)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13

Real Estate Taxes(3)	$16,640,651	$18,945,435	$19,324,183	$20,511,082	$22,941,251	$11.02
Insurance	$427,460	$483,723	$566,226	$621,042	$628,461	$0.30
Other Operating Expenses	$9,564,299	$8,577,978	$10,394,676	$10,680,037	$12,010,644	$5.77
Total Operating Expenses	$26,632,410	$28,007,136	$30,285,085	$31,812,161	$35,580,356	$17.10

Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03
Capital Expenditures	$0	$0	$0	$0	$455,855	$0.22
TI/LC	$0	$0	$0	$0	$1,113,906	$0.54
Net Cash Flow(4)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28

Occupancy %(5)	96.4%	89.8%	93.2%	97.7%	96.2%
NOI DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.17x
NCF DSCR(6)	2.41x	1.85x	2.11x	2.04x	2.10x
NOI Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	13.0%
NCF Debt Yield(6)	14.4%	11.1%	12.6%	12.2%	12.5%

(1)	Underwritten rents are higher than TTM Rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income. Other Revenue reflects the borrowers’ in-place miscellaneous income.
(3)	Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” above.
(4)	The historical financial statements for years 2019-2022 do not include the borrowers actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.
(5)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% leased based on the December 12, 2022 rent roll, including leases executed by the origination date of January 3, 2023. Historical occupancies include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(6)	Debt service coverage ratios and debt yields are based on the Green Acres Whole Loan

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-142

Mortgage Loan No. 15 – Boca Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Boca Raton, FL 33434
Original Balance:	$18,145,000			General Property Type:	Office
Cut-off Date Balance:	$18,145,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985 / 2018-2021
Borrower Sponsors:	Michael Kanoff and Sylvia Kanoff			Size:	81,637 SF
Guarantors:	Michael Kanoff and Sylvia Kanoff			Cut-off Date Balance PSF:	$222
Mortgage Rate:	6.7600%			Maturity Date Balance PSF:	$222
Note Date:	12/19/2022			Property Manager:	Berta Management of Florida
First Payment Date:	2/1/2023				Corp.
Maturity Date:	1/1/2033				(borrower-affiliated)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(1):	$1,996,413
Prepayment Provisions:	L(25),D(90),O(5)			UW NOI Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.0%
Additional Debt Type:	No			UW NCF DSCR:	1.51x
Additional Debt Balance:	NAP			Most Recent NOI(1):	$1,774,105 (9/30/2022 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,704,001 (12/31/2021)
Reserves				3rd Most Recent NOI:	$1,553,379 (12/31/2020)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.6% (10/31/2022)
RE Tax:	$73,933	$24,644	NAP	2nd Most Recent Occupancy:	90.0% (12/31/2021)
Insurance:	$118,116	$13,124	NAP	3rd Most Recent Occupancy:	87.4% (12/31/2020)
Replacement Reserves:	$0	$1,292	NAP	Appraised Value (as of):	$28,100,000 (10/27/2022)
TI/LC Reserves:	$400,000	$11,219	$400,000	Appraised Value PSF:	$344
Outstanding TI Allowance Reserve:	$71,580	$0	NAP	Cut-off Date LTV Ratio:	64.6%
Israel Bonds Free Rent Reserve:	$11,695	$0	NAP	Maturity Date LTV Ratio:	64.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,145,000	100.0%	Loan Payoff:	$12,650,997	69.7%
			Return of Equity:	$3,836,841	21.1%
			Closing Costs:	$981,838	5.4%
			Reserves:	$675,324	3.7%
Total Sources:	$18,145,000	100.0%	Total Uses:	$18,145,000	100.0%

(1)	The increase from 9/30/2022 TTM NOI to UW NOI is driven primarily by six new leases (AVG – UrgentVet Pet Clinic, KCL Solutions LLC, Development Corporation for Israel, RDKG LLC, Clausen Miller PC, and Art of Pilates LLC) totaling 10.3% of NRA and 11.9% of underwritten rent that commenced between January and December 2022.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Boca Corporate Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,145,000 and is secured by a first priority fee mortgage encumbering an 81,637 SF office property located in Boca Raton, Florida (the “Boca Corporate Center Property”).

The Borrowers and the Borrower Sponsors. The borrowers for the Boca Corporate Center Mortgage Loan comprise three tenants in common, CL 305 LLC, CL 100 LLC and CL 7777 Associates, L.P., each a Delaware limited liability company (with the exception of CL 7777 Associates, L.P., a Delaware limited partnership) and single-purpose entity with no independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are Michael Kanoff and Sylvia Kanoff. CL 100 LLC, which owns 32.1% of the Boca Corporate Center Property, is 100% owned by D.G.B. Realty Associates LLC, which is 50% owned by Michael Kanoff and 50% owned by Sol Kenigsberg. CL 305 LLC, which owns 39.7% of the Boca Corporate Center Property, is 100% owned by SK 305 LLC, which is 98.0% owned by Sylvia Kanoff and 2% owned by additional family members. CL 7777 Associates, L.P. which owns 28.2% of the Boca Corporate Center Property, is 100% owned by Michael Kanoff. Michael Kanoff is the managing member of each borrower. Michael Kanoff has over 50 years of experience owning and operating real estate. Michael Kanoff’s real estate portfolio has 13 office, retail and hospitality properties that are located in Florida and Virginia and collectively total more than 500,000 SF.

The Property. The Boca Corporate Center Property is comprised of a Class A, four-story office building totaling 73,017 SF and an adjacent single-story retail building totaling 8,620 SF, on an approximately 5.7 acre site located in Boca Raton, Florida with 366 parking spaces (4.5 spaces per 1,000 SF). The Boca Corporate Center Property was built in 1985, and between 2018 and 2021, the borrower invested approximately $1.1 million in renovations, with a new roof, lighting, painting, and remodeling of the courtyard, lobby and common areas of the office building. Approximately $2.2 million was also invested in tenant improvements between 2019 and 2021. The office building amenities include a professional receptionist, lobby, conference rooms, fully stocked kitchen, nightly cleaning service, and a copy, printer, and shredding room. As of October 31, 2022, the Boca Corporate Center Property was 87.6% leased to 28 tenants. Retail tenants account for approximately 14.7% of underwritten gross potential rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-143

Office – Suburban	Loan #15	Cut-off Date Balance:	$18,145,000
7775-7777 Glades Road	Boca Corporate Center	Cut-off Date LTV:	64.6%
Boca Raton, FL 33434		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.0%

Major Tenants.

Shapiro & Dector (17,896 SF, 21.9% of NRA, 18.5% of underwritten rent). Shapiro & Dector is a full-service litigation and transactional law firm headquartered in Boca Raton, Florida, representing clients nationwide. Shapiro & Dector currently has 23 attorneys on its staff. Shapiro & Dector has been a tenant at the Boca Corporate Center Property since 2003, has a lease expiration date of January 31, 2031 and has one, 5-year renewal option remaining.

Saxena White (12,798 SF, 15.7% of NRA, 16.1% of underwritten rent). Saxena White is a nationally certified women and minority-owned securities litigation firm specializing in representing institutional investors. Founded in 2006, Saxena White currently has 50 attorneys on its staff. Saxena White has been a tenant at the Boca Corporate Center Property since 2019, has a lease expiration date of November 30, 2029 and has one, 5-year renewal option remaining. Saxena White may terminate its lease on any of (i) November 30, 2026 with a termination fee of $463,932, (ii) November 30, 2027 with a termination fee of $318,446, or (iii) November 30, 2028 with a termination fee of $163,986, subject in each instance to 12 months prior written notice.

West Boca Executive Suites (9,046 SF, 11.1% of NRA, 12.0% of underwritten rent). West Boca Executive Suites is a local provider of premium office shared work space that provides services including a shared receptionist, fast internet speed, business phone lines and voicemail, and modern furniture. Customers also have access to conference room space. West Boca Executive Suites currently offers 29 suites to customers, with 27 currently occupied. West Boca Executive Suites is an affiliate of the borrower. West Boca Executive Suites has been a tenant at the Boca Corporate Center Property since 2008, has a lease expiration date of December 31, 2035 and has one, 5-year renewal option remaining.

The following table presents a summary regarding the major tenants at the Boca Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody's/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	% of Total Annual UW Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Shapiro & Dector	NR/NR/NR	17,896	21.9%	$417,810	$23.35	18.5%	1/31/2031	N	1 x 5 yr
Saxena White	NR/NR/NR	12,798	15.7%	$363,603	$28.41	16.1%	11/30/2029	Y(3)	1 x 5 yr
West Boca Executive Suites(4)	NR/NR/NR	9,046	11.1%	$271,380	$30.00	12.0%	12/31/2035	N	1 x 5 yr
Hawkins Construction Inc	NR/NR/NR	3,738	4.6%	$107,121	$28.66	4.8%	3/31/2024	N	1 x 4 yr
FedEx Office	NR/Baa2/BBB	3,642	4.5%	$160,248	$44.00	7.1%	12/31/2029	N	2 x 5 yr
Subtotal/Wtd. Avg.		47,120	57.7%	$1,320,162	$28.02	58.6%

Other Tenants		24,428	29.9%	$932,321	$38.17	41.4%
Vacant Space		10,089	12.4%	$0	$0.00	0.0%
Total/Wtd. Avg.(5)		81,637	100.0%	$2,252,483	$31.48	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Saxena White may terminate its lease on November 30, 2026 with a termination fee of $463,932, November 30, 2027 with a termination fee of $318,446, or November 30, 2028 with a termination fee of $163,986, subject in each instance to 12 months prior written notice.
(4)	West Boca Executive Suites is an affiliate of the borrower.
(5)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-144

Office – Suburban	Loan #15	Cut-off Date Balance:	$18,145,000
7775-7777 Glades Road	Boca Corporate Center	Cut-off Date LTV:	64.6%
Boca Raton, FL 33434		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover at the Boca Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2023	5	3,213	$36.61	3.9%	3.9%	$117,619	5.2%	5.2%
2024	7	7,679	$37.32	9.4%	13.3%	$286,592	12.7%	17.9%
2025	7	8,936	$37.15	10.9%	24.3%	$331,977	14.7%	32.7%
2026	1	976	$45.00	1.2%	25.5%	$43,920	1.9%	34.6%
2027	1	2,462	$26.78	3.0%	28.5%	$65,932	2.9%	37.6%
2028	1	1,422	$31.00	1.7%	30.2%	$44,082	2.0%	39.5%
2029	2	16,440	$31.86	20.1%	50.4%	$523,851	23.3%	62.8%
2030	1	1,092	$49.34	1.3%	51.7%	$53,879	2.4%	65.2%
2031	1	17896	$23.35	21.9%	73.6%	$417,810	18.5%	83.7%
2032	1	2,386	$40.00	2.9%	76.6%	$95,440	4.2%	88.0%
2033	0	0	$0.00	0.0%	76.6%	$0	0.0%	88.0%
2034 & Beyond	1	9,046	$30.00	11.1%	87.6%	$271,380	12.0%	100.0%
Vacant	0	10,089	$0.00	12.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	28	81,637	$31.48	100.0%		$2,252,483	100.0%

(1)	Information is based on the underwritten rent roll as of October 31, 2022.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Boca Corporate Center Property is located in Boca Raton, Florida, within the Boca Raton submarket of the Palm Beach County market. The Boca Corporate Center Property is located at the northeast corner of West Glades Roads and the Florida Turnpike, approximately 2.4 miles west of the Boca Raton CBD and 45.8 miles north of the Miami CBD. Major expressways in the neighborhood include the Florida Turnpike and Interstate 95. The neighborhood is comprised of single and multi-family developments. Nearby retail and hospitality include Marshalls and HomeGoods (approximately 0.5 miles southwest), Office Depot (0.4 miles west), Hilton Boca Raton Suites (0.3 miles south), and Holiday Inn Express Boca Raton-West (0.5 miles southwest). The Boca Corporate Center Property overlooks waterfront on the Boca West Golf Course, and is within 2 miles of the Boca Grove and Boca Lago golf courses. According to the appraisal, as of the second quarter of 2022, the Palm Beach County market had approximately 22.7 million SF of office space inventory, overall vacancy in the market was approximately 12.6% and asking rent was $42.67 PSF. According to the appraisal, as of the second quarter of 2022, the Boca Raton submarket had approximately 10.4 million SF of office space inventory, overall vacancy in the submarket was approximately 13.0% and asking rent was $40.52 PSF. According to the appraisal, the 2021 estimated population within a one-, three-, and five-mile radius of the Boca Corporate Center Property was 6,371, 105,859 and 252,444, respectively. The 2021 estimated average household income within a one-, three-, and five-mile radius of the Boca Corporate Center Property was $140,784, $115,514 and $116,821, respectively.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Boca Corporate Center Property:

Comparable Office Lease Summary
Subject/Location	Year Built	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF
Boca Corporate Center Property(1) Boca Raton, FL	1985	Shapiro & Dector	81,637	17,896	Feb. 2020	$23.35
Lynn Financial Center Boca Raton, FL	2009	Confidential	61,977	5,572	Nov. 2022	$36.00
Peninsula Executive Center II Boca Raton, FL	1999	Confidential	87,158	9,112	Nov. 2022	$32.00
Bank of America Plaza Boca Raton, FL	1980	Confidential	51,604	6,448	Nov. 2022	$32.00
Glades Twin Plaza Boca Raton, FL	1982	Confidential	49,150	4,777	Dec. 2022	$34.00
One Boca Place Boca Raton, FL	1986	Confidential	277,390	7,495	Nov. 2022	$37.00

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of October 31, 2022.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-145

Office – Suburban	Loan #15	Cut-off Date Balance:	$18,145,000
7775-7777 Glades Road	Boca Corporate Center	Cut-off Date LTV:	64.6%
Boca Raton, FL 33434		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.0%

The following table presents recent leasing data for retail tenants at comparable properties with respect to the Boca Corporate Center Property:

Comparable Retail Lease Summary
Subject/Location	Year Built	Tenant Name	Size (SF)	Lease Size (SF)	Lease Date	Rent PSF
Boca Corporate Center Property(1) Boca Raton, FL	1985	FedEx Office	81,637	3,642	Jan. 2020	$44.00
Boca Hamptons Plaza Boca Raton, FL	1986	Confidential	94,309	800	Nov. 2022	$20.00
Westwinds of Boca Boca Raton, FL	1992	Confidential	17,715	2,250	Nov. 2022	$60.00
Park Plaza West Boca Raton, FL	2001	Confidential	10,000	1,533	Nov. 2022	$18.00
Westwinds of Boca Boca Raton, FL	1992	Confidential	271,744	1,250	Nov. 2022	$60.00

Source: Appraisal, unless otherwise noted.

(1)	Information is based on the underwritten rent roll as of October 31, 2022.

The following table presents information relating to the appraisal’s market rent conclusion for the Boca Corporate Center Property:

Market Rent Summary
	Retail	Office
Market Rent	$45.00	$30.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Rent Increases Projection	3.0% per annum	3.0% per annum
Tenant Improvements (New/Renewal)	$15.00 / $0.00	$30.00 / $10.00
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Boca Corporate Center Property:

Cash Flow Analysis
	2018	2019	2020	2021	9/30/2022 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$1,862,351	$1,644,475	$1,880,385	$1,989,600	$2,073,590	$2,522,149	$30.89
Reimbursements	$750,849	$574,338	$663,614	$672,676	$706,753	$773,827	$9.48
Other Income(3)	$55,679	$26,246	$33,167	$28,261	$29,515	$29,515	$0.36
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($357,113)	($4.37)
Effective Gross Income	$2,668,879	$2,245,058	$2,577,166	$2,690,537	$2,809,858	$2,968,378	$36.36

Real Estate Taxes	$249,613	$299,822	$305,470	$302,981	$307,177	$279,554	$3.42
Insurance	$186,807	$148,210	$168,321	$173,542	$165,444	$186,096	$2.28
Other Expenses	$652,840	$597,669	$549,996	$510,013	$563,133	$506,316	$6.20
Total Expenses	$1,089,260	$1,045,701	$1,023,787	$986,536	$1,035,754	$971,966	$11.91

Net Operating Income	$1,579,619	$1,199,357	$1,553,379	$1,704,001	$1,774,105	$1,996,413	$24.45
Capital Expenditures	$0	$0	$0	$0	$0	$15,894	$0.19
TI/LC	$0	$0	$0	$0	$0	$102,240	$1.25
Net Cash Flow	$1,579,619	$1,199,357	$1,553,379	$1,704,001	$1,774,105	$1,878,279	$23.01

Occupancy %	69.5%	88.5%	87.4%	90.0%	87.6%(4)	89.9%(5)
NOI DSCR	1.27x	0.96x	1.25x	1.37x	1.43x	1.61x
NCF DSCR	1.27x	0.96x	1.25x	1.37x	1.43x	1.51x
NOI Debt Yield	8.7%	6.6%	8.6%	9.4%	9.8%	11.0%
NCF Debt Yield	8.7%	6.6%	8.6%	9.4%	9.8%	10.4%

(1)	The increase from 9/30/2022 TTM NOI to UW NOI is driven primarily by six new leases (AVG – UrgentVet Pet Clinic, KCL Solutions LLC, Development Corporation for Israel, RDKG LLC, Clausen Miller PC, and Art of Pilates LLC) totaling 10.3% of NRA and 11.9% of underwritten rent that commenced between January and December 2022.
(2)	UW Gross Potential Rent includes $89,459 of rent steps through December 2023.
(3)	Other Income is comprised of Parking Income and Miscellaneous Income.
(4)	9/30/2022 TTM Occupancy % is based on the underwritten rent roll dated October 31, 2022.
(5)	UW Occupancy % represents economic occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-146

BANK 2023-BNK45

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC (together with its affiliates, “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Wells Fargo and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is preliminary as of the date hereof. This material is subject to change, completion or amendment from time to time. The information in this material supersedes information in any other communication relating to the securities referred to in this material; provided, that the information in this material will be superseded by similar information delivered to you as part of a preliminary prospectus. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER OR, (IV) ARE PERSONS TO WHOM THIS MATERIAL MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH OF BOFA SECURITIES, INC., MORGAN STANLEY & CO. LLC, WELLS FARGO SECURITIES, LLC, ACADEMY SECURITIES, INC. AND DREXEL HAMILTON, LLC HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS MATERIAL MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-147